PROSPECTUS

$912,000,000 CLASS A-1 NOTES
$  48,000,000 CLASS A-2 NOTES
$  90,000,000 CLASS A-3 NOTES

HOUSEHOLD CONSUMER LOAN TRUST 1997-2
HOUSEHOLD CONSUMER LOAN ASSET BACKED NOTES, SERIES 1997-2

HOUSEHOLD FINANCE CORPORATION
SERVICER                  ---------------------------

The Household Consumer Loan Trust 1997-2 (the "Issuer") will be formed pursuant to a Trust Agreement, to be dated as of November 1, 1997 (the "Trust Agreement"), between Household Consumer Loan Corporation (the "Seller") and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee") and will issue four classes of Consumer Loan Asset Backed Notes (collectively, the "Notes") pursuant to an Indenture to be dated as of November 1, 1997 (the "Indenture") between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Issuer will also issue the Consumer Loan Asset Backed Certificates, Series 1997-2 (the "Certificates"). The Notes and Certificates will be issued with aggregate principal amounts as set forth herein. Only the Class A-1, Class A-2 and Class A-3 Notes (the "Class A Notes") are offered by this Prospectus. The Class B Notes and the Certificates will be sold privately to qualified institutional buyers or accredited investors (which may include an affiliate of the Seller), and unless otherwise registered with the Commission (as defined herein), any resale of such securities will be made to qualified institutional buyers or to accredited investors. The Notes and the Certificates are collectively referred to herein as the "Series 1997-2 Securities". The Class A-2, Class A-3, Class B Notes and the Certificates are subordinated to the extent described herein.

The Notes will be secured by a participation interest (the "Series 1997-2 Participation") in receivables held by Household Consumer Loan Deposit Trust I (the "Deposit Trust") and originated under certain fixed and variable rate revolving consumer credit lines (the "Credit Lines") and the collections thereon. The Deposit Trust was formed pursuant to a Pooling and Servicing Agreement dated as of September 1, 1995 among the Seller, Household Finance Corporation, as Servicer (the "Servicer") and The Chase Manhattan Bank, N.A., as trustee. Texas Commerce Bank National Association has succeeded The Chase Manhattan Bank, N.A., as trustee under the Pooling and Servicing Agreement and is referred to herein as the "Deposit Trustee".


Interest will accrue on the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes at floating rates equal to LIBOR (as defined herein) plus 0.18%, 0.29% and 0.40% per annum, respectively, in each case, subject to certain limitations as described herein. See "Description of the Securities -- Distributions on the Securities" herein. Payments of interest and principal on the Notes will be made on the fifteenth day of each month, or if any such day is not a Business Day, on the next succeeding Business Day, commencing in December 1997 (each, a "Payment Date").


There is currently no secondary market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. Application will be made to list the Class A Notes on the Luxembourg Stock Exchange. See "Risk Factors -- Limited Liquidity" herein.

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES, SEE "RISK FACTORS" ON PAGE 21 HEREIN.
                          ---------------------------

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF HOUSEHOLD CONSUMER LOAN CORPORATION, HOUSEHOLD FINANCE CORPORATION, THE DEPOSIT TRUSTEE, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT DESCRIBED HEREIN. NONE OF THE NOTES, THE SERIES 1997-2 PARTICIPATION, OR THE CREDIT LINES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------
                                                      PRICE TO              UNDERWRITING            PROCEEDS TO
                                                     PUBLIC(1)              DISCOUNT(2)             SELLER(2)(3)
---------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note...........................           100%                   0.175%                 99.825%
---------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note...........................           100%                   0.400%                 99.600%
---------------------------------------------------------------------------------------------------------------------
Per Class A-3 Note...........................           100%                   0.475%                 99.525%
---------------------------------------------------------------------------------------------------------------------
Total........................................      $1,050,000,000          $ 2,215,500            $1,047,784,500
---------------------------------------------------------------------------------------------------------------------



(1) Plus accrued interest, if any, from November 19, 1997.

(2) The Seller and Household Finance Corporation have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting expenses, estimated to be $950,000.
                          ---------------------------


The Class A Notes are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of such Class A Notes will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about November 19, 1997.

                          ---------------------------
J.P. MORGAN & CO.
                  LEHMAN BROTHERS
                                     MORGAN STANLEY DEAN WITTER
                                                  SALOMON BROTHERS INC
                          ---------------------------


The date of this Prospectus is November 7, 1997.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A NOTES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE CLASS A NOTES IN THE OPEN MARKET. SEE "UNDERWRITING."

     Until 90 days after the date of this Prospectus, all dealers effecting transactions in the Class A Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of a Prospectus or, provided certain procedural requirements are satisfied, a Prospectus in an electronic format.

     The address and telephone number of the Seller, the originator of the Deposit Trust, is 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1347. The address and telephone number of the Owner Trustee to the Issuer is 1201 Market Street, Wilmington, Delaware 19801, (302) 428-3375.

                             AVAILABLE INFORMATION

     The Seller, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement, the amendments thereof and the exhibits thereto, may be obtained from the Public Reference Section of the Commission's Washington Offices and while the Class A Notes are listed on the Luxembourg Stock Exchange, at the offices of the Luxembourg Paying Agent (as defined herein), in each case, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with the Commission on behalf of the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus and prior to the termination of the offering of the Class A Notes made hereby shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Seller will provide without charge to each person to whom this Prospectus is delivered, on the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in such documents). Requests should be directed in writing to Household Consumer Loan Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary. While the Class A Notes are listed on the Luxembourg Stock Exchange, copies may also be obtained at the offices of the Luxembourg Stock Exchange.

                             FINANCIAL INFORMATION

     The Seller has determined that its financial statements are not material to the offering made hereby.

     The Issuer will be formed to hold the Series 1997-2 Participation and to issue the Notes and Certificates. The Issuer will have no assets or obligations prior to the issuance of the Notes and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Issuer are included in this Prospectus.

                           REPORTS TO THE NOTEHOLDERS

     Unless and until Replacement Notes (as defined herein) are issued, the Issuer will provide monthly and annual reports concerning the Notes to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, the Luxembourg Paying Agent, if any, and upon request, to Participants (as defined herein). See "Description of the Securities -- Reports to Noteholders" and "Description of the Deposit Trust -- Evidence as to Compliance" herein. Such reports may be made available to the owners of the Notes (the "Note Owners") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Issuer does not intend to provide any financial information to any holder of the Notes which has been examined and reported upon, with an opinion expressed, by an independent public accountant. The Servicer will file with the Commission such periodic reports with respect to the Issuer as are required by the 1934 Act, and the rules, regulations or orders of the Commission thereunder.

                               TABLE OF CONTENTS

CAPTION                                            PAGE
-------                                            ----
Prospectus Summary.............................      4
Risk Factors...................................     21
  Limited Liquidity............................     21
  Difficulty in Pledging.......................     21
  Potential Delays in Receipt of
    Distributions..............................     21
  Nature of Underlying Assets..................     21
  Cash Flow Considerations.....................     21
  Prepayment Considerations....................     22
  Note Rating..................................     22
  Changes in Loan Terms and Finance Charges....     22
  Discounted Principal Receivables.............     22
  Sale of Assets; Insolvency Considerations....     23
  Legal Considerations.........................     24
  Generation of Additional Receivables;
    Dependency on Borrower Repayments..........     25
  Series 1997-2 Participation..................     25
  Social, Legal, Economic and Other Factors....     25
Deposit Trust Risk Factors.....................     25
  Issuance of Additional Series; Voting
    Power......................................     25
  Addition of Assets to the Deposit Trust......     26
The Seller and Subservicers....................     27
The Servicer...................................     27
Use of Proceeds................................     28
The HFC Revolving Consumer Credit Lines........     28
  General......................................     28
  Underwriting Procedures Relating to the
    Revolving Consumer Credit Lines............     28
  Revolving Consumer Credit Line Terms.........     29
  Servicing of Revolving Consumer Credit
    Lines......................................     31
Revolving Consumer Credit Line Delinquency
  Experience for the Portfolio.................     33
Revolving Consumer Credit Line Gross Charge-Off
  Experience for the Portfolio.................     34
Revolving Consumer Credit Line Revenue
  Experience for the Portfolio.................     34
The Revolving Consumer Credit Lines............     35
The Series 1997-2 Participation................     43
  General......................................     43
  Conveyance and Performance of the Series
    1997-2 Participation.......................     43
Maturity and Prepayment Considerations.........     44
Description of the Deposit Trust...............     48
  General......................................     49
  Assignment of Receivables....................     50
  Representations and Warranties...............     51
  Transfer of Seller's Interest; Additional
    Sellers and Originators....................     53
  Additions of Credit Lines....................     53
  Removal of Deposit Trust Assets..............     54
  Discount Option..............................     54
  Amendments to Credit Line Agreements.........     54
  Payments on Credit Lines; Deposits to
    Collection Account.........................     55
  Allocations and Collections..................     55
  Collection and Other Servicing Procedures....     56
  Servicing Compensation and Payment of
    Expenses...................................     57
  Evidence as to Compliance....................     57
  Certain Matters Regarding the Servicer and
    the Seller.................................     57
  Servicer Defaults............................     58
  Rights Upon a Servicer Default...............     59

CAPTION                                            PAGE
-------                                            ----
  Amendment....................................     59
  Exercise of Rights by Holders of Series
    Participation Interests....................     60
  The Deposit Trustee..........................     60
  Certain Activities...........................     60
  Distributions on the Series 1997-2
    Participation..............................     61
Description of the Securities..................     61
  General......................................     61
  Distributions on the Securities..............     62
  Early Amortization Period....................     67
  Maturity.....................................     68
  Reports to Noteholders.......................     68
  Events of Default; Rights Upon Event of
    Default....................................     68
  Certain Covenants............................     70
  Annual Compliance Statement..................     70
  Satisfaction and Discharge of Indenture......     70
  Modification of Indenture....................     70
  Certain Matters Regarding the Indenture
    Trustee and the Issuer.....................     71
  Duties of the Indenture Trustee..............     71
  Actions in Respect of Series 1997-2
    Participation..............................     72
  Resignation of Indenture Trustee.............     72
  Registration of Notes........................     72
  Administration Agreement.....................     75
Description of the Receivables Purchase
  Agreement....................................     75
  Sale of Receivables..........................     75
  Representations and Warranties...............     76
  Certain Covenants............................     76
  Amendments...................................     76
  Sale of Credit Line Agreements...............     76
  Termination..................................     77
Certain Legal Aspects of the Receivables.......     77
  Transfer of Receivables......................     77
  Certain Matters Relating to Insolvency.......     77
  Consumer Protection Laws.....................     79
  Potential Legislation........................     79
  "Due-on-Sale" Clauses........................     80
  Environmental Legislation....................     80
Certain Federal and State Income Tax
  Consequences.................................     81
  General......................................     81
  Tax Characterization of The Deposit Trust and
    The Issuer.................................     81
  The Notes....................................     82
  State and Local Income and Franchise Tax
    Consequences...............................     84
ERISA Considerations...........................     84
  General......................................     84
  Prohibited Transactions and Fiduciary Duty...     84
  Plan Asset Regulation........................     85
  Review by Plan Fiduciaries...................     86
Underwriting...................................     86
Legal Matters..................................     86
Additional Information.........................     87
Index of Defined Terms.........................     88
Global Clearance, Settlement and Tax
  Documentation Procedures.....................    A-1
  Initial Settlement...........................    A-1
  Secondary Market Trading.....................    A-1
  Certain U.S. Federal Income Tax Documentation
    Requirements...............................    A-3

                               PROSPECTUS SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index of Defined Terms for the location of the definitions of certain capitalized terms.

ISSUER...........................    The Household Consumer Loan Trust 1997-2
                                     (the "Issuer"), a Delaware business trust to be formed by the Seller and the Owner
                                     Trustee pursuant to the Trust Agreement
                                     (the "Trust Agreement").

SECURITIES ISSUED BY THE
ISSUER...........................    The Class A-1 Notes, Class A-2 Notes, Class
                                     A-3 Notes, Class B Notes and the
                                     Certificates. The Notes will be issued
                                     pursuant to the Indenture and will be
                                     secured by the Trust Assets (as defined
                                     below). Pursuant to the terms of the
                                     Indenture, the Class B Notes will be
                                     subordinate to the Class A Notes, the Class
                                     A-3 Notes will be subordinate to the Class
                                     A-2 and Class A-1 Notes and the Class A-2
                                     Notes will be subordinate to the Class A-1
                                     Notes. The Certificates will be issued by the Issuer pursuant to the Trust Agreement.
                                     The Certificates will be subordinate to the Notes pursuant to the terms of the Indenture.

                                     The Notes represent obligations solely of the Issuer and do not represent interests in or obligations of the Seller, the Servicer, the Deposit Trustee, the Owner Trustee, the Indenture Trustee or any affiliate thereof, except to the extent described herein. None of the Notes, the Series 1997-2 Participation or the Credit Lines are insured or guaranteed by any governmental agency or instrumentality. Only the Class A Notes are offered hereby.

  A. THE CLASS A-1 NOTES.........    $912,000,000 Consumer Loan Asset Backed
                                     Notes, Series 1997-2 (the "Class A-1
                                     Notes").

     THE CLASS A-2 NOTES.........    $48,000,000 Consumer Loan Asset Backed
                                     Notes, Series 1997-2 (the "Class A-2
                                     Notes").

     THE CLASS A-3 NOTES.........    $90,000,000 Consumer Loan Asset Backed
                                     Notes, Series 1997-2 (the "Class A-3
                                     Notes").

                                     Collectively, the Class A-1 Notes, Class
                                     A-2 Notes and the Class A-3 Notes are
                                     referred to herein as the "Class A Notes".
                                     The Class A Notes will be issued pursuant to the Indenture (the "Indenture") between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee").

  B. THE CLASS B NOTES...........    $57,000,000 Consumer Loan Asset Backed
                                     Notes, Series 1997-2 (the "Class B Notes").
                                     The Class B Notes will be issued pursuant to the Indenture and are not offered hereby.

  C. THE CERTIFICATES............    $42,000,000 Consumer Loan Asset Backed
                                     Certificates, Series 1997-2 (the
                                     "Certificates"). The Certificates will be issued pursuant to the Trust Agreement and are not offered hereby. The Certificates will represent fractional undivided beneficial interests in the Issuer.

TRUST ASSETS.....................    The "Trust Assets" include (i) a
                                     participation interest (the "Series 1997-2
                                     Participation") in (x) the Receivables
                                     arising under the Credit Lines and the
                                     proceeds thereof, and (y) the preferred
                                     stock of the Seller held by the Deposit
                                     Trustee (the "Preferred Stock") and (ii) monies on deposit in certain accounts of the Issuer for the benefit of Securityholders. In addition to the Trust
                                     Assets, as described herein, payments to Noteholders will be supported by the Overcollateralization Amount, the subordination of certain classes of Notes to other classes of Notes and by the subordination of the Certificates to the Notes. See "Description of the Deposit
                                     Trust" herein for a description of the
                                     Preferred Stock of the Seller held by the Deposit Trust.

SELLER...........................    Household Consumer Loan Corporation is a
                                     corporation organized under the laws of the State of Nevada and is a wholly-owned special purpose subsidiary of Household
                                     Finance Corporation ("HFC"). The Seller
                                     purchases Receivables from the Subservicers
                                     (as defined below). The Seller then sells the Receivables and all rights with respect thereto to the Deposit Trust. See
                                     "Description of the Deposit Trust --
                                     Assignment of Receivables" herein.

DEPOSIT TRUST....................    Household Consumer Loan Deposit Trust I
                                     (the "Deposit Trust") is a common law
                                     trust. Texas Commerce Bank National
                                     Association acts as trustee for the Deposit
                                     Trust. The Deposit Trust previously issued participation interests in the pool of Receivables in connection with the issuance of other series of asset-backed securities.
                                     It is expected that the Deposit Trust will issue additional participation interests from time to time (each participation interest, a "Series Participation
                                     Interest"). Each Series Participation
                                     Interest will be issued in connection with the issuance of a series of securities
                                     (each, a "Series"). See "Annex II: Prior
                                     Issuance of Series Participation Interests" for a summary of the Series Participation
                                     Interests previously issued by the Deposit
                                     Trust. A participation interest was also issued to the Seller (the "Seller's
                                     Interest") which at any point in time
                                     represents the entire undivided beneficial interest in the Deposit Trust not represented by the outstanding Series
                                     Participation Interests.

                                     The Series 1997-2 Participation will be the only Series Participation Interest held by the Issuer.

SERVICER.........................    HFC, a subsidiary of Household
                                     International, Inc., is the servicer of the Credit Lines pursuant to the Pooling and Servicing Agreement dated as of September
                                     1, 1995 (the "Pooling and Servicing
                                     Agreement") among the Seller, the Deposit
                                     Trustee and the Servicer. Each Credit Line is subserviced by the appropriate
                                     Subservicer (as defined below) on behalf of HFC as Servicer.

SUBSERVICERS.....................    Household Realty Corporation, Household
                                     Finance Corporation of California,
                                     Household Finance Corporation II, Household
                                     Finance Corporation III, Household Finance
                                     Industrial Loan

                                     Company, Household Finance Realty
                                     Corporation of New York, Household
                                     Financial Center Inc., Household Finance
                                     Corporation of Alabama, Household Finance
                                     Corporation of Nevada, Household Finance
                                     Realty Corporation of Nevada, Household
                                     Industrial Loan Company of Kentucky,
                                     Household Finance Industrial Loan Company of Iowa, Household Finance Consumer Discount Company, Household Industrial Finance Company and Mortgage One Corporation (collectively, the
                                     "Subservicers" and each individually, a
                                     "Subservicer"), are wholly-owned
                                     subsidiaries of HFC, licensed to make and service consumer loans in the states in which the Credit Lines were originated. The Subservicers originated the Credit Lines or purchased them from third parties.

ADMINISTRATOR....................    HFC is the Administrator pursuant to an
                                     Administration Agreement to be dated as of November 1, 1997 (the "Administration
                                     Agreement") among HFC, the Seller, the
                                     Issuer and the Owner Trustee. Pursuant to the Administration Agreement, HFC will perform certain duties of the Issuer, the Owner Trustee and the Seller under the Indenture and the Trust Agreement. See
                                     "Description of the
                                     Securities -- Administration Agreement"
                                     herein.

THE CREDIT LINES.................    The Credit Lines which generate the
                                     Receivables held by the Deposit Trust
                                     consist of a portion of the total pool of revolving consumer credit lines originated or purchased by the Subservicers (and any other consumer lending affiliates of HFC that become Subservicers) from time to time
                                     (the "Portfolio"). The Credit Lines are
                                     designated to the Deposit Trust and are
                                     required to satisfy the criteria set forth in the Pooling and Servicing Agreement for Eligible Credit Lines (as defined herein).
                                     The Receivables arising under each Credit
                                     Line, whether existing on the applicable
                                     Cut-Off Date (as defined herein) for such Receivables or thereafter generated have been or will be sold by the Subservicers to the Seller, which has sold or will sell such Receivables to the Deposit Trust.

                                     The Credit Lines are not being sold or
                                     transferred to the Seller or to the Deposit
                                     Trust and will continue to be held and
                                     administered by the Subservicers. See "Risk
                                     Factors -- Change in Loan Terms and Finance
                                     Charges", "Description of the Deposit Trust
                                     -- Assignment of Receivables", "Description of the Receivables Purchase Agreement -- Sale of Receivables" herein.

                                     The Seller entered into a receivables
                                     purchase agreement dated as of September 1, 1995 (the "Initial Cut-Off Date"), with certain of the Subservicers and as of August 1, 1997 entered into an amendment to such agreement pursuant to which an additional wholly-owned subsidiary of HFC may sell Receivables to the Seller (as amended, the "Receivables Purchase Agreement"). The Seller may enter into further amendments or other similar agreements with affiliates of HFC from time to time. On September 28, 1995 (the "Initial Issuance Date"), pursuant to the Receivables Purchase Agreement,
                                     Subservicers
                                     sold to the Seller all of their respective rights, title and interest in the Receivables existing under the Credit Lines designated to the Deposit Trust as of the Initial Cut-Off Date (the "Initial Credit Lines", and such Receivables outstanding under the Initial Credit Lines as of the Initial Cut-Off Date, the "Initial Receivables"). Each Subservicer has sold and will continue to sell to the Seller all of its right, title and interest in new Principal Receivables and Finance Charge and Administrative Receivables arising under the Initial Credit Lines from time to time.

                                     Pursuant to the Pooling and Servicing
                                     Agreement, all Receivables which arise
                                     under the Credit Lines will be purchased by the Seller from the Subservicers and will be sold to the Deposit Trust. Subject to certain limitations and conditions, the Seller expects to continue to add Receivables to the Deposit Trust from time to time. To do so, the Seller may designate additional Credit Lines, the Receivables of which will be purchased from a Subservicer and assigned by the Seller to the Deposit Trust. Such additional Credit Lines may include New Credit Lines and Additional Credit Lines (each, as defined herein). Since the Initial Cut-Off Date, the Seller has conveyed to the Deposit Trust the Receivables arising in certain Additional Credit Lines in accordance with the provisions of the Pooling and Servicing Agreement. All Receivables arising under Credit Lines designated to the Deposit Trust, whether existing at the time such Credit Lines are designated, or subsequently generated, will be conveyed to the Deposit Trust. The Seller will also have the right, in certain circumstances, to remove certain Credit Lines and the Receivables arising thereunder from the Deposit Trust, in which case, no further interest in Receivables arising under such Credit Lines will be transferred to the Deposit Trust (the "Removed Credit Lines"). See "Description of the Deposit Trust -- Additions of Credit Lines" and "-- Removal of Deposit Trust Assets".

THE RECEIVABLES..................    The Receivables include (a) all periodic
                                     finance charges, and other amounts as
                                     described in the Series 1997-2 Supplement
                                     (as defined herein) (as increased by any Principal Discount) (the "Finance Charge
                                     Receivables"), (b) all administrative fees and late charges and all other fees or charges billed to obligors on the Credit
                                     Lines (the "Administrative Receivables" and together with the Finance Charge
                                     Receivables, the "Finance Charge and
                                     Administrative Receivables") and (c) all amounts owed by obligors under the Credit
                                     Line Agreements (as defined herein) and
                                     other amounts in respect of principal as described in the Series 1997-2 Supplement
                                     (as decreased by any Principal Discount)
                                     (the "Principal Receivables").

                                     Recoveries (as defined below) attributed to Defaulted Credit Lines (as defined below) will be treated as collections of Finance Charge Receivables. Finance Charge and Administrative Receivables and Principal Receivables will be allocated to the Series 1997-2 Participation in accordance with the applicable

                                     Allocation Percentage (as defined herein) for the related Collection Period. Finance charges are assessed on Principal Receivables and on certain of the Finance Charge Receivables at rates determined by the Subservicers with respect to the respective Credit Lines generated by each such party. As of the close of business on September 30, 1997 (the "Series 1997-2 Cut-Off Date"), the interest rates on the Receivables ranged from 0.00% to 36.00% with a weighted average interest rate (by principal balance) of 19.46%. As of the Series 1997-2 Cut-Off Date, the average principal balance of the Credit Lines designated to the Deposit Trust was $6,131.23.

                                     Pursuant to the option to discount
                                     receivables contained in the Pooling and Servicing Agreement (see "Description of the Deposit Trust -- Discount Option"), the Seller has the option to designate or redesignate a fixed percentage of each Principal Receivable assigned to the Deposit Trust as a finance charge receivable (the "Principal Discount"). As of the date of this Prospectus, the Seller has not elected to exercise such option with respect to the Receivables; however, it may do so at any time in the future. In the event of such election, such percentage designated by the Seller is the "Discount Percentage." The Discount Percentage may be designated by the Seller at any time, and once designated, may be increased, decreased or withdrawn by the Seller. The Principal Discount may apply to Principal Receivables assigned to the Deposit Trust prior to, on or after the date the Seller makes such designation or redesignation. When the Discount Option has been elected, the Discount Percentage of Principal Receivables will instead be treated as Finance Charge and Administrative Receivables, and the Discount Percentage of all collections of Receivables that would otherwise be Principal Receivables will be applied as collections of Finance Charge and Administrative Receivables. The applicable Allocation Percentage of such discounted amount treated as Finance Charge and Administrative Receivables will be available to make distributions of the Participation Pass-Through Rate and Defaulted Amounts allocated to the Series 1997-2 Participation. See "Risk Factors -- Discounted Principal Receivables" herein. If such election is made, as described in this Prospectus, all references herein to Principal Receivables or Finance Charge Receivables, or collections with respect thereto, are deemed in the case of Receivables assigned to the Deposit Trust to refer to such Receivables, or collections with respect thereto, as defined above, after application of the Principal Discount. In such event, references in this Prospectus to Principal Receivables or Finance Charge Receivables, or collections with respect thereto, are deemed in the case of Receivables assigned to the Deposit Trust prior to such election to refer to such Receivables, or collections with respect thereto, without application of a Discount Percentage. All historical and current data herein regarding credit lines and receivables is presented without adjustment for a Principal Discount.

                                     The amount of Receivables will fluctuate from day to day as new Receivables are generated and sold by the Subservicers to the Seller and then by the Seller to the Deposit Trust, and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted.

                                     The amount represented by the Series 1997-2
                                     Participation will not increase as a result of additional Principal Receivables being generated under any designated Credit Line ("Additional Balances"). Additional
                                     Balances and Receivables attributable to
                                     Aggregate Additional Credit Lines exceeding the amount of reinvested collections for the Series 1997-2 Participation and all other Series Participation Interests will be reflected in the principal balance of the Seller's Interest. However, the principal balance of the Series 1997-2 Participation will be adjusted to reflect payments made on the Series 1997-2 Participation.

                                     The aggregate amount of Receivables in the Deposit Trust on the Series 1997-2 Cut-Off Date was $4,278,341,258.64 of which
                                     $4,127,807,129.41 were Principal
                                     Receivables and $150,534,129.23 were
                                     Finance Charge and Administrative
                                     Receivables.

                                     With respect to any date, the "Pool
                                     Balance" will be equal to the aggregate of the Principal Balances of all Credit Lines as of such date. The "Principal Balance" of a Credit Line on any day is equal to its principal balance on the date the Credit Line is designated to the Deposit Trust (each such date, a "Cut-Off Date"), plus
                                     (i) any Additional Balance in respect of such Credit Line, minus (ii) all Principal Collections credited against the Principal Balance prior to such day, minus (iii) all related Defaulted Amounts, and plus or minus (iv) any correcting adjustments. Notwithstanding the above, the Principal Balance of Receivables for a Defaulted Credit Line shall be zero. With respect to any Distribution Date, a "Defaulted Credit Line" is a defaulted Credit Line as to which the Servicer has charged off all of the related Principal Balance during the related Collection Period. A "Defaulted Amount" is the amount equal to the Principal Balance of a Defaulted Credit Line that the Servicer has charged off on its servicing records in such Collection Period.

SERIES 1997-2 PARTICIPATION......    Pursuant to the Series 1997-2 Supplement,
                                     the Seller will convey the Series 1997-2
                                     Participation to the Issuer. The Series
                                     1997-2 Participation shall initially be
                                     $1,200,000,000 (the "Initial Series 1997-2
                                     Participation Invested Amount").
                                     Thereafter, the "Series 1997-2
                                     Participation Invested Amount" with respect to any date will be an amount equal to the Initial Series 1997-2 Participation
                                     Invested Amount minus the sum of the Series
                                     1997-2 Participation Principal Distribution
                                     Amount (as defined herein) paid for all
                                     Distribution Dates and the Defaulted
                                     Amounts allocated to the Series 1997-2
                                     Participation during the related and all prior Collection Periods that have not been included in the Series 1997-2 Participation
                                     Principal

                                     Distribution Amount on the current or any prior Distribution Date.

                                     The Series 1997-2 Participation will be
                                     entitled to receive a percentage of the
                                     Interest Collections (which shall include
                                     Recoveries), Principal Collections or Net
                                     Principal Collections (as defined below) and Defaulted Amounts received or incurred during each Collection Period. With respect to any Collection Period prior to the occurrence of an Amortization Event, Interest Collections and Defaulted Amounts allocated to the Series 1997-2 Participation will be based upon the Floating Allocation Percentage.

                                     With respect to any Collection Period
                                     during an Early Amortization Period,
                                     Interest Collections will be allocated to the Series 1997-2 Participation based upon the Fixed Allocation Percentage. However, Defaulted Amounts allocated to the Series 1997-2 Participation with respect to any Collection Period after an Amortization Event shall continue to be made based upon the Floating Allocation Percentage. Interest Collections with respect to any Collection Period will be distributable to the Issuer as holder of the Series 1997-2 Participation as described under "Remittance on the Series 1997-2 Participation." Allocated Interest
                                     Collections not so distributed will be
                                     distributable to the Seller.

                                     With respect to any Collection Period prior to the Accelerated Amortization Date or the commencement of an Early Amortization Period, Principal Collections will be allocated to the Series 1997-2 Participation based upon the greater of:
                                     (i) the Floating Allocation Percentage of
                                     Net Principal Collections (as defined
                                     below) or (ii) the Minimum Principal
                                     Amount. With respect to any Collection
                                     Period after the Accelerated Amortization
                                     Date or during the Early Amortization
                                     Period, the Series 1997-2 Participation
                                     will be entitled to Principal Collections based upon the Fixed Allocation Percentage.

                                     For any Distribution Date, the Fixed
                                     Allocation Percentage applicable to
                                     Principal Collections may be different than the Fixed Allocation Percentage applicable to Interest Collections if an Amortization Event occurs after the Accelerated Amortization Date.

                                     "Net Principal Collections" will equal the excess, if any, of Principal Collections for the related Collection Period, minus Additional Balances sold to the Deposit Trust during any Collection Period. If there is no excess, Net Principal Collections will equal zero.

                                     The Floating Allocation Percentage and the
                                     Fixed Allocation Percentage are defined
                                     herein under "Description of the Deposit
                                     Trust -- Allocations and Collections". The
                                     Minimum Principal Amount is defined herein under "Description of the Deposit
                                     Trust -- Distributions on the Series 1997-2
                                     Participation".

COLLECTIONS......................    All collections on the Receivables will be
                                     allocated by the Servicer as payments on Credit Lines in accordance with the terms of the Credit Line Agreements. See
                                     "Description of the Deposit
                                     Trust -- Allocations and Collections"
                                     herein.

                                     As to any Payment Date, "Interest
                                     Collections" will be equal to the sum of
                                     (i) the amounts collected during the
                                     related Collection Period in respect of
                                     Finance Charge and Administrative
                                     Receivables, including Recoveries and (ii) the interest portion of the Transfer Price (as defined herein) received in the event the Series 1997-2 Participation is reassigned to the Seller, reduced, if HFC is no longer the Servicer, by the Servicing Fee for such Collection Period.

                                     As to any Payment Date, "Principal
                                     Collections" will be equal to the sum of
                                     (i) the amounts collected during the
                                     related Collection Period in respect of
                                     Principal Receivables (other than the
                                     principal portion of any Recoveries), and
                                     (ii) the principal portion of the price
                                     received for any repurchased Receivable and the Transfer Price.

                                     As to any Payment Date, the "Collection
                                     Period" is the calendar month preceding the month of such Payment Date.

                                     On the Business Day prior to each Payment
                                     Date, the Servicer will deposit the
                                     remittances to be made on the Series 1997-2
                                     Participation for such Payment Date into an account (the "Collection Account") established and maintained by the Deposit Trustee under the Pooling and Servicing Agreement.

ACCELERATED AMORTIZATION DATE....    The "Accelerated Amortization Date" is
                                     October 31, 2002.

EARLY AMORTIZATION PERIOD........    An Early Amortization Period will begin
                                     with the first day of the Collection Period in which an Amortization Event has occurred and will continue until the unpaid principal balance of the Series 1997-2
                                     Participation is zero. "Amortization
                                     Events" will include, but are not limited to:

                                     (a) failure of the Seller to observe
                                     certain covenants;

                                     (b) certain breaches of representations and warranties;

                                     (c) the occurrence of certain events of
                                         bankruptcy, insolvency or receivership
                                         related to the Seller or the Servicer;

                                     (d) the Deposit Trust or the Issuer becomes
                                         an investment company under the
                                         Investment Company Act of 1940;

                                     (e) a Servicer Default occurs under the
                                         Pooling and Servicing Agreement;

                                     (f) the percentage (averaged over any three
                                         consecutive months) obtained by
                                         dividing i) the Overcollateralization
                                         Amount by ii) the outstanding unpaid
                                         principal balance of the Series 1997-2
                                         Participation, is reduced below 4.25%;
                                         and

                                     (g) the portion of the Seller's Trust
                                         Amount owned by Household Consumer Loan
                                         Corporation is reduced below 1.01% of
                                         the aggregate invested amounts or
                                         certificate principal
                                        balances, as specified in each Series
                                        Supplement to the Pooling and Servicing
                                        Agreement for all outstanding Series
                                        Participation Interests.

                                     See "Description of the Securities -- Early
                                     Amortization Period."

REMITTANCE ON THE SERIES 1997-2
  PARTICIPATION..................    On each Distribution Date the Deposit Trust
                                     will make the following remittances to the Indenture Trustee in respect of collections during the preceding Collection Period:

     INTEREST....................    An amount will be remitted to the Indenture
                                     Trustee on behalf of the Issuer from the applicable Allocation Percentage of
                                     Interest Collections for the preceding
                                     Collection Period equal to the amount
                                     accrued at the Participation Pass-Through
                                     Rate on the unpaid principal balance of the Series 1997-2 Participation. The
                                     "Participation Pass-Through Rate" for each
                                     Distribution Date is a per annum rate equal to Prime Rate (as defined herein), less
                                     1.50%, subject to a minimum rate equal to a per annum rate which will result in an amount sufficient to pay the full amount of interest due on the Notes and to make a full distribution on the Certificates at the Certificate Rate, plus one-twelfth of the Series 1997-2 Participation Invested
                                     Amount, multiplied for each Distribution
                                     Date occurring prior to December 1998, by 1.50%, and for each Distribution Date occurring in December 1998 or thereafter, by 0.25% (the "Series 1997-2 Participation
                                     Interest Distribution Amount").

     PRINCIPAL...................    An amount will be remitted to the Indenture
                                     Trustee on behalf of the Issuer equal to the sum of the applicable Allocation
                                     Percentage of Principal Collections, or
                                     during any Collection Period prior to the Accelerated Amortization Date or commencement of an Early Amortization
                                     Period, equal to the sum of (a) the greater of: (i) the Floating Allocation Percentage of Net Principal Collections or (ii) the
                                     Minimum Principal Amount, as defined
                                     herein, and (b) to the extent of the
                                     applicable Allocation Percentage of
                                     Interest Collections remaining after
                                     providing for the distribution of the
                                     Participation Pass-Through Rate on the
                                     Series 1997-2 Participation, Defaulted
                                     Amounts and the amount of any Defaulted
                                     Amounts previously allocated to the Series
                                     1997-2 Participation that have not been
                                     included in the Series 1997-2 Principal
                                     Distribution Amount on any prior
                                     Distribution Date (the "Series 1997-2
                                     Participation Principal Distribution
                                     Amount").

SECURITIES INTEREST..............    Interest on each class of Notes will be
                                     payable monthly on the fifteenth day of
                                     each month or, if such day is not a
                                     Business Day (as defined herein), on the next succeeding Business Day (each, a "Payment Date"), commencing in December
                                     1997, in an amount equal to interest
                                     accrued during the related Interest Period
                                     (as defined below) at the applicable Note
                                     Rate on the Security Balance for the
                                     related class of Notes. The applicable
                                     "Note Rate" for an Interest Period will be the per annum rate equal to the sum of (a) the London interbank offered rate for one-month United States dollar deposits
                                     ("LIBOR"),
                                     determined as specified herein, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR
                                     Business Days prior to the Closing Date, in the case of the first Interest Period) and
                                     (b) 0.18% per annum with respect to the
                                     Class A-1 Notes, 0.29% per annum with
                                     respect to the Class A-2 Notes, 0.40% per annum with respect to the Class A-3 Notes and a rate specified in the Indenture not to exceed 0.875% per annum in respect of the Class B Notes. The Note Rate for each class is subject to a maximum rate as described under "Description of the
                                     Securities -- Distributions on the
                                     Securities" herein. Interest on the Notes in respect of any Payment Date will accrue from (and including) the preceding Payment
                                     Date (or in the case of the first Payment
                                     Date, from the date of the initial issuance of the Notes (the "Closing Date")) through
                                     (and including) the day preceding such
                                     Payment Date (each such period, an
                                     "Interest Period") on the basis of a
                                     360-day year and the actual number of days in such Interest Period. See "Description of the Securities -- Distributions on the Securities". Interest for any Payment Date due but not paid on such Payment Date shall bear interest, to the extent permitted by applicable law, at the related Note Rate until paid. Failure to pay interest in full on any Payment Date after expiration of the applicable grace period is an Event of Default under the Indenture.



                                     Distributions on Certificates will be
                                     payable monthly on each Payment Date,
                                     commencing in December 1997, at the
                                     Certificate Rate on the Security Balance of the Certificates for the related Interest Period. The "Certificate Rate" will generally equal the sum of (a) LIBOR (calculated in the manner described above for the Class A and Class B Notes for such Interest Period) and (b) the rate specified in the Trust Agreement not to exceed 1.25% per annum, subject to certain limitations as described herein under "Description of the Securities -- Distributions on the Securities." The Certificate Rate will accrue on any amounts distributable in payment of the Certificate Rate, but not paid on any monthly Payment Date.


SECURITIES PRINCIPAL.............    On each Payment Date, to the extent funds
                                     are available therefor, other than the
                                     Payment Date in November 2007 (the "Final
                                     Payment Date"), principal payments will be due and payable on the Notes and distributions will be due on the Certificates in respective amounts described below under "Allocation of
                                     Remittances on the Series 1997-2
                                     Participation".

                                     On the Final Payment Date, principal will be due and payable on the Notes in an amount equal to the Security Balance thereof on such Payment Date.

                                     In addition, on any Payment Date, to the extent of funds available therefor, Noteholders will also be entitled to receive principal payments in respect of the Accelerated Principal Payment Amount as described in this Prospectus Summary under "Allocation of Remittances on the Series 1997-2 Participation".

                                     In no event will principal payments on the Notes on any Payment Date exceed the Security Balance thereof on such date.

ALLOCATION OF REMITTANCES ON THE
SERIES 1997-2 PARTICIPATION......    The majority of the defined terms used in
                                     this Allocation of Remittances on the
                                     Series 1997-2 Participation are defined
                                     beginning on page 64 under "Description of the Securities -- Distributions on the Securities -- Allocations of Remittances on the Series 1997-2 Participation".

                                     Except as provided below, on each Payment
                                     Date other than a Payment Date occurring after an Event of Default, remittances on the Series 1997-2 Participation will be allocated in the following order of priority:

                                          (i) sequentially, as payment for the
                                         amount of interest due on the Class A-1
                                         Notes, Class A-2 Notes, Class A-3 Notes
                                         and Class B Notes;

                                          (ii) except as otherwise specified
                                         below, to the Certificates on behalf of
                                         the Issuer, as payment of the amount
                                         distributable in respect of the
                                         Certificate Rate on the Security
                                         Balance of the Certificates and
                                         previously unpaid;

                                          (iii) sequentially, up to the Optimum
                                         Monthly Principal:

                                               (a) to the Class A-1 Notes until
                                            the Security Balance of the Class
                                            A-1 Notes equals the Class A-1
                                            Targeted Principal Balance,

                                               (b) to the Class A-2 Notes until
                                            the Security Balance of the Class
                                            A-2 Notes equals the Class A-2
                                            Targeted Principal Balance, to the
                                            extent the Adjusted Security Balance
                                            of the Class A-2 Notes is not
                                            reduced below the Minimum Security
                                            Balance for the Class A-2 Notes,

                                               (c) to the Class A-3 Notes until
                                            the Security Balance of the Class
                                            A-3 Notes equals the Class A-3
                                            Targeted Principal Balance, to the
                                            extent the Adjusted Security Balance
                                            of the Class A-3 Notes is not
                                            reduced below the Minimum Security
                                            Balance for the Class A-3 Notes, and

                                               (d) to the Class B Notes until
                                            the Security Balance of the Class B
                                            Notes equals the Class B Targeted
                                            Principal Balance, to the extent the
                                            Adjusted Security Balance of the
                                            Class B Notes is not reduced below
                                            the Minimum Security Balance for the
                                            Class B Notes;

                                          (iv) to the Certificates, up to the
                                         remaining Optimum Monthly Principal
                                         until the Security Balance of the
                                         Certificates equals the Certificate
                                         Targeted Balance, to the extent the
                                         Adjusted Security Balance of the
                                         Certificates is not reduced below
                                         $14,000,000;

                                          (v) to the Seller, in reduction of the
                                         Overcollateralization Amount, up to the
                                         remaining Optimum Monthly Principal
                                         provided the Overcollateralization
                                         Amount is not less than $17,000,000;

                                          (vi) as principal on the Notes,
                                         sequentially, up to the Accelerated
                                         Principal Payment Amount for such
                                         Payment Date:

                                               (a) to the Class A-1 Notes until
                                            the Security Balance of the Class
                                            A-1 Notes equals the Class A-1
                                            Targeted Principal Balance,

                                               (b) to the Class A-2 Notes until
                                            the Security Balance of the Class
                                            A-2 Notes equals the Class A-2
                                            Targeted Principal Balance, to the
                                            extent the Adjusted Security Balance
                                            of the Class A-2 Notes is not
                                            reduced below the Minimum Security
                                            Balance for the Class A-2 Notes,

                                               (c) to the Class A-3 Notes until
                                            the Security Balance of the Class
                                            A-3 Notes equals the Class A-3
                                            Targeted Principal Balance, to the
                                            extent the Adjusted Security Balance
                                            of the Class A-3 Notes is not
                                            reduced below the Minimum Security
                                            Balance for the Class A-3 Notes,

                                               (d) to the Class B Notes until
                                            the Security Balance of the Class B
                                            Notes equals the Class B Targeted
                                            Principal Balance, to the extent the
                                            Adjusted Security Balance of the
                                            Class B Notes is not reduced below
                                            the Minimum Security Balance for the
                                            Class B Notes,

                                               (e) to the Class A-1 Notes until
                                            the Security Balance of the Class
                                            A-1 Notes equals zero,

                                               (f) to the Class A-2 Notes until
                                            the Security Balance of the Class
                                            A-2 Notes equals zero,

                                               (g) to the Class A-3 Notes until
                                            the Security Balance of the Class
                                            A-3 Notes equals zero, and

                                               (h) to the Class B Notes until
                                            the Security Balance of the Class B
                                            Notes equals zero;

                                          (vii) as principal on the Notes,
                                         sequentially, up to the remaining
                                         Optimum Monthly Principal for such
                                         Payment Date:

                                               (a) to the Class A-1 Notes until
                                            the Security Balance of the Class
                                            A-1 Notes equals zero,

                                               (b) to the Class A-2 Notes until
                                            the Security Balance of the Class
                                            A-2 Notes equals zero,

                                               (c) to the Class A-3 Notes until
                                            the Security Balance of the Class
                                            A-3 Notes equals zero, and

                                               (d) to the Class B Notes until
                                            the Security Balance of the Class B
                                            Notes equals zero;

                                          (viii) to the Certificates, up to the
                                         remaining Optimum Monthly Principal
                                         until the Security Balance of the
                                         Certificates equals the Certificate
                                         Minimum Balance, or if the Series
                                         1997-2 Participation Invested Amount is
                                         zero, then to the Certificates until
                                         the Security Balance of the
                                         Certificates equals zero;

                                          (ix) to the Seller in reduction of the
                                         Overcollateralization Amount to an
                                         amount not less than zero, the
                                         remaining Optimum Monthly Principal;
                                         and

                                          (x) any remaining amounts to the
                                         Seller.

                                     In the event (a) immediately prior to a
                                     Distribution Date the Series 1997-2
                                     Participation Invested Amount is less than the aggregate Security Balance of the Class A and Class B Notes immediately prior to the related Payment Date, or (b) the remittances on the Series 1997-2 Participation for a Payment Date is less than the aggregate amount to be paid pursuant to clauses (i) and (ii) above, the amount to be paid pursuant to clause (ii) above will be paid only after payments are made on the Notes pursuant to clause (iii).

OVERCOLLATERALIZATION AMOUNT.....    As of the Closing Date, the
                                     Overcollateralization Amount is equal to
                                     $51,000,000 (the "Initial
                                     Overcollateralization Amount") or 4.25%
                                     (the "Initial Overcollateralization
                                     Percentage") of the Initial Series 1997-2
                                     Participation Invested Amount. For each
                                     Payment Date, the "Overcollateralization
                                     Amount" equals the amount by which the
                                     Series 1997-2 Participation Invested Amount exceeds the aggregate Security Balance of the Series 1997-2 Securities, in each case after giving effect to distributions on such Payment Date. For each Payment Date, the "Accelerated Principal Payment Amount" is equal to the lesser of (i) the amount by which the remittance on the Series 1997-2
                                     Participation exceeds the sum of (a) the amount to be distributed on the Notes with respect to interest and the Certificates with respect to the Certificate Rate on such Payment Date and (b) the Optimum
                                     Monthly Principal for such Payment Date and
                                     (ii) one-twelfth of the Series 1997-2
                                     Participation Invested Amount, multiplied for each Payment Date occurring prior to December 1998, by 1.50%, and for each Payment Date occurring in December 1998 or thereafter, by 0.25%. The distribution of Accelerated Principal Payment Amounts, if any, to Noteholders will increase the Overcollateralization Amount. The
                                     Overcollateralization Amount will be
                                     available to absorb any Defaulted Amounts that are allocated to Noteholders and not covered by distributions on the Series
                                     1997-2 Securities. See "Description of the
                                     Securities -- Distributions on the
                                     Securities -- Overcollateralization Amount" herein.

ISSUANCE OF ADDITIONAL SERIES....    Five Series were previously issued through
                                     the sale of Series Participation Interests in the Receivables of the Deposit Trust.

                                     See "Annex II: Prior Issuance of Series
                                     Participation Interests" for a summary of the Series Participation Interests previously issued by the Deposit Trust. Additional Series are expected to be issued from time to time through the sale of additional Series Participation Interests to new issuers. It is anticipated that the securities of other Series will have expected final payment dates, rapid amortization dates, amortization periods, non-amortization periods, accelerated amortization periods and periods during which the principal amount of such securities is accumulated in a principal funding account or paid to holders of such securities which differ from those for the Series 1997-2 Securities.

                                     Accordingly, each Series may have entirely different methods for calculating the amount and timing of principal and interest distributions to securityholders and Series Enhancements (as defined below) and may utilize other methods for determining the portion of collections allocable to such securityholders and Series Enhancements. See "Deposit Trust Risk Factors."

                                     "Series Enhancement" means any letter of credit, surety bond, subordinated interest in the trust assets, collateral invested amount, collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement for the benefit of holders of interests in a Series.

DENOMINATIONS....................    The Notes will be issued in the aggregate
                                     principal amounts set forth on the cover page hereof, in fully registered denominations of $100,000 and integral multiples of $1,000 in excess thereof.

REGISTRATION OF NOTES............    The Notes will initially be issued in
                                     book-entry form. Persons acquiring
                                     beneficial ownership interests in the Notes
                                     ("Note Owners") may elect to hold their
                                     Notes through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in
                                     Europe. Transfers within DTC, Cedel or
                                     Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.

                                     Cross-market transfers between persons
                                     holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of Cedel or Euroclear, respectively, and each a participating member of DTC. So long as the Notes are in book-entry form, such Notes will be evidenced by one or more Notes registered in the name of CEDE & Co., the nominee of DTC. The interests of the Note Owners will be represented by book-entries on the records of DTC and participating members thereof. Notes will be available in definitive form only under the limited circumstances described herein. All references in this Prospectus to "Holders" or "Noteholders" shall be deemed, unless the context clearly requires otherwise, to refer to CEDE & Co., as nominee of DTC. See "Risk Factors" and "Description of the Securities -- Registration of Notes" herein.

RECORD DATE......................    The last day preceding a Payment Date, or
                                     if the Notes are no longer book-entry
                                     securities, the last day of a month
                                     preceding a Payment Date.

SERVICING........................    The Servicer will be responsible for
                                     servicing and managing the Credit Lines and making collections on the Receivables. Each
                                     Credit Line will be subserviced by the
                                     appropriate Subservicer on behalf of HFC, as Servicer. The Servicer will cause
                                     Interest Collections and Principal
                                     Collections to be deposited into the
                                     Collection Account, except as described
                                     herein. On the fifth Business Day prior to any Payment Date (the "Determination
                                     Date"), the Servicer will calculate, and instruct the Deposit Trust, the Issuer and the Indenture Trustee regarding the amounts to be paid to the Noteholders with respect to the related Collection Period. See
                                     "Description of the Securities --
                                     Distributions on the Securities."

                                     As long as HFC is the Servicer it will
                                     receive, or be entitled to retain on behalf of itself and the Subservicers, a portion of the Interest Collections remaining after distribution of the Series 1997-2 Participation Interest Distribution Amount and the Series 1997-2 Participation Principal Distribution Amount a monthly servicing fee (the "Servicing Fee") attributable to the Series 1997-2 Participation in the amount of 2.00% per annum of the Series 1997-2 Participation Invested Amount as of the end of the related Collection Period. See "Description of the Deposit Trust -- Servicing Compensation and Payment of Expenses." In certain limited circumstances, the Servicer may resign or be removed under the Pooling and Servicing Agreement, in which event either the Deposit Trustee or, so long as it meets certain eligibility standards as set forth in the Pooling and Servicing Agreement, a third-party servicer will be appointed as a successor Servicer. In such event, the Servicing Fee will be paid to the successor Servicer from Interest Collections prior to any distributions on the Series 1997-2 Participation. See "Description of the Deposit Trust -- Certain Matters Regarding the Servicer and the Seller."

                                     If the Servicer fails to comply with
                                     certain representations, warranties or
                                     covenants with respect to any Credit Line and such noncompliance is not cured within a specified period and has a material adverse effect on the Noteholders, or if certain events of insolvency occur with respect to the Servicer, the Deposit Trustee may appoint a successor Servicer. See "Description of the Deposit Trust -- Assignment of Receivables."

FINAL PAYMENT OF PRINCIPAL;
TERMINATION......................    The Notes will mature on the earlier of the
                                     date the Notes are paid in full or on the Payment Date occurring in November 2007. In addition, the Issuer of the Notes will pay the Notes in full upon the exercise by the Seller of its option to purchase the Series 1997-2
                                     Participation after the aggregate Security
                                     Balance of the Series 1997-2 Securities is reduced to an amount less than or equal to $114,900,000 (10% of the initial aggregate
                                     Security Balance of the Series 1997-2
                                     Securities). See "Description of the
                                     Securities -- Maturity."

MANDATORY RETRANSFER OF CERTAIN
  RECEIVABLES....................    The Seller will make certain
                                     representations and warranties with respect to the Trust Assets, the Credit Lines and the Receivables. If the Seller breaches certain of its representations and warranties with respect to any Receivable, then depending upon the representation or warranty breached, if such breach has a material adverse effect on the interest of the Noteholders and the persons holding the Certificates ("Certificateholders") and is not cured within the specified period, such Receivable will be removed from the Deposit
                                     Trust and assigned to the Seller for
                                     reassignment to the related Subservicer.

TAX STATUS.......................    Special tax counsel to the Seller is of the
                                     opinion that under existing law, the Class
                                     A Notes will be characterized as
                                     indebtedness, and neither the Deposit Trust nor the Issuer will be characterized as an association (or publicly traded partnership) taxable as a corporation. The
                                     Seller, the Indenture Trustee, the Owner
                                     Trustee and the Class A Noteholders will agree to treat the Class A Notes as indebtedness for all federal, state and local income and franchise tax purposes.
                                     See "Certain Federal and State Income Tax
                                     Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS.............    Generally a pension or an employee benefit
                                     plan (a "Plan") subject to the requirements of the Employee Retirement Income Security
                                     Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended
                                     (the "Code") is permitted to purchase
                                     instruments like the Notes that are debt under applicable state law and have no "substantial equity features" without reference to the prohibited transaction requirements of ERISA and the Code, absent certain circumstances described in "ERISA
                                     Considerations" herein.

                                     In the opinion of ERISA Counsel (as defined herein), the Class A Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Class A Notes are deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer will hold plan assets by reason of a Plan's investment in the Class A Notes. Any Plan fiduciary considering whether to purchase any Class A Notes on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein.

RISK FACTORS.....................    Certain risks related to the Notes, the
                                     Credit Lines, the Receivables, the Deposit
                                     Trust and the Issuer are set forth in "Risk
                                     Factors" and "Deposit Trust Risk Factors" herein.

                                     Among the factors described in such
                                     sections are considerations related to: the book-entry registration of the Notes, the amortization rate of outstanding Receivables, the maturity of the Credit Lines, the servicing and administration of the Credit Lines, the insolvency of the Seller and Servicer, the dilution in voting power upon issuance of additional Series Participation Interests in the Deposit Trust, and the effect of adding additional receivables to the Deposit Trust.

LISTING..........................    Application will be made to list the Class
                                     A Notes on the Luxembourg Stock Exchange.

RATING...........................    It is a condition to the issuance of the
                                     Class A Notes that they be rated in at
                                     least the rating category specified below
                                     (or its equivalent) by at least two
                                     nationally recognized statistical rating organizations:

                                                   Class A-1.........................    "AAA"
                                                   Class A-2.........................     "AA"
                                                   Class A-3.........................      "A"

                                     The ratings of the Class A Notes are based primarily on the value of the Receivables, the credit quality of HFC and the terms of the Class A Notes. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies.

                                  RISK FACTORS

     LIMITED LIQUIDITY. Application will be made to list the Class A Notes on the Luxembourg Stock Exchange. There is currently no market for the Class A Notes and while the Underwriters currently intend to make a market in the Class A Notes, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Class A Notes with liquidity of investment or that it will continue while the Class A Notes remain outstanding.

     Issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Notes for which they cannot obtain physical certificates. See "Description of the Securities -- Registration of Notes" herein.

     DIFFICULTY IN PLEDGING. Since transactions in the Notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Note Owner to pledge a Note to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Notes, may be limited due to lack of a physical certificate representing the Notes. See "Description of the Securities -- Registration of Notes" herein.

     POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS. Note Owners may experience some delay in their receipt of distributions of interest and principal on the Notes since such distributions will be forwarded by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Note Owners either directly or indirectly through indirect participants. Such delays will decrease the yield to the Note Owners from the Notes. See "Description of the Securities -- Registration of Notes" herein.

     NATURE OF UNDERLYING ASSETS. Payment of the Minimum Monthly Payment with respect to the Principal Balance of a Personal Unsecured Credit Line (as defined herein) is not expected to fully amortize such Principal Balance during the life of the borrower. The Principal Balances of Personal Unsecured Credit Lines may be declared due and payable upon the death of any borrower with respect to such Credit Lines; however, the Subservicers may continue to accept payments made on such Credit Lines. With respect to Personal Homeowner Credit Lines (as defined herein), the Minimum Monthly Payment is not, in most instances, expected to be sufficient to fully amortize the Principal Balance of a Personal Homeowner Credit Line prior to maturity. As a result, a borrower under a Personal Homeowner Credit Line will generally be required to make a balloon payment to repay the principal amount of the Credit Line at its maturity. The ability to make such a payment may be dependent on the ability of a borrower to refinance the balance due on the Credit Line. An increase in interest rates over the Loan Rate applicable at the time the Credit Line was originated may have an adverse effect on the borrower's ability to pay the required Minimum Monthly Payment. In addition, such an increase in interest rates may reduce the borrower's ability to refinance and to pay the balance of a Personal Homeowner Credit Line at its maturity. A borrower's payment in any month may be as low as the interest payment for such month or as high as the entire outstanding principal balance (plus accrued interest, any insurance premium and any outstanding Administrative Receivables).

     CASH FLOW CONSIDERATIONS. Collections on the Credit Lines may vary because, among other things, borrowers may make payments during any month (other than the month in which the Credit Line matures) as low as the Minimum Monthly Payment for such month or as high as the outstanding balance plus accrued interest thereon. Collections on the Credit Lines may also vary due to seasonal purchasing and payment habits of borrowers.

     Minimum Monthly Payments will generally at least equal and may exceed accrued interest. However, such payments will not result in a significant reduction in the principal balance of the Credit Lines. Although historically, most borrowers pay down all or part of their outstanding principal balances prior to maturity, borrowers are under no obligation to do so and, in the event such balances have not been substantially paid down prior to maturity, some borrowers may find themselves unable to make the required final payment.

     Most of the Credit Lines will not mature prior to the maturity date of the Notes. It has been HFC's experience and is expected to continue to be the case that borrowers will prepay the Receivables at a sufficient rate to retire the Notes prior to their maturity date, but no assurance can be given in this respect.

     PREPAYMENT CONSIDERATIONS. All of the Credit Lines may be prepaid in whole or in part at any time. Neither the Seller nor HFC is aware of any publicly generated studies or statistics available on the rate of prepayment of such consumer loans. Generally, consumer loans are not viewed by borrowers as permanent financing. Accordingly, the Credit Lines can be expected to prepay prior to their maturities. On the other hand, because the Credit Lines are not fully amortizing, in the absence of voluntary borrower prepayments, the Credit Lines could experience much slower rates of principal payment than fully amortizing loans. Actual prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates and the availability of alternative financing (including from HFC or any of its affiliates). As described under "-- Changes in Loan Terms and Finance Charges" below, HFC and the Subservicers implemented a rate increase in 1997 with respect to certain of the Personal Unsecured Credit Lines. Additional rate increases with respect to some or all of the Credit Lines may also be made in the future. Such increases may result in a greater rate of prepayment and delinquency with respect to the affected Credit Lines. However, as the ability of a borrower to pay depends upon a number of factors, HFC and the Subservicers cannot predict the change in prepayments and delinquencies that may result due to a rate change. It is expected that the aggregate yield on the Credit Lines will increase as a result of such rate changes. The amount by which the aggregate yield may increase cannot be predicted.

     NOTE RATING. The ratings of the Notes will depend primarily on an assessment by the Rating Agencies of the underlying Credit Lines, the continued ability of the Subservicers to originate and assign the Receivables to the Seller, and the protection afforded to Noteholders by the subordination of certain classes of the Notes, the Certificates and the Overcollateralization Amount. The ratings assigned by the Rating Agencies are not recommendations to purchase, hold or sell the Notes, as such ratings do not consider the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn if in the judgment of the Rating Agencies future circumstances so warrant, including a change in the credit ratings of HFC, or the ability of the Subservicers to originate and assign additional Receivables to the Seller.

     CHANGES IN LOAN TERMS AND FINANCE CHARGES. Pursuant to the Receivables Purchase Agreement, the related Subservicer transfers Receivables and not the related Credit Lines to the Seller. Consequently, pursuant to the Pooling and Servicing Agreement, the Seller will not be transferring the Credit Lines to the Deposit Trust but only the Receivables arising under the Credit Lines. As holders of the Credit Lines, the Subservicers will have the right to determine the annual percentage rates and the fees which will be applicable from time to time to the Credit Lines, to alter the Minimum Monthly Payment required under the Credit Lines and to change various other terms with respect to the Credit Lines.

     There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Subservicers to change customer finance charges or take other actions which would change the terms of the Credit Lines. HFC and the Subservicers implemented a rate increase during 1997 with respect to certain of the Personal Unsecured Credit Lines. Additional rate increases with respect to some or all of the Credit Lines may also be made in the future. Such increases will be imposed only where state law permits and may be made with respect to some or all of the Credit Lines originated in a state. Any rate change will be implemented by increasing the Margin (for Variable Rate Credit Lines) and the Loan Rate (for Fixed Rate Credit Lines). The actual amount of the increase with respect to particular Credit Lines may be limited by state law, the applicable Credit Line Agreement or due to competitive considerations.

     DISCOUNTED PRINCIPAL RECEIVABLES. Under the Pooling and Servicing Agreement, the Seller has the right at any time to designate or redesignate a fixed percentage (the "Discount Percentage") of the amount of Principal Receivables assigned to the Deposit Trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge and Administrative Receivables. Subject to the satisfaction of certain conditions, such designation may be increased, decreased or withdrawn with respect to such Receivables. Any applicable designation will increase the percentage of collections on the Receivables that are allocated to Finance Charge and Administrative Collections. Any such designation should also decrease the likelihood of the occurrence of an Amortization Event. However, a designation will also reduce the aggregate amount of receivables available to the

Seller to sell to the Deposit Trust, which may increase the likelihood that the Seller will not be able to add Principal Receivables to the Deposit Trust.

     SALE OF ASSETS; INSOLVENCY CONSIDERATIONS. The Subservicers each warrant in the Receivables Purchase Agreement that the transfers of all Receivables to the Seller are valid sales and assignments of such Receivables. The Subservicers have filed, and will file appropriate Uniform Commercial Code ("UCC") financing statements to evidence such sales and perfect the Seller's right, title and interest to and in such Receivables. The Seller warrants in the Pooling and Servicing Agreement that its transfers of the Receivables to the Deposit Trust are either valid sales and assignments or the grant to the Deposit Trust of a security interest in all such Receivables. The Seller has warranted that if the transfers to the Deposit Trust are deemed to be a grant of a security interest in the Receivables, the Deposit Trust will have a first priority perfected security interest therein. The Deposit Trust warrants that the Issuer will either be the owner of or have a first priority perfected security interest in the Series 1997-2 Participation. The Issuer will pledge all its rights in the Series 1997-2 Participation to the Indenture Trustee on behalf of the Noteholders.

     Each of the Subservicers and the Seller believes that the transfers of the Receivables pursuant to the Receivables Purchase Agreement are true sales of the Receivables. The Seller believes that each transfer of Receivables pursuant to the Pooling and Servicing Agreement is either a true sale or a grant to the Deposit Trust of a security interest in all such Receivables. However, in the event of an insolvency of a Subservicer and/or the Seller, it is possible that a receiver, conservator or trustee in bankruptcy could, under the federal bankruptcy laws, challenge the Seller's and/or the Deposit Trust's right to the Receivables and the Issuer's beneficial interest in the Receivables. In such event, delays in payments on the Notes and reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency".

     In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and if no Servicer Default other than such bankruptcy or insolvency-related Servicer Default exists, the bankruptcy trustee or receiver may have the power to prevent the Deposit Trustee from appointing a successor Servicer. If a conservator, receiver or trustee in bankruptcy were appointed for a Subservicer, or if certain other events occur relating to the bankruptcy, receivership or insolvency of the Seller (such events with respect to the Seller, an "Insolvency Event"), new Receivables would not be transferred by the Seller to the Deposit Trust. In the event of an Insolvency Event with respect to the Seller, the Deposit Trustee would cause a liquidation of the Receivables held by the Deposit Trust (unless holders of Series Participation Interests aggregating more than 50% of the aggregate unpaid principal amount of all Series Participation Interests instruct otherwise and provided that a receiver, conservator or trustee in bankruptcy for the Seller does not order a sale despite such instructions not to sell), which would cause an early retirement of the Notes. The entire proceeds of such sale or liquidation of Receivables will be treated as collections of Receivables and allocated accordingly among the Series Participation Interests. The Receivables may have limited liquidity and there can be no assurance that any can be sold for an amount which equals or exceeds the outstanding principal amount thereof. In the case of the Notes, such proceeds allocable to the Noteholders will be applied as described in "Description of the Securities -- Distributions on the Securities". See "Description of the Securities -- Early Amortization Period" for a discussion of other events which might lead to the commencement of an Early Amortization Period. Upon the occurrence of an Amortization Event, if a receiver, conservator or trustee in bankruptcy is appointed for a Subservicer or the Seller, and no Amortization Event other than such appointment or respective insolvency of such Subservicer or Seller exists, the receiver, conservator or trustee may have the power to prevent the early sale or disposition of the Receivables and the commencement of the Early Amortization Period. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency".

     The Seller may, by agreement with the Deposit Trustee and the Owner Trustee, amend the Pooling and Servicing Agreement and the Trust Agreement to eliminate the provisions for dissolution of the trusts created thereby upon an Insolvency Event of the Seller if it is determined, based upon an opinion of tax counsel, that such provisions are no longer necessary to sustain the tax treatment of those trusts. See "Description of the Deposit Trust -- Amendment."

     While HFC is the Servicer, cash collections held by HFC may, subject to certain conditions, be commingled and used for the benefit of HFC prior to each Distribution Date. In the event of the insolvency or receivership of

HFC or, in certain circumstances, the lapse of certain time periods, the Deposit Trust and the Issuer and Indenture Trustee may not have perfected security interests in such collections. Unless otherwise agreed to by each nationally recognized statistical rating organization selected by the Seller to rate the interests of any Series or class, as specified in the applicable prospectus (each, a "Rating Agency"), if the commercial paper rating of HFC is reduced below A-1 or P-1 by the applicable Rating Agency, HFC will, within five Business Days, be required to commence the deposit of collections directly into the Collection Account within two Business Days of the day of processing.

     As a business corporation, the Seller may be made the subject of a bankruptcy or similar state law proceeding in appropriate circumstances. The Seller will not engage in any activities except the transactions described herein and as contemplated by the Receivables Purchase Agreement, the Trust Agreement, the Pooling and Servicing Agreement and the Series 1997-2 Supplement and similar transactions and activities incidental to, or necessary or convenient to accomplish, the foregoing. The Seller does not have any current intention to file a voluntary petition under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), or any similar applicable state law.

     Application of federal and state bankruptcy and debtor relief laws to any obligors could affect the ability of the Noteholders to recover their full investment if such laws result in any Receivables being written off as uncollectible and the total of the Defaulted Amounts exceeds funds available from the Overcollateralization Amount and the amounts otherwise distributable on the Certificates.

     LEGAL CONSIDERATIONS. The Credit Lines and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws which may be enacted and court rulings (including, but not limited to, federal or state interest rate caps on consumer loans), may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Credit Lines or Receivables.

     Pursuant to the Pooling and Servicing Agreement, if the interest of the Deposit Trust, and consequently the Noteholders, in a Receivable is materially and adversely affected by the failure of the related Credit Line to comply in all material respects with applicable requirements of law, all Receivables in the affected Credit Line will be reassigned to the Seller, or, in some circumstances, to the Servicer. Pursuant to the Pooling and Servicing Agreement, the Seller makes certain other representations and warranties relating to the validity and enforceability of the Credit Lines and the Receivables. However, it is not anticipated that the Deposit Trustee or Indenture Trustee will make any examination of the Credit Line Agreements or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy, if any such representation or warranty is breached and such breach has a material adverse effect on the interest of Noteholders in any Receivable and continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Seller or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Seller may be obligated to accept the reassignment of the entire Deposit Trust portfolio. See "Description of the Deposit Trust -- Representations and Warranties".

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Subservicers. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Credit Lines and Receivables. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Subservicers to collect all or part of the principal of or interest on the Credit Lines, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Subservicers, Seller and possibly the Deposit Trust to damages and administrative enforcement.

     The Credit Lines will also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Credit Lines and related Credit Line Agreements; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit

Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Subservicers and the Deposit Trust to collect all or part of the principal of or interest on the Credit Lines and in addition could subject the Subservicers, and possibly the Seller or the Deposit Trust, to damages and administrative enforcement.

     GENERATION OF ADDITIONAL RECEIVABLES; DEPENDENCY ON BORROWER
REPAYMENTS. The full payment of the Security Balance of each class of Notes is dependent on borrower repayments. A decrease in the effective yield on the Receivables due to, among other things, an increase in the level of delinquencies could result in decreased protection to Noteholders against defaults under the Credit Lines. Further, the Receivables may be paid at any time by the obligors thereof and there is no assurance that there will be additional Receivables created under the Credit Lines, that Receivables will be added to the Deposit Trust or that any particular pattern of borrower repayments will occur.

     SERIES 1997-2 PARTICIPATION. The Trust Assets consist primarily of the Series 1997-2 Participation, which is an undivided beneficial interest in the Receivables held by the Deposit Trust. As a beneficial interest, it does not grant the Owner Trustee, the Indenture Trustee or the Noteholders any direct rights with respect to the Receivables. Rather, it grants the Issuer, on behalf of the Certificateholders, rights against the Deposit Trust which the Issuer has pledged to the Indenture Trustee on behalf of the Noteholders. The Deposit Trustee has covenanted that it will enforce its rights and perform its covenants under the Pooling and Servicing Agreement and will cause the Seller to enforce its rights and perform its covenants under the Receivables Purchase Agreement. In the event the Issuer lacks sufficient funds to make payments due Noteholders, and such lack of funds does not result from a default by the Servicer, Seller, Owner Trustee or Deposit Trustee, there will be no recourse under the Pooling and Servicing Agreement other than to rely upon the Servicer to pursue the remedies available under the Credit Lines against obligors. Although it is expected that the payment in final reduction of the Series 1997-2 Participation will occur prior to the Distribution Date in November 2007, no assurance can be given in this respect, and failure to receive final payment by such date will not by itself create any additional rights or remedies under the Series 1997-2 Participation. In the event final payment in reduction of the Series 1997-2 Participation is not made by such date, an Event of Default will occur under the Indenture. See "Description of the Securities -- Events of Default" herein. Further, in the event of a bankruptcy of the Seller or the Deposit Trust, delays or reductions in payments on the Series 1997-2 Participation and other adverse consequences could result. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency."

     SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS. Changes in borrowing and payment patterns by borrowers result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels, tax law changes and relative interest rates. The Seller and the Subservicers are unable to determine and have no basis to predict whether or to what extent tax law changes or other economic or social factors will affect credit line use or repayment patterns. See "The Revolving Consumer Credit Lines." As of the date of this Prospectus, 20.79% (by Principal Balance) of the Receivables were generated under Credit Lines originated by Subservicer branch offices located in California. In the event economic conditions in a geographic area representing a higher portion of the Pool Balance (such as California) are weaker than other areas of the country, a higher rate of delinquency and/or charge-off may result.

                           DEPOSIT TRUST RISK FACTORS

     ISSUANCE OF ADDITIONAL SERIES; VOTING POWER. The Issuer's principal asset will be the Series 1997-2 Participation in the cash flows on the Receivables held by the Deposit Trust. The Series 1997-2 Participation represents an undivided beneficial interest in the Interest Collections (which include Recoveries) and Principal Collections received during each Collection Period.

     The Seller has caused five Series Participation Interests in the Deposit Trust to be sold to support five Series of asset-backed securities. It is expected that the principal balance of one of those Series Participation Interests will be reduced to zero prior to issuance of the Notes. The Seller is expected to cause additional trusts to be formed from time to time to issue additional Series of Household Consumer Loan Asset Backed Notes or other securities. Series Participation Interests in the assets of the Deposit Trust are expected to be the primary or sole assets supporting those securities. The terms of each Series Participation Interest, and therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of any other Series, including the Series 1997-2 Securityholders. Such terms may include methods for determining applicable participation percentages and allocating collections and provisions creating different or additional security or other credit enhancements. The obligation of the Deposit Trustee to issue any Series Participation Interest supporting a new trust and Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Notes of any outstanding Series or class with respect to which it is a Rating Agency (the notification in writing by each Rating Agency to the Seller, the Servicer and the Deposit Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition") and (b) the Seller shall have delivered to the Deposit Trustee a certificate of any authorized officer to the effect that, in the reasonable belief of the Seller, such issuance will not have an Adverse Effect.

     The rights of the holders of each Series to direct the voting of the related Series Participation Interest will be governed by the documents pursuant to which such additional Series are issued and may be different from such provisions relating to the Series 1997-2 Participation. It is not expected that the holders of the Series 1997-2 Securities will hold voting power sufficient to direct any action with respect to the Deposit Trust. As additional Series Participation Interests are issued and the Series 1997-2 Participation balance is reduced, the relative interest of the holders of the Series 1997-2 Securities in the Deposit Trust will be reduced, thereby further reducing the voting power of such securities.

     ADDITION OF ASSETS TO THE DEPOSIT TRUST. Under certain conditions, as more fully described below, the Seller is permitted to designate certain additional Credit Lines to the Deposit Trust. When a Credit Line is designated, the respective Subservicer's records are revised to reflect that as of the date of such designation all outstanding receivables under the Credit Line are assigned by the applicable Subservicer to the Seller, and by the Seller to the Deposit Trust. All receivables subsequently arising under a designated Credit Line will also be assigned to the Seller and in turn, to the Deposit Trust. The Seller may designate Credit Lines to the Deposit Trust in two ways. As required by the Pooling and Servicing Agreement, New Credit Lines (as defined below) are expected to be substantially similar to the Credit Lines currently designated to the Deposit Trust. New Credit Lines may be designated to the Deposit Trust without regard to the satisfaction of the Rating Agency Condition; however, the number of Credit Lines that may be so designated is limited, as described below. Subject to the Rating Agency Condition and certain other requirements, the Seller is permitted to designate other credit lines (other than New Credit Lines) as Credit Lines, the receivables from which will be conveyed to the Deposit Trust. Such other credit lines are referred to herein as "Additional Credit Lines." New Credit Lines and Additional Credit Lines are collectively referred to herein as "Aggregate Additional Credit Lines." The Seller expects to convey from time to time to the Deposit Trust the receivables arising under certain Aggregate Additional Credit Lines in accordance with the provisions of the Pooling and Servicing Agreement.

     The Receivables which arise under Aggregate Additional Credit Lines designated to the Deposit Trust may have different characteristics than the Receivables currently assigned to the Deposit Trust. The Credit Lines which are subsequently assigned to the Deposit Trust will be Eligible Credit Lines, but may be subject to different origination criteria than the Credit Lines designated to the Deposit Trust on the date of this Prospectus because they were originated at a later date or were acquired from another originator of consumer loans. In addition, Aggregate Additional Credit Lines may have different terms than the existing Credit Lines, including lower periodic finance charges, which may have the effect of reducing the average yield on the Credit Lines currently designated to the Deposit Trust.

     "New Credit Lines" may be designated in accordance with the following limitations and conditions. First, a New Credit Line must be an Eligible Credit Line of a type which (i) was designated to the Deposit Trust as an Initial Credit Line or (ii) was previously designated to the Deposit Trust as an Additional Credit Line provided that, in the assignment related to such addition of Credit Lines, the Seller warranted that such type of revolving credit lines are permitted to be designated as New Credit Lines. Second, unless each applicable Rating Agency otherwise consents, the number and balance of New Credit Lines designated as Credit Lines with respect to any of the three consecutive Collection Periods shall not exceed 15% of the number and balance of the Credit Lines as of the first day of such three month period and the number and balance of New Credit Lines designated during any consecutive twelve month period shall not exceed 20% of the number and balance of the Credit Lines as of the first day of such twelve consecutive month period. Third, the Seller shall deliver to the Trustee, at least semi-annually, an opinion of counsel with respect to the New Credit Lines included as Credit Lines confirming the validity and perfection of each transfer of such New Credit Lines. If such opinion of counsel with respect to any New Credit Lines is not so received, all Receivables arising in the New Credit Lines to which such failure relates will be removed from the Deposit Trust. Fourth, the Seller will designate New Credit Lines subject to the conditions, among others, that (i) the conveyance of the Receivables therein will not result in the occurrence of any Amortization Event and (ii) such conveyance shall not have been made in contemplation of an Insolvency Event with respect to the Seller or the applicable Subservicer.

     "Eligible Credit Line" means (a) a revolving consumer credit line owned by
(i) a Subservicer and its respective successors and assigns and/or any transferee of the credit lines from any such entity or any other originator of credit lines which enters into a receivables purchase agreement with the Seller or any additional Seller and (ii) which, as of the respective date of designation, is in existence and maintained by a Subservicer or such successors, transferees or originator, is payable in United States dollars, has an obligor whose address is in the United States, has an obligor who has not been identified as being involved in any voluntary or involuntary bankruptcy proceeding, has not been sold or pledged to any other party except for any transferee referred to above and does not have receivables which have been sold or pledged to any other party and has not been charged-off; or (b) any other credit line acceptable to the Rating Agency.

     The Seller will also be permitted to designate Eligible Credit Lines as Additional Credit Lines under the following conditions, among others. First, except in the limited circumstances described below, Additional Credit Lines must be revolving consumer credit lines established pursuant to a credit line agreement between a Subservicer or any additional seller and the person or persons obligated to make payments thereunder, which are designated by the Seller to be included as Additional Credit Lines. Second, such addition must satisfy the Rating Agency Condition. Third, the Seller must deliver to the Deposit Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such addition will not have any Adverse Effect.

                          THE SELLER AND SUBSERVICERS

     The Seller was incorporated under the laws of the State of Nevada on July 27, 1995 and is a wholly-owned special purpose subsidiary of HFC. The Seller was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the Seller's board of directors intends to change the business purpose of the Seller. The Seller's principal executive office is located at 1111 Town Center Road, Las Vegas, Nevada 89134.

     The Subservicers are wholly-owned subsidiaries of HFC that are licensed, where required, to make revolving consumer credit line loans in the states in which the Credit Lines are originated. These companies originate revolving consumer credit line loans and, in some cases, other types of secured and unsecured consumer loans from branch offices located in the states in which they are licensed to do business and with respect to telemarketing and direct mail solicitations, from a centralized facility.

     Each Receivable will be sold to the Deposit Trust by the Seller at a price equal to its balance as of the date it is assigned to the Deposit Trust plus the excess spread for such Credit Line less the Principal Discount applicable thereto, if any, and will be subserviced by the appropriate Subservicer on behalf of HFC as Servicer. The Servicer will be entitled to retain, on behalf of itself and the Subservicers, the Servicing Fee.

                                  THE SERVICER

     HFC was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. HFC will be responsible for acting as the Servicer for the Credit Lines. HFC is a subsidiary of Household International, Inc. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is (847) 564-5000.

     HFC and its subsidiaries offer a diversified range of financial services. Their principal business is the making of cash loans, including secured and unsecured consumer loans and home equity loans secured by first and second mortgages, directly to consumers in the United States. Loans are made through branch lending offices and by direct mail or telemarketing. HFC, through banking subsidiaries, also offers both VISA* and MasterCard* credit cards to residents throughout the United States.

     In conjunction with its consumer finance operations and where applicable laws permit, HFC makes available to customers credit life and, credit accident and health insurance. Credit life and credit accident and health insurance are generally directly written by or reinsured with HFC's insurance subsidiary, Household Life Insurance Company.

     As of September 30, 1997, HFC had approximately $22.3 billion in total assets, approximately $18.4 billion in total liabilities and approximately $3.9 billion in shareholder's equity.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes and the Certificates will be used by the Seller for general corporate purposes.

                    THE HFC REVOLVING CONSUMER CREDIT LINES

GENERAL

     HFC and its subsidiaries originate various consumer loan products which are of two basic types. "Personal Unsecured Credit Lines" are fixed or variable rate revolving unsecured lines of credit which are accessed through personalized checks issued to borrowers. "Personal Homeowner Credit Lines" are fixed or variable rate revolving lines of credit which are also accessed through personalized checks issued to borrowers. Personal Homeowner Credit Lines are secured by a security interest filed against the borrower's home; however, generally no independent appraisal of property value or title search is performed and no title insurance is obtained to insure HFC's interest in the property. Because an appraisal or title insurance is not generally required to be obtained with respect to Personal Homeowner Credit Lines and applications for such credit lines are underwritten using guidelines for unsecured lines, HFC services such loans as an unsecured product. Because such Credit Lines are serviced as unsecured, under the Servicing Guidelines (as defined herein), as requested by a borrower, Subservicers will generally subordinate any lien to any subsequent lien on the property.

     Unsecured consumer loans have been originated by HFC and its subsidiaries for in excess of 100 years and Personal Homeowner Credit Lines have been originated by HFC and its subsidiaries since 1989. As of September 30, 1997, HFC and its subsidiaries had approximately $5.9 billion aggregate amount of such outstanding credit line receivables, including receivables sold with servicing performed by HFC and its subsidiaries.

     Prospective applicants for HFC's and its subsidiaries' consumer credit line products are solicited in a variety of methods including branch office sales, direct mail and telemarketing. The direct mailings may include pre-approved credit lines to consumers who may or may not be current or former customers of HFC or its affiliates.

UNDERWRITING PROCEDURES RELATING TO THE REVOLVING CONSUMER CREDIT LINES

     With respect to consumer credit line applications received by HFC or its subsidiaries, each application is subjected to a direct credit investigation by the related Subservicer prior to the extension of credit. This investigation generally includes (i) obtaining and reviewing an independent credit bureau report, (ii) verifying ownership of the property and any senior mortgage balance (in the case of a Personal Homeowner Credit Line), (iii) verifying payment history, which may be obtained from credit bureau information, provided it has been updated within two months of the application or, in the case of a Personal Homeowner Credit Line, if the credit

---------------

* VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

bureau information has not been updated within two months of the application, it may be obtained in writing or by telephone from the holder of any senior lien, and (iv) verification of employment on all Personal Unsecured Credit Lines and on some Personal Homeowner Credit Lines, which may include obtaining a W-2 form or paystub, a minimum of two years of tax returns for self-employed individuals or other written or telephone verification with employers.

     After this investigation is conducted, a decision is made to accept or reject the application. A limit on the amount of credit to be extended to the borrower is assigned based on the Subservicer's assessment of the borrower's ability to pay (a "Credit Limit"). Under current policies, the maximum Credit Limits which may be assigned to Personal Homeowner Credit Lines and to Personal Unsecured Credit Lines are $25,000 and $15,000, respectively. However, within certain parameters established by the Subservicers, on an exceptional basis, borrowers may exceed their Credit Limits by an amount generally not in excess of $2,000 above their Credit Limit. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45% but such limitation may be waived by management. Only in limited circumstances will a debt-to-income ratio exceed 60%. For purposes of calculating the debt to income ratio, debt is defined as the sum of any mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment debt that extends beyond 10 months and revolving debt (including payments on the consumer credit line computed based on the Credit Limit applied for at the then current Loan Rate), and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income.

     With respect to solicitations of prospective customers for a pre-approved credit line who have no existing credit relationship with HFC or its affiliates, selection is made based upon certain information obtained through proprietary and acquired databases, which information includes credit history and income levels. The Credit Limit for a pre-approved credit line to a borrower with no existing credit relationship with HFC is initially established at an amount not in excess of $5,000 and may be increased following a complete evaluation by HFC or its subsidiary of an updated credit bureau report and verification of certain other information, as discussed above with respect to consumer generated credit line applications.

     Existing customers of HFC and its affiliates, and prospective customers with no existing relationship with HFC or its affiliates, may receive pre-approved credit lines which may be activated by cashing a check enclosed in the notice of pre-approval sent to the borrower. The determination as to which existing and prospective customers will receive a pre-approved line of credit and the amount of the Credit Limit are made based upon available credit information using the same criteria discussed above with respect to consumer generated applications and, in the case of existing customers, consideration of prior payment history with HFC and its affiliates.

REVOLVING CONSUMER CREDIT LINE TERMS

     The borrower may access the revolving line of credit by writing a check or by cashing a check issued by the Subservicer to the borrower. Except in certain circumstances related to collection efforts, the "Minimum Monthly Payment" for each Credit Line is the greatest of (i) a specified percentage (which generally ranges between 1.43% and 3.40% of the Principal Balance depending upon the state in which the loan was originated, the related interest rate and the actual loan product) of the principal balance of the Credit Line, plus currently payable late charge fees, bad check fees and other fees (the "Administrative Charges") and credit insurance charges, (ii) a designated minimum dollar amount, which is generally $25 plus Administrative Charges and credit insurance charges, (iii) the amount of accrued interest during the related billing cycle plus Administrative Charges and credit insurance charges and (iv) the amount of the annual fee assessed on the credit line. However, in some instances, the Minimum Monthly Payment may exceed the formula set forth above. A borrower's minimum monthly payment is due on a fixed date each month which is between 22 and 25 days after the Cycle Date for the borrower's particular Credit Line. "Cycle Dates" for the Credit Lines are the 4th, 5th, 6th, 8th, 10th, 11th, 12th, 16th, 17th, 18th, 19th, 20th, 25th and 26th of every month. For example, if the Cycle Date for a Credit Line is on the 5th day of the month, an update of the Credit Line is completed at the close of business on the 5th. A detailed listing of all debits and credits along with the Minimum Monthly Payment and available line of credit is listed on the borrower's billing statement. The billing statement would be sent to the borrower on the 5th and payment would be due on the 27th of the month.

     "Variable Rate Credit Lines" bear interest at rates which may change from month to month subject to maximum and minimum per annum rates, if any, specified in the Credit Line Agreement. The monthly periodic rate (the "Loan Rate") for a Variable Rate Credit Line is one-twelfth of the sum of the Index Rate (as defined below) plus a certain spread (the "Margin"), generally ranging from 9.9% to 17.9%. The Loan Rate assigned to each "Fixed Rate Credit Line" is a fixed rate generally ranging from 18.0% to 27.9%. The variable or fixed rates of interest charged on a revolving consumer line of credit are determined by the overall qualification of the borrower and market conditions. Interest on the revolving consumer lines of credit is payable at the Loan Rate monthly in arrears on the average daily outstanding principal balance.

     For Variable Rate Credit Lines, the "Index Rate" during a billing cycle is the "prime rate" published by The Wall Street Journal on the first publication date of the month in which the related billing cycle begins. If a prime rate range is published, then the average of that range will be used for Credit Lines established prior to October 1, 1991 and for most other Credit Lines established on or after October 1, 1991 the highest rate in such range will be used. When a change in the prime rate is published, a change in the Loan Rate will take effect on the first day of the billing cycle following the date of the published change and the new Loan Rate will apply to new loans and charges, as well as to the existing Loan Balance. The Credit Line Agreements further provide that in the event of a change in law or any court ruling that prohibits a Subservicer from using the Index Rate, or if the publication of the Index Rate is discontinued, the related Subservicer will change the Index Rate upon notification of such event in accordance with the Credit Line Agreement.

     Principal amounts may be drawn upon (up to the Credit Limit of the Credit Line, and in certain cases in excess of the Credit Limit) from time to time. Except for any amortization of principal which may occur as a result of the required Minimum Monthly Payments, there are no required payments of principal, except that the outstanding principal amount of Personal Homeowner Credit Lines will be due fifteen years from origination. Other than Personal Unsecured Credit Lines originated in Arizona which have a maximum maturity of 20 years, assuming no further draws and payment of the Minimum Monthly Payment, Personal Unsecured Credit Lines will not fully amortize during the life of the borrowers. Upon the death of any borrower with respect to such a Credit Line, the Principal Balance may be accelerated; however, the Subservicers may continue to accept payments made on such Credit Line. Based upon the Subservicers' experience it is expected that borrowers will generally pay off all balances during their lifetime. See "Risk Factors -- Cash Flow Considerations" herein. The Loan Rate for a Variable Rate Credit Line will in no event exceed the maximum rate permitted under applicable state law. With the exception of Credit Lines originated to Arizona borrowers, the Variable Rate Credit Lines have no periodic interest rate adjustment caps. The Loan Rate for Arizona Variable Rate Credit Lines may not increase or decrease in excess of three percentage points during any 12 month period or more than seven percentage points over the life of the Credit Line.

     Subject to applicable law, the Subservicers have the right under each Credit Line to change its terms. Changes may apply to both new and outstanding balances unless prohibited by applicable law. However, termination of a borrower's Credit Limit generally will occur only as provided below. No other party will have the right to amend or require amendments to the Credit Lines.

     The Subservicers will also have the right to employ certain promotions with respect to the Credit Lines. These promotions will be offered to certain preferred customers who meet payment and credit history criteria established by the Subservicers from time to time. These promotions may be offered periodically but are not expected to be offered more than twice a year to qualifying borrowers. The promotions are offered only in certain states and may include programs under which the applicable Subservicer will make Minimum Monthly Payments on behalf of the borrowers or will permit the borrowers to not make Minimum Monthly Payments without being assessed a late charge or considered delinquent. In the event a borrower is not required to make a Minimum Monthly Payment and no Subservicer payment is made on behalf of the borrower, interest will accrue on the Credit Line during such month and will accrue in the future on the amount of such unpaid payment. The effect of this promotion will be to increase the accrued yield on the Receivables and to decrease collections during the month in which the promotion is in effect. It is not expected that any promotional programs offered by the Subservicers will have an adverse impact on Securityholders.

     The Subservicers will have the right to require a borrower to immediately pay the entire balance plus all other accrued but unpaid charges and to cancel any credit privileges under the Credit Line Agreement if, among other things, the borrower fails to make one or more payments when due under a Personal Unsecured Credit Line, or two or more payments when due under a Personal Homeowner Credit Line, the borrower has provided false, misleading or incorrect material information to the Subservicer, frequent advances are requested by the borrower over the Credit Limit, the borrower dies, a bankruptcy petition is filed by or against the borrower or the borrower defaults under the Credit Line Agreement. In addition, with respect to Personal Homeowner Credit Lines, Subservicers may accelerate the entire balance and all other charges and cancel credit privileges if the borrower sells any interest in the property securing a Personal Homeowner Credit Line (including the creation of a subordinate lien), foreclosure or condemnation proceedings are instituted on the property by any lien holder or governmental agency, the borrower incurs any lien on the property which adversely affects the property or the Subservicer's rights in the property or the borrower fails to maintain the property, fails to pay the real estate taxes on the property, fails to keep the property insured, or abandons the property. Additionally, with respect to Personal Homeowner Credit Lines, the Subservicers will have the right to reduce the Credit Limit or prohibit additional advances under the Credit Line Agreement if, among other things, a material change in the financial condition of the borrower has occurred, the maximum annual percentage rate under the Credit Line Agreement is attained, or any borrower under the Credit Line Agreement so requests.

     In the event of a default on a mortgage that is senior to any Personal Homeowner Credit Line, the related Subservicer will have the right in many states to pay off a defaulted senior mortgage or cure such default and pay any past due amounts on the senior mortgage. In either case, any amounts expended in connection with such pay off or cure will be added to the then current loan balance for such Credit Line. However, it is not expected that the Subservicers will take such action with respect to any Personal Homeowner Credit Line, and no party has the right to require the Subservicers to do so.

SERVICING OF REVOLVING CONSUMER CREDIT LINES

     HFC will be responsible for servicing the Credit Lines. The Subservicers will perform the servicing activities on behalf of HFC in accordance with HFC's policies and procedures for servicing revolving consumer credit lines.

     Servicing activities, including collection on delinquent credit lines, is performed by or on behalf of the Subservicers from facilities in California, Illinois, and Maryland. Following charge-off of a delinquent credit line, collection efforts are performed by a subsidiary of the Servicer located in Virginia. In the effort to collect upon delinquent credit lines, attempts are made to contact the borrower to determine both ability and intent to pay. In accordance with the policies and procedures of HFC and the Subservicers regarding the servicing of credit lines (the "Servicing Guidelines") and reasonable commercial practice, appropriate action may be taken in the discretion of the Subservicer, including, but not limited to, extended payment arrangements, forbearance, deferment pending a change in circumstances, referral for legal action and account restructuring. A credit line is considered contractually delinquent if less than 50% of any Minimum Monthly Payment due from a borrower has not been received by the Subservicer or if the borrower has submitted three consecutive payments each of which are greater than 50% but less than 100% of the Minimum Monthly Payment then due. Generally, credit lines that are in excess of 26 days delinquent may be restructured once during a six month period after the borrower makes, in one or more payments, at least 95% of one Minimum Monthly Payment in either the current or prior month. When a credit line is restructured, it is no longer considered delinquent. Under the Subservicers' current Servicing Guidelines, which became effective January 1, 1996, a credit line is generally charged off when it becomes 300 days contractually delinquent and the aggregate of all payments made in any two consecutive months during the last six calendar months was not greater than or equal to 50% of a Minimum Monthly Payment, or in any event, when it becomes 570 days contractually delinquent, regardless of any partial payments received in prior months (the "Recency Charge-off Policy"). Management of the Subservicers may, in its sole discretion, chargeoff a credit line earlier than specified in the Recency Charge-off Policy if it believes no further payments will be collected with respect to such credit line. Prior to implementation of the Recency Charge-off Policy on January 1, 1996, in all states other than California, Colorado, Illinois and Missouri, a credit line was generally charged-off when it became 300 days contractually delinquent. During various periods in 1995, the Subservicers tested alternative charge-off policies in the four states listed above in anticipation of employing a revised uniform policy. From April 1, 1995 to September 1, 1995, for all credit lines originated in Colorado and Illinois and from May 1, 1995 to September 1, 1995 for credit lines originated in Missouri, a charge-off policy was employed under which a credit line was charged-off if it became contractually delinquent and when all payments received during the prior 180 days did not aggregate to at least 50% of one Minimum Monthly Payment. The Recency Charge-off Policy has been employed since September 1, 1995 for credit lines originated in California, Colorado, Illinois and Missouri.

     The Servicer has the option to repurchase from the Deposit Trust all Receivables which are delinquent prior to the date such Receivables would be charged-off. Such repurchase will be accomplished by deducting the balance thereof from the Seller's Trust Amount, provided that the Seller's Trust Amount is not reduced below 1.01% of the aggregate invested amounts or certificate principal balances, as specified in each Series Supplement to the Pooling and Servicing Agreement for all outstanding Series Participation Interests.

     Once a credit line has been charged-off, it is deemed removed from the Deposit Trust by the Seller. In such case, the Subservicer may assign the credit line to a collection agency or initiate legal action for collection. Amounts collected or received with respect to Defaulted Credit Lines, net of costs and expenses of recovery ("Recoveries") will be deposited into the Collection Account.

     The delinquency and charge-off policies and collection practices discussed herein may change over time in accordance with the Servicer's business judgment, changes in the Subservicers' revolving consumer credit line agreements, applicable laws and regulations, and other considerations.

     The tables below present revolving consumer credit line data applicable to substantially all of the United States operations of HFC, including loans managed in states which are not represented in the pool consisting of the Credit Lines and include loans sold with servicing performed by HFC and its subsidiaries. The information in the tables has not been adjusted to eliminate the effect of the significant growth in the size of HFC's and its subsidiaries' revolving consumer credit line portfolio during the periods shown, particularly from 1993 to 1996. Accordingly, delinquency and gross charge-offs as a percentage of receivables or average receivable balance serviced, respectively, for each period would be higher than those shown if a group of Credit Lines were artificially isolated at a point in time and the information showed the activity only in that isolated group. It should also be noted that if the Recency Charge-off Policy currently employed had been applied prior to 1996, the historical delinquency rates reported for years prior to 1996 would be higher, while the historical charge-off rates reported would be reduced without any improvement of the actual payment experience in the related Credit Lines.This is the case because under the Recency Charge-off Policy, Credit Lines remain in a delinquent status longer prior to charge-off. The rise in Portfolio delinquencies in 1996 and 1997 is in part due to this factor. The slower growth of the Portfolio in the current year is also a factor in the Portfolio delinquency and gross charge-off percentages reported as of August 31, 1997. The general increase in personal bankruptcy filings in the United States has had an impact on the charge-off experience in the Portfolio. There can be no assurance that the rate of such filings will remain constant, increase or decrease over time. There is also no assurance that future credit and revenue performance of the Portfolio will be consistent with the information set forth in the tables below as changes in social, legal, economic and competitive conditions are likely to affect the payment patterns of borrowers. In particular, it is unclear what impact rate increases may have on the delinquency, charge-off, prepayment and revenue experience of the Portfolio. See "Risk Factors -- Nature of Underlying Assets",

"-- Cash Flow Considerations", "-- Changes in Loan Terms and Finance Charges" and "-- Social, Legal, Economic and Other Factors" herein.

                         REVOLVING CONSUMER CREDIT LINE
                    DELINQUENCY EXPERIENCE FOR THE PORTFOLIO

                                                          YEAR ENDED DECEMBER 31,                         AS OF
                                       --------------------------------------------------------------   AUGUST 31,
                                          1992         1993         1994       1995(1)      1996(1)      1997(1)
                                       ----------   ----------   ----------   ----------   ----------   ----------
                                                           (DOLLARS IN THOUSANDS)
Number of credit lines managed(2)....     572,346      559,880      669,687      713,802      749,270      762,228
Aggregate receivable balance of
  credit lines managed...............  $2,190,537   $2,356,840   $3,067,112   $3,790,410   $4,813,990   $5,175,133
Receivable balance of credit lines
  2-3 payments past due..............  $   71,233   $   65,929   $   76,756   $  110,447   $  139,705   $  181,062
Receivable balance of credit lines 3+
  payments past due..................  $  149,526   $  132,913   $  137,899   $  192,347   $  281,342   $  359,700
Receivable balance of credit lines 2+
  payments past due..................  $  193,182   $  173,849   $  185,028   $  258,089   $  369,102   $  469,935
Receivable balance of credit lines 2+
  payments past due as a percentage
  of aggregate receivable balance of
  credit lines managed...............        8.82%        7.38%        6.03%        6.81%        7.67%        9.08%

-------------------------
(1) Based upon the contractual delinquency and the charge-off policies employed by the Subservicers as described on pages 31-32.

(2) "Credit lines managed" includes credit lines owned and credit lines serviced with limited recourse.

                         REVOLVING CONSUMER CREDIT LINE
                 GROSS CHARGE-OFF EXPERIENCE FOR THE PORTFOLIO

                                                                                                 EIGHT MONTHS
                                                   YEAR ENDED DECEMBER 31,                          ENDED
                                --------------------------------------------------------------    AUGUST 31,
                                   1992         1993         1994       1995(1)      1996(1)      1997(1)(5)
                                ----------   ----------   ----------   ----------   ----------   ------------
                                                           (DOLLARS IN THOUSANDS)
Number of credit lines
  managed(2).................      572,346      559,880      669,687      713,802      749,270       762,228
Gross charge-offs............   $  182,563   $  162,654   $  145,481   $  168,337   $  252,777    $  240,848
Average receivable
  balance(3).................   $2,174,470   $2,241,992   $2,587,639   $3,467,095   $4,310,606    $4,979,837
Gross charge-offs
  percentage(4)..............         8.40%        7.25%        5.62%        4.86%        5.86%         7.25%

-------------------------
(1) Based upon the contractual delinquency and the charge-off policies employed by the Subservicers as described on pages 31-32.

(2) "Credit lines managed" includes credit lines owned and credit lines serviced with limited recourse.

(3) Average receivable balance is the average of the monthly average receivable balances.

(4) Gross charge-offs as a percentage of the average receivable balance.

(5) Percent annualized.

     The revenues for HFC's and its subsidiaries' consumer credit line portfolio from finance charges and fees collected from borrowers are set forth in the following table for each of the periods shown. The historical revenue figures in the table include interest and fees collected during the cycle. Cash collections on the Receivables may not reflect the historical experience in the table.

                         REVOLVING CONSUMER CREDIT LINE
                      REVENUE EXPERIENCE FOR THE PORTFOLIO

                                                                                               EIGHT MONTHS
                                                 YEAR ENDED DECEMBER 31,                          ENDED
                              --------------------------------------------------------------    AUGUST 31,
                                 1992         1993         1994         1995         1996       1997(1)(3)
                              ----------   ----------   ----------   ----------   ----------   ------------
Average receivable
  balance(1)................  $2,174,470   $2,241,992   $2,587,639   $3,467,095   $4,310,606    $4,979,837
Total finance charges and
  fees collected............  $  395,979   $  392,569   $  443,115   $  617,422   $  745,859    $  582,251
Total finance charges and
  fees collected as a
  percentage
  of average receivables
  balance(2)................       18.21%       17.51%       17.12%       17.81%       17.30%        17.54%

-------------------------
(1) Average receivable balance is the average of the monthly average receivable balances.

(2) Represents finance charges and fees collected divided by the average receivable balance.

(3) Percent annualized.

     The revenues for HFC's and its subsidiaries' consumer credit line portfolio shown in the tables above are related to finance charges, together with fees, collected from borrowers. Charges accrued and billed generally would be higher, if shown, than amounts collected. Revenues related to finance charges and fees also depend on the types of charges and fees assessed on the credit lines in the Portfolio. Accordingly, revenues will be affected by changes in the types of charges and fees assessed on the credit lines and other factors. See "Certain Legal Aspects of the Receivables -- Potential Legislation". Neither the Servicer nor any of its affiliates has any basis to predict how any future changes in the usage of credit lines by borrowers or in the terms of credit lines may affect the revenue for the Portfolio.

                      THE REVOLVING CONSUMER CREDIT LINES

     The Receivables are evidenced by loan agreements (each, a "Credit Line Agreement") originated in 43 states. The term to maturity of Personal Homeowner Credit Lines at origination is fifteen years. Other than Personal Unsecured Credit Lines originated in Arizona which have a maximum maturity of 20 years, assuming no further draws and payment of the Minimum Monthly Payment, Personal Unsecured Credit Lines will not fully amortize during the life of the borrowers. The Principal Balances of such Credit Lines will be due upon the death of any borrower under such Credit Lines.

     Each Credit Line was originated between August 1979 and September 1997 in the ordinary course of the related Subservicer's revolving consumer credit line program. As of the Series 1997-2 Cut-Off Date, the average principal balance of the Receivables was approximately $6,131.23. As of the Series 1997-2 Cut-Off Date the weighted average loan utilization rate (computed by dividing the Principal Balance for each Credit Line as of the Series 1997-2 Cut-Off Date by the related Credit Limit, which, in cases where credit privileges have been terminated, may be the Principal Balance as of the Series 1997-2 Cut-Off Date) was approximately 75.95%.

     The Fixed Rate Credit Lines have Loan Rates ranging from 0.00% to 36.00% per annum, with a weighted average loan rate as of the Series 1997-2 Cut-Off Date of 18.73% per annum. Each Variable Rate Credit Line, has an Index Rate equal to the prime rate. The Variable Rate Credit Lines have loan margins ranging from 0.00% to 34.40% per annum, with a weighted average loan margin as of the Series 1997-2 Cut-Off Date of 13.07% per annum.

     Set forth below is a description of certain characteristics of the Receivables and Credit Lines as of the Series 1997-2 Cut-Off Date. The potential future rate increases described in "Risk Factors -- Changes in Loan Terms and Finance Charges" with respect to some or all of the Credit Lines may cause an increase in prepayments, delinquency and yield with respect to the affected Credit Lines. Such changes may alter the characteristics of the Credit Lines as set forth in the tables below. However, it is not expected that such changes will materially alter such characteristics or the aggregate credit performance and revenue experience of the Credit Lines.

                    COMPOSITION OF CREDIT LINES BY LOAN TYPE

                                       NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
             LOAN TYPE                CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
             ---------                ------------   ------------   -----------------   ---------------------
Personal Unsecured Credit Line......    583,465          86.66%     $2,889,549,279.26           70.00%
Personal Homeowner Credit Line......     89,778          13.34       1,238,257,850.15           30.00
                                        -------         ------      -----------------         -------
     Total..........................    673,243         100.00%     $4,127,807,129.41          100.00%
                                        =======         ======      =================         =======

                COMPOSITION OF CREDIT LINES BY PRINCIPAL BALANCE

            CREDIT LINE                NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
         PRINCIPAL BALANCE            CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
         -----------------            ------------   ------------   -----------------   ---------------------
$     0 and below...................     66,567           9.89%     $     (866,565.39)          (0.02)%
      1 to  1,000...................     29,906           4.44          14,080,405.60            0.34
  1,001 to  2,000...................     60,375           8.97          94,708,001.65            2.29
  2,001 to  3,000...................     93,279          13.86         233,147,009.35            5.65
  3,001 to  4,000...................     59,990           8.91         210,328,076.55            5.10
  4,001 to  5,000...................     59,502           8.84         271,686,067.97            6.58
  5,001 to  6,000...................     45,657           6.78         251,525,515.06            6.09
  6,001 to  7,000...................     33,976           5.05         221,280,582.43            5.36
  7,001 to  8,000...................     31,843           4.73         239,630,254.83            5.81
  8,001 to  9,000...................     23,515           3.49         200,031,120.48            4.85
  9,001 to 10,000...................     34,686           5.15         332,902,355.44            8.06
 10,001 to 11,000...................     17,239           2.56         180,531,428.11            4.37
 11,001 to 12,000...................     14,409           2.14         165,934,948.52            4.02
 12,001 to 13,000...................     13,229           1.96         165,719,577.39            4.01
 13,001 to 14,000...................     14,677           2.18         198,741,983.22            4.81
 14,001 to 15,000...................     34,528           5.13         503,183,856.95           12.19
 15,001 to 16,000...................      6,524           0.97         100,649,800.95            2.44
 16,001 to 17,000...................      2,210           0.33          36,491,843.66            0.88
 17,001 to 18,000...................      2,051           0.30          35,948,913.29            0.87
 18,001 to 19,000...................      1,993           0.30          36,948,589.10            0.90
 19,001 to 20,000...................      3,572           0.53          69,851,543.40            1.69
 20,001 to 21,000...................      2,211           0.33          45,315,267.29            1.10
 21,001 to 22,000...................      1,436           0.21          30,886,737.21            0.75
 22,001 to 23,000...................      1,481           0.22          33,387,650.41            0.81
 23,001 to 24,000...................      2,395           0.36          56,501,811.03            1.37
 24,001 to 25,000...................      9,789           1.45         240,495,203.60            5.83
 25,000 and over....................      6,203           0.92         158,765,151.31            3.85
                                        -------         ------      -----------------         -------
     Total..........................    673,243         100.00%     $4,127,807,129.41          100.00%
                                        =======         ======      =================         =======

           COMPOSITION OF CREDIT LINES BY GEOGRAPHIC DISTRIBUTION(1)

                                       NUMBER OF          % OF            PRINCIPAL            % OF POOL BY
              STATE                   CREDIT LINES    CREDIT LINES       OUTSTANDING       PRINCIPAL OUTSTANDING
              -----                   ------------    ------------    -----------------    ---------------------
Alabama...........................        4,507            0.67%      $   27,239,286.29             0.66%
Arizona...........................       10,336            1.54           59,207,498.09             1.43
California........................      115,423           17.18          858,098,286.83            20.79
Colorado..........................       10,040            1.49           52,033,916.10             1.26
Connecticut.......................        8,647            1.28           52,651,617.04             1.28
Delaware..........................        3,654            0.54           22,422,171.58             0.54
Florida...........................       48,830            7.25          301,393,770.96             7.30
Georgia...........................       12,235            1.82           95,175,766.36             2.31
Idaho.............................        1,516            0.23            6,458,360.74             0.16
Illinois..........................       32,395            4.81          158,143,002.21             3.83
Indiana...........................       14,158            2.10           74,318,427.86             1.80
Iowa..............................        4,061            0.60           15,675,428.81             0.38
Kansas............................        8,354            1.24           54,375,033.21             1.32
Kentucky..........................          497            0.07            5,889,018.25             0.14
Louisiana.........................        2,479            0.37           11,721,512.81             0.28
Maryland..........................       26,510            3.94          171,253,678.11             4.15
Massachusetts.....................        7,301            1.08           76,839,651.21             1.86
Michigan..........................       51,392            7.63          294,956,603.53             7.15
Minnesota.........................        9,053            1.34           42,287,327.86             1.02
Mississippi.......................        2,471            0.37            9,990,047.63             0.24
Missouri..........................       20,494            3.04          111,410,970.58             2.70
Montana...........................          498            0.07            2,350,132.02             0.06
Nebraska..........................          296            0.04            3,597,349.70             0.09
Nevada............................        5,991            0.89           37,858,762.40             0.92
New Hampshire.....................        3,176            0.47           18,788,794.31             0.46
New Jersey........................       11,522            1.71           78,381,056.55             1.90
New Mexico........................        3,647            0.54           19,399,920.72             0.47
New York..........................       54,751            8.13          312,629,578.18             7.57
North Carolina....................       18,083            2.69          144,467,091.50             3.50
Ohio..............................       39,069            5.80          201,416,655.71             4.88
Oklahoma..........................        6,305            0.94           36,512,796.37             0.88
Oregon............................        6,383            0.95           33,609,514.20             0.81
Pennsylvania......................       41,584            6.18          239,397,377.77             5.80
Rhode Island......................        2,490            0.37           14,403,639.49             0.35
South Carolina....................        8,669            1.29           47,837,254.39             1.16
South Dakota......................          686            0.10            1,621,125.56             0.04
Tennessee.........................       11,411            1.69           56,799,898.79             1.38
Texas.............................       10,590            1.57           51,496,389.72             1.25
Utah..............................        2,126            0.32            8,811,717.38             0.21
Virginia..........................       25,548            3.79          161,931,792.97             3.92
Washington........................       20,163            2.99          117,118,974.85             2.84
Wisconsin.........................        5,431            0.81           36,819,528.11             0.89
Wyoming...........................          471            0.07            1,016,402.66             0.02
                                        -------          ------       -----------------          -------
     Total........................      673,243          100.00%      $4,127,807,129.41           100.00%
                                        =======          ======       =================          =======

-------------------------
(1) Location is determined by the location of the applicable Subservicer's branch office which originated the credit line.

                  COMPOSITION OF CREDIT LINES BY CREDIT LIMIT

                                      NUMBER OF         % OF                                   % OF POOL BY
           CREDIT LIMIT              CREDIT LINES   CREDIT LINES   PRINCIPAL OUTSTANDING   PRINCIPAL OUTSTANDING
           ------------              ------------   ------------   ---------------------   ---------------------
$     0............................    112,145          16.66%       $  532,529,444.68             12.90%
      1 to  1,000..................      2,098           0.31               665,343.43              0.02
  1,001 to  2,000..................      9,399           1.40            11,877,769.23              0.29
  2,001 to  3,000..................     70,237          10.43           135,836,157.25              3.29
  3,001 to  4,000..................     53,551           7.95           126,302,204.95              3.06
  4,001 to  5,000..................     61,153           9.08           189,086,879.13              4.58
  5,001 to  6,000..................     42,845           6.36           164,362,373.57              3.98
  6,001 to  7,000..................     31,099           4.62           137,170,303.70              3.32
  7,001 to  8,000..................     34,916           5.19           180,611,970.39              4.38
  8,001 to  9,000..................     21,394           3.18           120,819,770.40              2.93
  9,001 to 10,000..................     55,120           8.19           381,694,702.17              9.25
 10,001 to 11,000..................     12,727           1.89            91,907,992.00              2.23
 11,001 to 12,000..................     17,917           2.66           145,678,423.74              3.53
 12,001 to 13,000..................     15,864           2.36           125,566,251.07              3.04
 13,001 to 14,000..................     12,198           1.81           112,335,834.29              2.72
 14,001 to 15,000..................     85,518          12.70           936,501,229.16             22.68
 15,001 to 16,000..................      1,728           0.26            25,540,316.52              0.62
 16,001 to 17,000..................      1,873           0.28            28,962,814.75              0.70
 17,001 to 18,000..................      1,927           0.29            31,477,178.17              0.76
 18,001 to 19,000..................      1,182           0.18            21,023,111.54              0.51
 19,001 to 20,000..................      4,925           0.73            90,895,557.76              2.20
 20,001 to 21,000..................      1,012           0.15            19,968,570.41              0.48
 21,001 to 22,000..................      1,093           0.16            22,540,162.81              0.55
 22,001 to 23,000..................        889           0.13            19,235,601.63              0.47
 23,001 to 24,000..................        829           0.12            18,721,273.61              0.45
 24,001 to 25,000..................     19,604           2.91           456,495,893.05             11.06
                                       -------         ------        -----------------           -------
     Total.........................    673,243         100.00%       $4,127,807,129.41            100.00%
                                       =======         ======        =================           =======

              COMPOSITION OF VARIABLE RATE CREDIT LINES BY MARGIN

            CUT-OFF DATE               NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
               MARGIN                 CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
            ------------              ------------   ------------   -----------------   ---------------------
 N/A(1).............................     19,040           3.87%     $  117,785,922.94            4.23%
 0.00% to  6.99%....................        174           0.04             964,120.27            0.03
 7.00% to  7.99%....................      9,218           1.87          59,416,443.30            2.14
 8.00% to  8.99%....................      4,369           0.89          32,727,485.48            1.18
 9.00% to  9.99%....................     44,335           9.01         349,205,744.69           12.55
10.00% to 10.99%....................     39,922           8.11         303,898,262.62           10.92
11.00% to 11.99%....................     39,498           8.03         273,506,134.58            9.83
12.00% to 12.99%....................     61,584          12.52         314,003,984.33           11.29
13.00% to 13.99%....................     51,534          10.47         327,569,423.79           11.77
14.00% to 14.99%....................     38,388           7.80         159,266,967.95            5.72
15.00% to 15.99%....................    176,447          35.86         803,852,909.70           28.90
16.00% to 16.99%....................      5,772           1.17          28,610,563.57            1.03
17.00% to 17.99%....................        445           0.09           1,936,687.93            0.07
18.00% and above....................      1,347           0.27           9,466,393.78            0.34
                                        -------         ------      -----------------         -------
     Total..........................    492,073         100.00%     $2,782,213,044.93          100.00%
                                        =======         ======      =================         =======

-------------------------
(1) As part of the Subservicers' collection efforts, the Subservicers have suspended interest accrual on these Credit Lines. Consequently, the margin is "not applicable".

                COMPOSITION OF CREDIT LINES BY TYPE OF LOAN RATE

            TYPE OF LOAN               NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
                RATE                  CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
            ------------              ------------   ------------   -----------------   ---------------------
Variable............................    492,073          73.09%     $2,782,213,044.93           67.40%
Fixed...............................    181,170          26.91       1,345,594,084.48           32.60
                                        -------         ------      -----------------         -------
     Total..........................    673,243         100.00%     $4,127,807,129.41          100.00%
                                        =======         ======      =================         =======

          COMPOSITION OF CREDIT LINES BY CREDIT LIMIT UTILIZATION RATE

                                          NUMBER OF          % OF            PRINCIPAL            % OF POOL BY
RANGES OF CREDIT LIMIT UTILIZATION RATE  CREDIT LINES    CREDIT LINES       OUTSTANDING       PRINCIPAL OUTSTANDING
---------------------------------------  ------------    ------------    -----------------    ---------------------
  0.00% to   4.99%.....................     57,878            8.60%      $      569,902.70             0.01%
  5.00% to   9.99%.....................      4,069            0.60            2,455,682.15             0.06
 10.00% to  14.99%.....................      4,492            0.67            4,576,247.30             0.11
 15.00% to  19.99%.....................      5,227            0.78            7,329,616.73             0.18
 20.00% to  24.99%.....................      6,018            0.89           10,880,249.07             0.26
 25.00% to  29.99%.....................      7,731            1.15           17,050,175.73             0.41
 30.00% to  34.99%.....................     12,905            1.92           34,564,103.74             0.84
 35.00% to  39.99%.....................     13,534            2.01           41,936,966.85             1.02
 40.00% to  44.99%.....................     14,967            2.22           47,673,301.24             1.15
 45.00% to  49.99%.....................     11,704            1.74           48,550,073.93             1.18
 50.00% to  54.99%.....................     13,710            2.04           60,907,735.89             1.48
 55.00% to  59.99%.....................     16,054            2.38           71,499,540.17             1.73
 60.00% to  64.99%.....................     18,271            2.71           85,744,524.79             2.08
 65.00% to  69.99%.....................     16,866            2.51           95,090,635.59             2.30
 70.00% to  74.99%.....................     18,149            2.70          108,564,124.39             2.63
 75.00% to  79.99%.....................     21,153            3.14          135,827,533.14             3.29
 80.00% to  84.99%.....................     30,093            4.47          195,339,282.09             4.73
 85.00% to  89.99%.....................     35,220            5.23          228,448,378.79             5.53
 90.00% to  94.99%.....................     48,892            7.26          379,593,069.79             9.20
 95.00% to  99.99%.....................    144,294           21.44        1,371,202,025.60            33.21
100.00%................................    137,004           20.35          765,981,848.68            18.56
100.01% to 104.99%(1)..................     24,665            3.66          326,720,205.36             7.92
105.00% to 109.99%(1)..................      9,591            1.42           82,390,608.45             2.00
110.00% and above(1)...................        756            0.11            4,911,297.24             0.12
                                           -------          ------       -----------------          -------
  Total................................    673,243          100.00%      $4,127,807,129.41           100.00%
                                           =======          ======       =================          =======

-------------------------
(1) Within certain parameters established by the Subservicers from time to time, on an exceptional basis, borrowers may exceed their Credit Limits by an amount generally not in excess of $2,000 above their Credit Limit.

                    COMPOSITION OF CREDIT LINES BY LOAN RATES(1)

                                       NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
             LOAN RATES               CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
             ----------               ------------   ------------   -----------------   ---------------------
 0.00(2)............................     35,546           5.28%     $  221,507,378.95            5.37%
 0.01% to  7.99%....................        159           0.02             585,931.44            0.01
 8.00% to  8.99%....................        145           0.02             465,415.75            0.01
 9.00% to  9.99%....................        381           0.06           1,677,776.14            0.04
10.00% to 10.99%....................        406           0.06           2,596,207.42            0.06
11.00% to 11.99%....................         68           0.01             658,168.53            0.02
12.00% to 12.99%....................        158           0.02             866,305.80            0.02
13.00% to 13.99%....................        214           0.03           1,145,633.76            0.03
14.00% to 14.99%....................        317           0.05           3,172,319.33            0.08
15.00% to 15.99%....................      7,679           1.14          50,481,461.74            1.22
16.00% to 16.99%....................      9,030           1.34          91,425,568.16            2.21
17.00% to 17.99%....................     11,145           1.66          85,280,974.69            2.07
18.00% to 18.99%....................    137,682          20.44       1,113,328,310.87           26.96
19.00% to 19.99%....................     72,187          10.72         539,745,907.69           13.08
20.00% to 20.99%....................     60,046           8.92         400,982,306.11            9.71
21.00% to 21.99%....................     98,749          14.67         452,254,319.12           10.96
22.00% to 22.99%....................     52,412           7.79         337,078,474.08            8.17
23.00% to 23.99%....................     50,578           7.51         226,749,140.17            5.49
24.00% to 24.99%....................    122,242          18.16         519,129,830.51           12.58
25.00% to 25.99%....................     13,299           1.98          75,124,098.85            1.82
26.00% to 26.99%....................        559           0.08           2,399,096.72            0.06
Over 27.00%.........................        241           0.04           1,152,503.58            0.03
                                        -------         ------      -----------------         -------
  Total.............................    673,243         100.00%     $4,127,807,129.41          100.00%
                                        =======         ======      =================         =======

-------------------------
(1) The Series 1997-2 Cut-Off Date Loan Rates for Credit Lines with an Index Rate based on the prime rate are based on the prime rate as of September 1, 1997 which was 8.50%.

(2) As part of the Subservicers' collection efforts, the Subservicers have suspended interest accrual on these Credit Lines.

                       COMPOSITION OF CREDIT LINES BY AGE

                                     NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
         AGE (IN MONTHS)            CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
         ---------------            ------------   ------------   -----------------   ---------------------
 0 to  5..........................    110,692          16.43%     $  610,416,409.80           14.80%
 6 to 11..........................     54,596           8.11         464,493,398.64           11.25
12 to 17..........................     82,454          12.25         549,489,858.37           13.31
18 to 23..........................     78,392          11.64         488,417,401.51           11.83
24 to 29..........................     42,318           6.29         274,099,858.37            6.64
30 to 35..........................     68,882          10.23         385,313,564.62            9.33
36 to 41..........................     57,985           8.61         341,535,327.34            8.27
42 to 47..........................     29,055           4.32         169,254,702.52            4.10
48 to 53..........................     25,720           3.82         145,513,923.27            3.53
54 to 59..........................     13,591           2.02          81,061,548.73            1.96
60 to 65..........................     10,521           1.56          59,872,462.90            1.45
66 to 71..........................      8,190           1.22          45,278,159.03            1.10
72 to 77..........................      8,996           1.34          51,146,723.08            1.24
78 to 83..........................     11,966           1.78          61,072,600.55            1.48
84 to 89..........................     16,181           2.40          88,697,346.56            2.15
90 to 95..........................     14,050           2.09          79,975,154.05            1.94
96 to 101.........................      9,872           1.47          55,025,093.55            1.33
102 to 107........................      5,801           0.86          31,147,087.85            0.75
108 to 113........................      5,341           0.79          30,521,918.22            0.74
114 to 119........................      6,435           0.96          38,363,028.41            0.93
Over 120 months...................     12,205           1.81          77,111,562.00            1.87
                                      -------         ------      -----------------         -------
  Total...........................    673,243         100.00%     $4,127,807,129.41          100.00%
                                      =======         ======      =================         =======

         COMPOSITION OF CREDIT LINES BY CONTRACTUAL DAYS DELINQUENT(1)

                                     NUMBER OF         % OF           PRINCIPAL           % OF POOL BY
         DAYS DELINQUENT            CREDIT LINES   CREDIT LINES      OUTSTANDING      PRINCIPAL OUTSTANDING
         ---------------            ------------   ------------   -----------------   ---------------------
  0 to  29........................    592,391          87.99%     $3,604,854,324.26           87.32%
 30 to  59........................     28,867           4.29         193,373,291.75            4.68
 60 to  89........................     12,183           1.81          78,640,515.98            1.91
 90 to 119........................      8,234           1.22          52,580,262.69            1.27
120 to 149........................      6,553           0.97          40,181,662.13            0.97
150 to 179........................      5,526           0.82          35,807,271.58            0.87
180 to 209........................      4,896           0.73          31,609,029.47            0.77
210 to 239........................      4,580           0.68          29,254,336.73            0.71
240 to 269........................      4,514           0.67          28,389,854.34            0.69
270 to 299........................      4,590           0.68          27,871,395.54            0.68
Over 299..........................        909           0.14           5,245,184.94            0.13
                                      -------         ------      -----------------         -------
Total.............................    673,243         100.00%     $4,127,807,129.41          100.00%
                                      =======         ======      =================         =======

-------------------------
(1) See the discussion on pages 31-32 as to the Subservicers' delinquency and charge-off policies.

     The Subservicers sold and assigned to the Seller, and the Seller sold and assigned to the Deposit Trust, all right, title and interest in the balance of the Initial Receivables as of the Initial Cut-Off Date. Subsequent to the Initial Cut-Off Date, Additional Credit Lines have been designated to the Deposit Trust and Receivables thereunder conveyed to the Deposit Trust. In addition, from time to time, Aggregate Additional Credit Lines may be designated to the Deposit Trust and the Cut-Off Date Balance of each such Credit Line and Additional Balances generated under all Credit Lines during the life of the Deposit Trust will be funded by the appropriate Subservicer and sold to the Seller pursuant to the Receivables Purchase Agreement. Such Receivables will then be transferred by the Seller to the Deposit Trust pursuant to the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, the Servicer will have the responsibility to service the Credit Lines and will receive the monthly servicing fee. The Subservicers will perform the servicing activities on behalf of HFC as described in "The HFC Revolving Consumer Credit Lines -- Servicing of Revolving Consumer Credit Lines". See "Description of the Deposit Trust -- Assignment of Receivables" and "-- Servicing Compensation and Payment of Expenses" herein.

                        THE SERIES 1997-2 PARTICIPATION

GENERAL

     The Series 1997-2 Participation constitutes an undivided beneficial interest in the Receivables held in the Deposit Trust. Generally, the Series 1997-2 Participation will produce cash flows and incur defaults in the same manner as if the Receivables were held directly by the Issuer, subject to the distribution of excess spread to the Seller.

CONVEYANCE AND PERFORMANCE OF THE SERIES 1997-2 PARTICIPATION

     The Seller will convey the Series 1997-2 Participation to the Issuer on the Closing Date. Pursuant to the Series 1997-2 Supplement, the Issuer, as holder of the Series 1997-2 Participation, shares on the basis of a specified percentage of the Pool Balance in the cash flows on the Receivables held as assets of the Deposit Trust. The Series 1997-2 Participation shall initially represent a principal balance of $1,200,000,000 (the "Initial Series 1997-2 Participation Invested Amount"). Thereafter, the "Series 1997-2 Participation Invested Amount" with respect to any date will be an amount equal to the Initial Series 1997-2 Participation Invested Amount minus the sum of the Series 1997-2 Participation Principal Distribution Amount paid for all Distribution Dates and the Defaulted Amounts allocated to the Series 1997-2 Participation during the related and all prior Collection Periods that have not been included in the Series 1997-2 Participation Principal Distribution Amount on the current or any prior Distribution Date.

     The Series 1997-2 Participation will be entitled to the applicable percentage (the "Allocation Percentage") of the Interest Collections (which shall include Recoveries), Principal Collections or Net Principal Collections and Defaulted Amounts received or incurred during a Collection Period.

     With respect to any Collection Period prior to the Early Amortization Period, Interest Collections and Defaulted Amounts allocated to the Series 1997-2 Participation will be based upon the Floating Allocation Percentage (as defined herein).

     During an Early Amortization Period, Interest Collections will be allocated to the Series 1997-2 Participation based upon the Fixed Allocation Percentage (as defined herein). However, Defaulted Amounts allocated to the Series 1997-2 Participation with respect to any Collection Period during an Early Amortization Period shall continue to be made based upon the Floating Allocation Percentage. Interest Collections with respect to any Collection Period will be distributable to the Issuer as holder of the Series 1997-2 Participation as described under "Description of the Deposit Trust -- Distributions on the Series 1997-2 Participation". Allocated Interest Collections not so distributed will be distributable to the Seller.

     With respect to any Collection Period prior to the Accelerated Amortization Date or the commencement of an Early Amortization Period, Principal Collections will be allocated to the Series 1997-2 Participation based upon the greater of:
(i) the Floating Allocation Percentage of Net Principal Collections or (ii) the Minimum Principal Amount. With respect to any Collection Period after the Accelerated Amortization Date or during an Early Amortization Period, the Series 1997-2 Participation will be entitled to Principal Collections based upon the Fixed Allocation Percentage.

     "Net Principal Collections" will equal the excess, if any, of Principal Collections for the related Collection Period, minus Additional Balances sold to the Deposit Trust during the Collection Period. If there is no excess, Net Principal Collections will equal zero.

     On the Closing Date, the Issuer will pledge all of its interest in the Series 1997-2 Participation to the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee will have the right to enforce certain terms of the Pooling and Servicing Agreement and the Series 1997-2 Supplement upon the Issuer's failure to enforce such terms.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Indenture, except as otherwise described herein, provides that the Noteholders of each Class will be entitled to receive on each Payment Date distributions of Principal Collections, in the amounts described herein, until the Security Balance of the Class is reduced to zero. All amounts distributable as principal to Noteholders will be allocated to each class of Notes as described under "Description of the Securities -- Distributions on the Securities." Prior to the commencement of the Early Amortization Period, Noteholders will receive, to the extent of the availability thereof, amounts from Net Principal Collections based upon the Floating Allocation Percentage so long as such amount is not less than the Minimum Principal Amount. Upon the commencement of the Early Amortization Period or during any Collection Period after the occurrence of the Accelerated Amortization Date, Noteholders will receive amounts from Principal Collections based upon the Fixed Allocation Percentage.

     To the extent obligors make more draws than principal payments, the Seller's Interest may increase. During the Early Amortization Period or after the Accelerated Amortization Date, when the Series 1997-2 Participation's share of Principal Collections is based upon the Fixed Allocation Percentage and does not reflect any subsequent reductions in the Series 1997-2 Participation Invested Amount, an increase in the Seller's Interest due to the funding of Additional Balances and/or the addition of Aggregate Additional Credit Lines may also result in the Series 1997-2 Participation receiving principal at a greater rate. This is the case because (a) Principal Collections are not reinvested in additional Receivables during the Early Amortization Period or after the Accelerated Amortization Date, but instead are distributed on the Series 1997-2 Participation, and (b) the Series 1997-2 Participation is entitled to Principal Collections based on the Fixed Allocation Percentage, which gives the Series 1997-2 Participation a greater share of Principal Collections each month.

     The Pooling and Servicing Agreement permits the Seller, at its option, but subject to the satisfaction of certain conditions specified in the Pooling and Servicing Agreement, to remove certain Receivables from the Deposit Trust at any time during the life of the Deposit Trust, so long as the Rating Agency Condition is satisfied. Such removals may affect the rate at which principal is distributed to Noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Deposit Trust -- Removal of Deposit Trust Assets."

     As described herein, the actual maturity of each class of Notes will depend in part on the availability and timing of the acquisition of the Additional Balances and Aggregate Additional Credit Lines, the receipt of principal on the Credit Lines and the extent of Defaulted Credit Lines. All of the Credit Lines may be prepaid in full or in part at any time. The prepayment experience with respect to the Credit Lines will affect the actual maturity of each class of Notes.

     HFC is not aware of any publicly generated studies or statistics available on the rate of prepayment or additional draws with respect to revolving consumer loans. Generally, consumer loans are not viewed by borrowers as permanent financing. Accordingly, the Credit Lines may prepay prior to their respective maturities. On the other hand, because most of the Credit Lines are not fully amortizing, in the absence of voluntary borrower prepayments the Credit Lines may experience minimal principal payment during their terms. The Deposit Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, as well as homeowner mobility, in the case of a Personal Homeowner Credit Line.

     In addition, the Deposit Trust's prepayment experience and the rate at which the principal amount of each class of Notes amortizes will be affected by any repurchases of Receivables by the Servicer or the Subservicers pursuant to the Pooling and Servicing Agreement. Only the Personal Homeowner Credit Lines contain due-on-sale provisions, and to the extent a Subservicer learns of a sale of an interest in a property securing such a Credit Line, the applicable Subservicer will generally attempt to open a new line of credit with such borrower, which would be used to pay off the balance of the Personal Homeowner Credit Line. In the event a new line is not established, the Subservicer will enforce the due-on-sale provision unless such enforcement is not permitted by applicable law. The enforcement of a due-on-sale provision will have the same effect as a prepayment of the related Receivables. See "Description of the Deposit Trust -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Credit Lines -- 'Due-on-Sale' Clauses" for a description of certain provisions of the Pooling and Servicing Agreement referred to below that may affect the prepayment experience on the Credit

Lines. The yield to an investor in any Note who purchased such Note in the secondary market at a price that is different from par will be different if the rate of prepayment on the Credit Lines is actually different than the rate anticipated by such investor at the time such Note was purchased.

     Collections on the Credit Lines may vary because, among other things, borrowers may make payments during any month as low as the Minimum Monthly Payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon and, in addition, borrowers may borrow additional amounts under their respective Credit Line Agreements. It is possible that borrowers may fail to make Minimum Monthly Payments. In addition, collections on the Credit Lines may also vary due to seasonal purchasing and payment habits of borrowers. Any increase in the interest rate charged on the Credit Lines due to a change in the Index Rate or a rate increase may result in a greater level of prepayments and may result in increased levels of delinquency and charge-offs.

     No assurance can be given as to the level of prepayments that will be experienced by the Deposit Trust and it can be expected that a portion of borrowers will not prepay their Credit Lines to any significant degree.

     Most of the Credit Lines will not mature prior to the maturity date of the Notes. It has been HFC's experience and is expected to be the case that borrowers will prepay the Receivables at a sufficient rate to retire the Notes prior to their maturity date, but no assurance can be given in this respect.

     The tables below set forth balances, payment windows and average lives based on certain constant prepayment rates (which includes charge-offs) and constant draw rates. Increases in constant prepayment rates will have the effect of reducing average lives and payment windows, and speeding up reductions in principal balances. Prior to an Accelerated Amortization Date or the occurrence of an Amortization Event, draws will have the effect of reducing principal payments to the Notes (but will not decrease payments below (i) for Distribution Dates occurring prior to December 1998, 2.50% of the Series 1997-2 Participation Invested Amount per month and (ii) for Distribution Dates occurring in December 1998 and thereafter, 2.20% of the Series 1997-2 Participation Invested Amount per month). For Collection Periods after the Accelerated Amortization Date or during an Early Amortization Period, draws will no longer have the effect of reducing principal payments.

     The following tables set forth below are based on a constant prepayment rate (which includes charge-offs), constant draw rate (which for purposes of these assumptions is the amount of Additional Balances on the Credit Lines drawn each month expressed as an annualized percentage of the total principal of the pool of Receivables outstanding at the beginning of such month), and optional termination assumptions as indicated in the tables below. The following tables assume that the Receivables have been aggregated into a pool with a principal balance of $1,218,000,000, and that the Credit Lines have an interest rate of 18.50%, an annual gross charge-off rate of 7.50%, a 0% recovery rate and no additional Credit Lines have been designated to the Deposit Trust. In addition, such tables assume that (i) the distributions are made in accordance with the description set forth under "Description of the Securities -- Distributions on the Securities," (ii) distributions of principal and interest on the Notes will be made on the 15th day of each calendar month regardless of the day on which the Payment Date actually occurs, (iii) monthly payments on the Credit Lines are comprised of interest only payments and the only principal payments on the Credit Lines are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws and charge-offs, (iv) monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments and charge-offs, (v) the scheduled due date for each of the Credit Lines is the first day of each month, (vi) monthly charge-offs are calculated under each of the assumptions set forth above before giving effect to prepayments and draws,
(vii) the closing date is November 19, 1997, and (viii) Interest Collections allocated to the Series 1997-2 Participation are sufficient to pay interest on the Notes and the Certificate Rate on the Certificates, Defaulted Amounts and Accelerated Principal Payment Amounts on the Series 1997-2 Securities.

 PERCENTAGE OF ORIGINAL SECURITY BALANCE OF THE CLASS A-1 NOTES -- AMORTIZATION
                                SCHEDULE (1)(2)

                                                CONSTANT PREPAYMENT RATE (% CPR)
                                               ----------------------------------
               PAYMENT DATE                    20%       30%       40%       50%
               ------------                    ----      ----      ----      ----
The Closing Date...........................     100%      100%      100%      100%
November 1998..............................      72        64        64        51
November 1999..............................      51        41        41        28
November 2000..............................      35        30        29        18
November 2001..............................      28        23        23        11
November 2002..............................      22        17        17         3
November 2003..............................      18        11         7         0
November 2004..............................      13         0         0         0
November 2005..............................       6         0         0         0
November 2006..............................       0         0         0         0
November 2007..............................       0         0         0         0
November 2008..............................       0         0         0         0
  Weighted Average Life (yrs)(3)...........    2.95      2.35      2.30      1.57

-------------------------
(1) Assumes that (i) an optional termination is exercised when the aggregate Security Balance of the Notes and Certificates has been reduced to 10% or less of the aggregate Security Balance of the Notes and Certificates as of the Closing Date and the required 30 days notice has been given and (ii) a monthly constant draw rate of 1.95%.

(2) All percentages are rounded to the nearest 1%.

(3) The weighted average life of each of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from November 19, 1997 to the related Payment Date (on a 30/360 basis), (ii) adding the results, and (iii) dividing by the sum of all principal payments received since issuance.

                 WEIGHTED AVERAGE LIFE(1) AND PAYMENT WINDOW(2)
            SENSITIVITY OF THE CLASS A-1 NOTES TO PAYMENTS AND DRAWS

                                                               CONSTANT PREPAYMENT RATE (% CPR)(3)
                                -------------------------------------------------------------------------------------------------
                                         20%                       30%                      40%                      50%
                                ----------------------    ---------------------    ---------------------    ---------------------
  MONTHLY CONSTANT DRAW RATE       WAL         WINDOW        WAL        WINDOW        WAL        WINDOW        WAL        WINDOW
  --------------------------    ----------    --------    ----------    -------    ----------    -------    ----------    -------
1.00%.........................   2.95 yrs.    1 to 102     2.36 yrs.    1 to 83     1.80 yrs.    1 to 68     1.25 yrs.    1 to 48
1.95%.........................   2.95 yrs.    1 to 102     2.35 yrs.    1 to 82     2.30 yrs.    1 to 77     1.57 yrs.    1 to 61
3.00%.........................   2.95 yrs.    1 to 102     2.35 yrs.    1 to 82     2.30 yrs.    1 to 76     2.09 yrs.    1 to 71
4.00%.........................   2.95 yrs.    1 to 102     2.35 yrs.    1 to 82     2.30 yrs.    1 to 76     2.26 yrs.    1 to 72

-------------------------
(1) The weighted average life of each of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from November 19, 1997 to the related Payment Date (on a 30/360 basis), (ii) adding the results, and (iii) dividing by the sum of all principal payments received since issuance.

(2) The payment window is expressed in months and begins on the Payment Date in which Noteholders first receive principal payments and ends on the Payment Date in which the Security Balance of such Class of Notes is paid in full, assuming the first Payment Date is December 15, 1997.

(3) Assumes that an optional termination is exercised when the aggregate Security Balance of the Notes and Certificates has been reduced to 10% or less of the aggregate Security Balance of the Notes and Certificates as of the Closing Date and the required 30 days notice has been given.

 PERCENTAGE OF ORIGINAL SECURITY BALANCE OF THE CLASS A-2 NOTES -- AMORTIZATION
                                SCHEDULE (1)(2)

                                                CONSTANT PREPAYMENT RATE (% CPR)
               PAYMENT DATE                    20%       30%       40%       50%
               ------------                    ----      ----      ----      ----
The Closing Date...........................     100%      100%      100%      100%
November 1998..............................     100       100       100       100
November 1999..............................     100       100       100       100
November 2000..............................     100       100       100        72
November 2001..............................     100        91        91        46
November 2002..............................      90        70        69        46
November 2003..............................      71        46        45         0
November 2004..............................      53         0         0         0
November 2005..............................      47         0         0         0
November 2006..............................       0         0         0         0
November 2007..............................       0         0         0         0
November 2008..............................       0         0         0         0
  Weighted Average Life (yrs)(3)...........    7.12      5.76      5.51      3.98

-------------------------
(1) Assumes that (i) an optional termination is exercised when the aggregate Security Balance of the Notes and Certificates has been reduced to 10% or less of the aggregate Security Balance of the Notes and Certificates as of the Closing Date and the required 30 days notice has been given and (ii) a monthly constant draw rate of 1.95%.

(2) All percentages are rounded to the nearest 1%.

(3) The weighted average life of each of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from November 19, 1997 to the related Payment Date (on a 30/360 basis), (ii) adding the results, and (iii) dividing by the sum of all principal payments received since issuance.

                 WEIGHTED AVERAGE LIFE(1) AND PAYMENT WINDOW(2)
            SENSITIVITY OF THE CLASS A-2 NOTES TO PAYMENTS AND DRAWS

                                                             CONSTANT PREPAYMENT RATE (% CPR)(3)
         MONTHLY                      20%                       30%                       40%                       50%
      CONSTANT DRAW         -----------------------    ----------------------    ----------------------    ----------------------
           RATE                WAL         WINDOW         WAL         WINDOW        WAL         WINDOW        WAL         WINDOW
      -------------         ----------    ---------    ----------    --------    ----------    --------    ----------    --------
1.00%.....................   7.12 yrs.    55 to 102     5.80 yrs.    44 to 83     4.51 yrs.    32 to 68     3.14 yrs.    22 to 48
1.95%.....................   7.12 yrs.    55 to 102     5.76 yrs.    44 to 82     5.51 yrs.    44 to 77     3.98 yrs.    28 to 61
3.00%.....................   7.12 yrs.    55 to 102     5.76 yrs.    44 to 82     5.48 yrs.    44 to 76     5.00 yrs.    39 to 71
4.00%.....................   7.12 yrs.    55 to 102     5.76 yrs.    44 to 82     5.48 yrs.    44 to 76     5.30 yrs.    44 to 72

-------------------------
(1) The weighted average life of each of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from November 19, 1997 to the related Payment Date (on a 30/360 basis), (ii) adding the results, and (iii) dividing by the sum of all principal payments received since issuance.

(2) The payment window is expressed in months and begins on the Payment Date in which Noteholders first receive principal payments and ends on the Payment Date in which the Security Balance of such Class of Notes is paid in full, assuming the first Payment Date is December 15, 1997.

(3) Assumes that an optional termination is exercised when the aggregate Security Balance of the Notes and Certificates has been reduced to 10% or less of the aggregate Security Balance of the Notes and Certificates as of the Closing Date and the required 30 days notice has been given.

 PERCENTAGE OF ORIGINAL SECURITY BALANCE OF THE CLASS A-3 NOTES -- AMORTIZATION
                                SCHEDULE (1)(2)

                                                CONSTANT PREPAYMENT RATE (% CPR)
                                               ----------------------------------
               PAYMENT DATE                    20%       30%       40%       50%
               ------------                    ----      ----      ----      ----
The Closing Date...........................     100%      100%      100%      100%
November 1998..............................     100       100       100       100
November 1999..............................     100       100       100        77
November 2000..............................     100        85        85        45
November 2001..............................      78        57        57        33
November 2002..............................      57        44        44        33
November 2003..............................      45        33        33         0
November 2004..............................      33         0         0         0
November 2005..............................      33         0         0         0
November 2006..............................       0         0         0         0
November 2007..............................       0         0         0         0
November 2008..............................       0         0         0         0
  Weighted Average Life (yrs)(3)...........    5.99      4.83      4.67      3.29

-------------------------
(1) Assumes that (i) an optional termination is exercised when the aggregate Security Balance of the Notes and Certificates has been reduced to 10% or less of the aggregate Security Balance of the Notes and Certificates as of the Closing Date and the required 30 days notice has been given and (ii) a monthly constant draw rate of 1.95%.

(2) All percentages are rounded to the nearest 1%.

(3) The weighted average life of each of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from November 19, 1997 to the related Payment Date (on a 30/360 basis), (ii) adding the results, and (iii) dividing by the sum of all principal payments received since issuance.

                 WEIGHTED AVERAGE LIFE(1) AND PAYMENT WINDOW(2)
            SENSITIVITY OF THE CLASS A-3 NOTES TO PAYMENTS AND DRAWS

                                                              CONSTANT PREPAYMENT RATE (% CPR)(3)
                               --------------------------------------------------------------------------------------------------
                                         20%                      30%                      40%                      50%
                               -----------------------   ----------------------   ----------------------   ----------------------
 MONTHLY CONSTANT DRAW RATE       WAL         WINDOW        WAL         WINDOW       WAL         WINDOW       WAL         WINDOW
 --------------------------    ----------    ---------   ----------    --------   ----------    --------   ----------    --------
1.00%........................   5.99 yrs.    40 to 102    4.86 yrs.    32 to 83    3.73 yrs.    23 to 68    2.60 yrs.    16 to 48
1.95%........................   5.99 yrs.    40 to 102    4.83 yrs.    32 to 82    4.67 yrs.    32 to 77    3.29 yrs.    20 to 61
3.00%........................   5.99 yrs.    40 to 102    4.83 yrs.    32 to 82    4.65 yrs.    32 to 76    4.21 yrs.    28 to 71
4.00%........................   5.99 yrs.    40 to 102    4.83 yrs.    32 to 82    4.65 yrs.    32 to 76    4.53 yrs.    32 to 72

-------------------------
(1) The weighted average life of each of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from November 19, 1997 to the related Payment Date (on a 30/360 basis), (ii) adding the results, and (iii) dividing by the sum of all principal payments received since issuance.

(2) The payment window is expressed in months and begins on the Payment Date in which Noteholders first receive principal payments and ends on the Payment Date in which the Security Balance of such Class of Notes is paid in full, assuming the first Payment Date is December 15, 1997.

(3) Assumes that an optional termination is exercised when the aggregate Security Balance of the Notes and Certificates has been reduced to 10% or less of the aggregate Security Balance of the Notes and Certificates as of the Closing Date and the required 30 days notice has been given.

                          DESCRIPTION OF THE DEPOSIT TRUST

     Household Consumer Loan Deposit Trust I (the "Deposit Trust") was established pursuant to a Pooling and Servicing Agreement dated as of September 1, 1995 among The Chase Manhattan Bank, N.A. as deposit trustee, the Servicer and the Seller. In July 1996, The Chase Manhattan Bank, N.A. merged into Chemical Bank, a New York state chartered commercial bank. Following that merger, The Chase Manhattan Bank, N.A. resigned as deposit trustee and the Seller appointed Texas Commerce Bank National Association as successor deposit trustee

(the "Deposit Trustee"). The Deposit Trustee was originally an affiliate of Chemical Bank, which merged into The Chase Manhattan Bank in 1996. An affiliate of the Deposit Trustee is also acting as Owner Trustee.

     The Deposit Trust operates as a master trust to acquire assets from the Seller and to issue participation interests in the assets of the Deposit Trust from time to time, such as the Series 1997-2 Participation and the Seller's Interest. As of the date of this Prospectus, five Series Participation Interests in the assets of the Deposit Trust have been issued, each of which supports asset-backed securities. The Deposit Trust is expected to continue as a trust after the Final Payment Date with respect to the Series 1997-2 Securities. The assets of the Deposit Trust are expected to change over the life of the Deposit Trust and the Series 1997-2 Securities, as certain interests and receivables in revolving consumer credit lines and related assets are included in the Deposit Trust and as certain interests and receivables subject to the Deposit Trust are collected, charged-off or removed.

     The Series 1997-2 Participation will be issued pursuant to the Pooling and Servicing Agreement and a supplement thereto containing specific provisions relating to the Series 1997-2 Participation (the "Series 1997-2 Supplement"). The Pooling and Servicing Agreement and a form of the Series 1997-2 Supplement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Pooling and Servicing Agreement and the Series 1997-2 Supplement. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the Series 1997-2 Supplement, as applicable. Additionally, capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement and the Series 1997-2 Supplement.

     The Trust Assets include one share of preferred stock of the Seller (the "Preferred Stock"). The Preferred Stock has a par value of $1.00 and is designated the "Class SV Preferred Stock". On the Initial Issuance Date, the Preferred Stock was issued directly to the Deposit Trustee. The share of Preferred Stock held by the Deposit Trustee is the only issued and outstanding share of the Seller's Preferred Stock. Pursuant to the Articles of Incorporation of the Seller (incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part), the sole rights of the Deposit Trustee as holder of the Preferred Stock are to (a) vote in the event the Seller desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due (collectively, the "Seller's Bankruptcy Initiatives"), and
(b) receive $1.00 upon liquidation of the Seller. The unanimous affirmative vote of the holders of the Preferred Stock is required to approve any of the Seller's Bankruptcy Initiatives. Holders of the Preferred Stock of the Seller have no other rights, including the right to receive dividends or to vote on any other matter.

     Although a majority of the holders of Series Participation Interests is required to direct the action of the Deposit Trustee with respect to any vote, pursuant to the Issuer's pledge of its interest in the Series 1997-2 Participation, the Indenture Trustee has the authority to vote the interest of the Series 1997-2 Participation. In the Indenture, the Indenture Trustee covenants that it will not consent to any of the Seller's Bankruptcy Initiatives. As trustee under indentures substantially identical to the Indenture, the Indenture Trustee also holds the voting power with respect to four of the five outstanding Series Participation Interests in the Deposit Trust. Such indentures also obligate the Indenture Trustee to refuse to consent to any of the Seller's Bankruptcy Initiatives. The fifth Series Participation Interest is held by an institutional investor. As holder of a substantial majority of the voting power with respect the Deposit Trust, the Indenture Trustee effectively has the authority to vote to direct the Deposit Trustee with respect to the Seller's Bankruptcy Initiatives.

GENERAL

     The Series 1997-2 Participation will evidence a specified percentage undivided beneficial interest in the Receivables held by the Deposit Trust and collections thereon. The Receivables held by the Deposit Trust will consist of the Receivables existing under the Initial Credit Lines as of the close of business on the Initial Cut-Off Date and Additional Balances arising under such Credit Lines thereafter. In addition, the Seller has conveyed and may convey from time to time to the Deposit Trust, without recourse, its interest in all Receivables existing in certain Aggregate Additional Credit Lines and Additional Balances arising under such Credit Lines.

     The balance in the Deposit Trust represented by the Series 1997-2 Participation on the Closing Date will equal $1,200,000,000 (the "Initial Series 1997-2 Participation Invested Amount"). Thereafter, the "Series 1997-2

Participation Invested Amount" with respect to any date will be an amount equal to the Initial Series 1997-2 Participation Invested Amount minus the sum of the Series 1997-2 Participation Principal Distribution Amount paid for all Distribution Dates and the Defaulted Amounts allocated to the Series 1997-2 Participation during the related and all prior Collection Periods that have not been included in the Series 1997-2 Participation Principal Distribution Amount on the current or any prior Distribution Date. The "Series 1997-2 Participation Principal Distribution Amount" on a Distribution Date is equal to the sum of (a) either (i) for Collection Periods occurring prior to the Accelerated Amortization Date or the commencement of an Early Amortization Period an amount equal to the greater of: (x) the Floating Allocation Percentage of Net Principal Collections or (y) the Minimum Principal Amount, or (ii) the Fixed Allocation Percentage of Principal Collections for Collection Periods occurring after the Accelerated Amortization Date or during an Early Amortization Period, and (b) to the extent of the applicable Allocation Percentage of Interest Collections remaining after the distribution of the Participation Pass-Through Rate on the Series 1997-2 Participation, the Defaulted Amounts allocated to the Series 1997-2 Participation during the related Collection Period and the amount of any Defaulted Amounts previously allocated to the Series 1997-2 Participation that have not been included in the Series 1997-1 Participation Principal Distribution Amount on any prior Distribution Date. The Seller will own the entire remaining undivided beneficial interest in the Receivables held by the Deposit Trust (the "Seller's Interest") not represented by the Series 1997-2 Participation and any other Series Participation Interests issued by the Deposit Trust.

ASSIGNMENT OF RECEIVABLES

     On the Initial Issuance Date, Subservicers transferred to the Seller and the Seller transferred to the Deposit Trust all of its right, title and interest in (i) all Receivables under the Initial Credit Lines existing as of the Initial Cut-Off Date, (ii) Additional Balances arising under such Credit Lines thereafter, (iii) all Recoveries allocable to the Initial Credit Lines, and (iv) the proceeds of all of the foregoing. The Seller has also sold and assigned to the Deposit Trust and may hereafter sell and assign to the Deposit Trust from time to time (a) Receivables arising under designated Aggregate Additional Credit Lines (whether existing at the time the Credit Lines were designated or arising under such Credit Lines thereafter), (b) all Recoveries allocable to such Aggregate Additional Credit Lines, and (c) the proceeds of all of the foregoing. The Deposit Trustee, concurrently with the transfer of the Initial Receivables, delivered the Seller's Interest to the Seller. On each issuance date for any Series, including the Closing Date, the Deposit Trustee will authenticate and deliver one or more certificates representing a Series Participation Interest, in each case against payment to the Seller of the net proceeds of the sale of such Series Participation Interest. At the direction of the Seller and the Issuer, the Deposit Trustee will deliver the Series 1997-2 Participation to the Indenture Trustee.

     In connection with the transfer of Receivables to the Deposit Trust, each Subservicer will indicate in its respective computer records that the Receivables have been conveyed to the Seller and from the Seller to the Deposit Trust. In addition, the Seller will provide to the Deposit Trustee a computer file or a microfiche list from the Subservicers containing a true and complete list showing for each Credit Line, as of the applicable date of designation (i) its account number, (ii) the aggregate amount outstanding in such Credit Line and (iii) the aggregate amount of Principal Receivables in such Credit Line. The Subservicers will retain and will not deliver to the Deposit Trustee any other records or agreements relating to the Credit Lines or the Receivables. Except as set forth above, the records and agreements relating to the Credit Lines and the Receivables will not be segregated from those relating to other consumer loans and receivables, and the physical documentation relating to the Credit Lines or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Seller or to the Deposit Trust. The Subservicers and the Seller have filed and will file UCC financing statements with respect to the sale of the Receivables from each of the Subservicers to the Seller and from the Seller to the Deposit Trust, respectively, meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables".

     As described below under "-- Additions of Credit Lines", the Seller will have the right (subject to certain limitations and conditions) to designate from time to time New Credit Lines and Additional Credit Lines (together, the "Aggregate Additional Credit Lines") to be included as Credit Lines. In the event such a designation is made, the Subservicers will convey to the Seller (for conveyance by the Seller to the Deposit Trust) all Receivables in such Aggregate Additional Credit Lines, whether such receivables are then existing or thereafter created. Each such Aggregate Additional Credit Line must be an Eligible Credit Line. In respect of any designation of Aggregate Additional Credit Lines, the Seller will follow the procedures set forth in the preceding paragraph, except the list provided to the Deposit Trustee will show information concerning such Aggregate Additional Credit Lines as of the date such Aggregate Additional Credit Lines are identified and designated. Aggregate Additional Credit Lines will be selected by the respective Subservicer, in a manner which it reasonably believes will not be materially adverse to the holders of interests in the Deposit Trust. In addition, the Seller may (under certain circumstances and subject to certain limitations and conditions) remove the Receivables under certain Credit Lines as described under "Description of the Deposit Trust -- Removal of Deposit Trust Assets".

REPRESENTATIONS AND WARRANTIES

     In the Pooling and Servicing Agreement, the Seller makes representations and warranties to the Deposit Trust relating to the Credit Lines and the Receivables as of the closing date for each Series (and as of the date Aggregate Additional Credit Lines are designated to the Deposit Trust) to the effect among other things, that as of each applicable date of designation, (a) each Credit Line was an Eligible Credit Line, (b) each of the Receivables then existing in the Credit Lines was an Eligible Receivable and (c) thereafter, on the date of creation of any new Receivable, such Receivable was an Eligible Receivable. If the Seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 60 days after the earlier of the discovery of such breach by the Seller or receipt of written notice of such breach by the Seller and such breach has a material adverse effect on the holder of an interest in such Receivable, all Receivables with respect to the Credit Line affected ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below. Each reassigned account shall no longer be included as a Credit Line. The Deposit Trustee and the Servicer may agree to extend the cure period for any such breach.

     "Eligible Receivable" means each receivable (a) which has arisen under an Eligible Credit Line (b) which was created in compliance in all material respects with all requirements of law and pursuant to any agreement under which such receivable was originated and which complies in all material respects with all requirements of law applicable to the respective Subservicer or other originator of the receivable, as applicable, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such receivable or the execution, delivery, creation and performance by the applicable Subservicer, or by the originator of the receivable, if not a Subservicer, of the related agreements pursuant to which such receivable was created have been duly obtained or given and are in full force and effect, (d) as to which at the time of its transfer to the Deposit Trust, the Seller or the Deposit Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests, (e) which has been the subject of either a valid transfer and assignment from the Seller to the Deposit Trust of all the Seller's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Deposit Trust, (f) which at the time of transfer to the Deposit Trust, will be the legal, valid and binding payment obligation of the obligor thereof enforceable against such obligor in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions,
(g) which at the time of its transfer to the Deposit Trust, has not been waived or modified except as permitted in accordance with the Servicing Guidelines, (h) which is not at the time of its transfer to the Deposit Trust subject to any right of rescission, set off, counterclaim or defense (including the defense of usury), (i) as to which the applicable Subservicer or other originator of the Receivable, as applicable, and the Seller have satisfied all obligations to be fulfilled at the time it is transferred to the Deposit Trust, (j) as to which, at the time of its transfer to the Deposit Trust, none of the applicable Subservicer or such other originator of the receivable, as applicable, nor the Seller has taken any action which would impair or failed to take any action the result of which would impair the rights of the Deposit Trust or the holders of interests therein and (k) which constitutes either an "account" or a "general intangible" under the applicable UCC as then in effect.

     An Ineligible Receivable shall be reassigned to the Seller on or before the end of the Collection Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller's Trust Amount (as defined herein). In the event that the exclusion of the principal portion of an Ineligible Receivable from the calculation of the Seller's Trust Amount would cause the portion of the Seller's Trust Amount owned by Household Consumer Loan Corporation to be reduced below 1.01% of the aggregate invested amounts of all outstanding Series Participation Interests on the Distribution Date following the Collection Period in which such reassignment obligation arises, the Seller will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Trust Amount would be reduced below 1.01% of the aggregate invested amounts of all outstanding Series Participation Interests. The portion of such deposit attributable to the principal of such Ineligible Receivable will be applied as a Principal Collection. The reassignment of any Ineligible Receivable to the Seller, and the obligation of the Seller to make any deposits into the Collection Account as described in this paragraph, is the sole remedy available to the holders of Series Participation Interests or the Deposit Trustee on behalf of holders of Series Participation Interests with respect to any breach of the representations and warranties described in the preceding paragraph. The Subservicers have each agreed with respect to Receivables conveyed by such institution to repurchase from the Seller any Ineligible Receivables reassigned to the Seller and to provide the Seller any amounts necessary to enable the Seller to make the deposit referred to above. The term "Seller's Trust Amount" means at any time of determination, an amount equal to the total aggregate amount of Principal Receivables, minus the aggregate invested amount of all outstanding Series Participation Interests in the Deposit Trust (including the Series 1997-2 Participation) at such time.

     The Seller will also make representations and warranties to the Deposit Trust to the effect, among other things, that as of the Closing Date it is a corporation validly existing under the laws of the State of Nevada, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Series 1997-2 Supplement. The Seller will further represent to the Deposit Trust on the Closing Date and, with respect to the Aggregate Additional Credit Lines, as of each addition date, that (a) the Pooling and Servicing Agreement and the Series 1997-2 Supplement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling and Servicing Agreement and the Series 1997-2 Supplement constitute either a valid sale, transfer and assignment to the Deposit Trust of all right, title and interest of the Seller in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the holders of interests in the Deposit Trust), and in Recoveries, or the grant of a first priority perfected security interest under the applicable UCC in such Receivables and the proceeds thereof, which is effective as to each receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the interest of any holder of any Series Participation Interest in the Receivables or the availability of the proceeds thereof to the Deposit Trust (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement), either the Deposit Trustee, holders of Series Participation Interests entitled to vote thereon evidencing not less than 51% of the principal portion of such interests, or any other person entitled pursuant to a Series Supplement to deliver such notice, by written notice to the Seller and the Servicer (and to the Deposit Trustee if given by the holders of interests in the Deposit Trust or any such other person), may direct the Seller to accept the reassignment of the Receivables in the Deposit Trust within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Collection Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment with respect to the Series 1997-2 Participation will be equal to the unpaid principal balance of the Series 1997-2 Participation on such Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid amounts at the Participation Pass-Through Rate on the unpaid principal balance of the Series 1997-2 Participation and certain amounts that were distributable but not paid on a prior Distribution Date at the Participation Pass-Through Rate, through the day preceding such Distribution Date (the "Transfer Price"). The payment of the Transfer Price in immediately available funds will be considered a payment in full of the unpaid principal balance of the Series 1997-2 Participation and such funds will be distributed upon presentation and surrender of the Series 1997-2 Participation. If the Deposit Trustee or holders of interests in the Deposit Trust give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to holders of interests in the Deposit Trust or the Deposit Trustee on behalf of holders of interests in the Deposit Trust. Under the Receivables Purchase Agreement, the applicable Subservicer will repurchase the Receivables purchased by the Seller in accordance with this paragraph.

     It is not required or anticipated that the Deposit Trustee, the Owner Trustee or the Indenture Trustee will make any initial or periodic examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Subservicers' and the Seller's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Deposit Trustee, the Owner Trustee or the Indenture Trustee will make any initial or periodic general examination of the Servicer or Subservicers for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement, the Series 1997-2 Supplement or for any other purpose. The Servicer, however, will deliver to the Deposit Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Deposit Trust in and to the Receivables and certain other components of the Deposit Trust.

TRANSFER OF SELLER'S INTEREST; ADDITIONAL SELLERS AND ORIGINATORS

     The Pooling and Servicing Agreement allows the Seller to designate affiliates of the Seller as additional sellers. Each such additional seller would be a "Seller" under the Pooling and Servicing Agreement, and the term "Seller" as used herein and therein would thereupon include such additional seller, except that each person that is a Seller shall be severally and not jointly, liable for all obligations, covenants, representations and warranties specifically undertaken by such person in its capacity as a Seller. Such additional seller would be transferred a "Supplemental Certificate", representing a portion of the Seller's Interest subject to the following conditions, among others: (a) the Rating Agency Condition shall have been satisfied; and (b) the Seller shall have delivered to the Deposit Trustee a certificate of any authorized officer to the effect that, in the reasonable belief of the Seller, such transfer will not have an Adverse Effect.

     Except for transfers to additional sellers as described above, as otherwise set forth in the Pooling and Servicing Agreement, the Seller may not transfer the Seller's Interest or its obligations under the Pooling and Servicing Agreement and any Series Supplement, unless the Seller and the Deposit Trustee have been advised that the Rating Agency Condition has been satisfied.

     Upon satisfaction of the Rating Agency Condition and certification by the Seller that it reasonably believes that no Adverse Effect will result, the Seller is also permitted to acquire Receivables from originators other than the Subservicers. Each such additional originator would sell Receivables to the Seller pursuant to a receivables purchase agreement substantially similar to the Receivables Purchase Agreement, which receivables purchase agreement would subject such additional originator to the same obligations described herein to which the Subservicers are subject, and references herein to the Subservicers in their capacities as originators shall be deemed to include a reference to each such additional originator.

ADDITIONS OF CREDIT LINES

     The Seller will have the right, but not an obligation, to designate from time to time Aggregate Additional Credit Lines to be included as Credit Lines in order to avoid the occurrence of an Amortization Event. Should the Seller fail to exercise this right, an Amortization Event may occur. In the event the Seller does exercise such right, the applicable Subservicer will convey to the Seller, which in turn will convey to the Deposit Trust, its interest in all receivables arising from such Aggregate Additional Credit Lines, whether such Receivables are then existing or thereafter created. Such conveyances will be subject to the following conditions, among others: (i) each such Aggregate Additional Credit Line must be an Eligible Credit Line, and (ii) except for the addition of New Credit Lines (a) the Additional Credit Lines are selected in a manner which the Seller reasonably believes will not result in an Adverse Effect; and (b) the Rating Agency Condition shall have been satisfied. "Adverse Effect" means any action that will result in the occurrence of an Amortization Event with respect to any Series Participation Interest or adversely affect the amount or timing of distributions to holders of any Series Participation Interest.

     Each Aggregate Additional Credit Line must be an Eligible Credit Line at the time of its designation. However, since Aggregate Additional Credit Lines which may be originated after the Closing Date may not have been a part of the Portfolio as of the close of business on the Series 1997-2 Cut-Off Date, they may not be of the same credit quality as the Credit Lines existing as of such date. Such Aggregate Additional Credit Lines may have been originated using credit criteria different from those which were applied to the Credit Lines as of the Series 1997-2 Cut-Off Date or may have been acquired from another consumer credit lender or entity which utilized different credit criteria. Consequently, the performance of such Aggregate Additional Credit Lines may be better or worse than the performance of the credit lines in the Portfolio as of the Series 1997-2 Cut-Off Date.

REMOVAL OF DEPOSIT TRUST ASSETS

     Subject to the conditions set forth in the following sentence, on any day the Seller may, but shall not be obligated to, acquire all Receivables and proceeds thereof with respect to Removed Credit Lines. The Seller is permitted to designate and require reassignment to it of the Receivables from Removed Credit Lines only upon satisfaction of the following conditions: (i) the Seller shall have delivered to the Deposit Trustee a computer file or microfiche list containing a true and complete list of all Removed Credit Lines, such Credit Lines to be identified by, among other things, account number and their aggregate amount of Principal Receivables; (ii) the Seller shall have delivered an officer's certificate to the Deposit Trustee to the effect that in the reasonable belief of the Seller: (a) no selection procedure reasonably believed by the Seller to be materially adverse to the interests of holders of interests in the Deposit Trust was utilized in removing the Removed Credit Lines; (b) such removal will not result in the occurrence of an Amortization Event; and (c) such removal will not have an Adverse Effect; (iii) the Seller shall have delivered prior written notice (the "Removal Notice") of the removal to each Rating Agency, the Deposit Trustee and the Servicer; and (iv) except with respect to a removal of less than 5% of the Principal Receivables in the Deposit Trust, prior to the date on which such Receivables are to be removed, the Rating Agency Condition shall have been satisfied with respect to such removal.

     Notwithstanding the foregoing, on the date a Credit Line becomes a Defaulted Credit Line such Credit Line will be deemed removed from the Deposit Trust and assigned to the Seller. All Recoveries attributable to such Credit Lines will be deposited in the Collection Account and applied as Finance Charge Receivables as provided herein.

     In addition, the Servicer has the option to repurchase Receivables which are delinquent prior to the date such Receivables would be charged-off. Such repurchase will be accomplished by deducting the balance thereof from the Seller's Trust Amount, provided that the portion of the Seller's Trust Amount owned by Household Consumer Loan Corporation would not be reduced below 1.01% of the aggregate invested amounts of all outstanding Series Participation Interests.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the Seller may at any time designate, or redesignate a fixed percentage (the "Discount Percentage") of the Principal Receivables assigned to the Deposit Trust to be treated as Finance Charge and Administrative Receivables. The Principal Discount may apply to such Principal Receivables assigned to the Deposit Trust prior to, on or after the date the Seller makes such designation or redesignation. The Seller must provide 30 days' prior written notice to the Servicer, the Deposit Trustee, and each Rating Agency of any increase, decrease or withdrawal of such designation or redesignation, and such designation will become effective on the date specified therein only if (i) an officer's certificate is delivered to the effect that in the reasonable belief of the Seller such designation or redesignation will not have an Adverse Effect and (ii) the Rating Agency Condition is satisfied. No such election has been exercised as of the date of this Prospectus.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law, the applicable Subservicer may change the terms of the Credit Line Agreements at any time. Upon a determination by a Subservicer that prudent business practice requires such Subservicer to make changes in the terms of the Credit Line Agreements as well as all comparable loans in its respective portfolio, then, provided that such Subservicer and the Servicer reasonably believe such changes will not have an Adverse Effect, such changes may be made.

PAYMENTS ON CREDIT LINES; DEPOSITS TO COLLECTION ACCOUNT

     The Servicer has established and will maintain with the Deposit Trustee a single separate trust account (the "Collection Account") for the benefit of the holders of interests in the Deposit Trust, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Except as otherwise described herein and subject to the investment provision described in the following paragraphs, within two Business Days following receipt by the Servicer or a Subservicer of amounts in respect of the Receivables (excluding amounts representing taxes, assessments, credit insurance charges, or similar items), the Servicer or Subservicer will deposit such amounts in the Collection Account. Notwithstanding the foregoing, for as long as HFC remains the Servicer under the Pooling and Servicing Agreement and maintains a commercial paper rating of at least P-1 from Moody's Investors Service, Inc. ("Moody's") and A-1 from Standard & Poor's Ratings Services ("Standard & Poor's"), which is currently the case, the Servicer need not deposit collections into the Collection Account within two Business Days of receipt but may use for its own benefit all such collections until the related Distribution Date. While such ratings are maintained, on or prior to each Distribution Date, the Servicer will deposit in the Collection Account amounts which are to be included in the funds available for the related Distribution Date. Amounts deposited in the Collection Account may be invested in Permitted Investments (as described in the Pooling and Servicing Agreement) maturing no later than the related Distribution Date. On the fourth Business Day prior to each Distribution Date, the Servicer will notify the Deposit Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     At any time that the commercial paper issued by HFC does not satisfy the rating requirements specified above, HFC may continue to hold collections prior to distribution as described above so long as HFC causes to be maintained an irrevocable letter of credit or surety bond or other credit enhancement instrument in form and substance satisfactory to each Rating Agency (a "Servicer Credit Facility"), issued by a depository institution or insurance company having a rating on its (A) short-term obligations of at least P-1 and long-term obligations of at least A2 by Moody's and (B) short-term obligations of A-1 and long-term obligations of A by Standard & Poor's or other ratings if approved by the Rating Agencies and providing that the Deposit Trustee may draw thereon in the event that HFC, as Servicer, fails to make any deposit or payment required under the Pooling and Servicing Agreement.

     An "Eligible Account" is an account that is either (i) a segregated account with a depository institution organized under the laws of the United States or any of the states thereof, which depository at the time of any deposit therein has a long-term debt rating acceptable to the Rating Agencies or a certificate of deposit rating acceptable to the Rating Agencies, or (ii) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states thereof, and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository shall have a credit rating signifying investment grade from the Rating Agencies.

     Permitted Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then-current ratings of the Notes. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Seller. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Deposit Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and the Series 1997-2 Supplement.

ALLOCATIONS AND COLLECTIONS

     All collections on the Credit Lines will be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest (the "Interest Collections") and amounts collected in respect of principal, including amounts constituting the principal portion of the amount paid to repurchase a Receivable (the

"Principal Collections"). However, notwithstanding the requirements of the Credit Line Agreements, all Recoveries (whether interest or principal) shall be treated as Interest Collections and not Principal Collections.

     Prior to an Early Amortization Period, the portion of Interest Collections allocable to the Series 1997-2 Participation will equal the Floating Allocation Percentage of such Interest Collections. The remaining amount of Interest Collections shall be allocated to the Seller's Interest or other Series Participation Interests, as applicable. During an Early Amortization Period, Interest Collections allocated to the Series 1997-2 Participation will equal the Fixed Allocation Percentage of such Interest Collections. However, during an Early Amortization Period, Defaulted Amounts allocated to the Series 1997-2 Participation shall continue to be made based upon the Floating Allocation Percentage.

     For any Collection Period prior to the Accelerated Amortization Date or the commencement of an Early Amortization Period, Principal Collections will be allocated to the Series 1997-2 Participation based upon the greater of: (i) the Floating Allocation of Net Principal Collections or (ii) the Minimum Principal Amount. For any Collection Period after the Accelerated Amortization Date or during an Early Amortization Period, the Series 1997-2 Participation will be entitled to Principal Collections based upon the Fixed Allocation Percentage. As of any Determination Date, "Net Principal Collections" is the excess, if any, of Principal Collections for the related Collection Period, less Additional Balances sold to the Deposit Trust during such Collection Period.

     As of any Determination Date, the "Floating Allocation Percentage" is calculated as a fraction, the numerator of which is the Series 1997-2 Participation Invested Amount as of the last day of the related Collection Period and the denominator of which is the greater of (a) the Pool Balance as of the first day of the related Collection Period and (b) the sum of the numerators used to calculate the Allocation Percentage of Finance Charge and Administrative Receivables, Principal Receivables and Defaulted Amounts, as applicable, for all outstanding Series Participation Interests for the related Distribution Date.

     As of any Determination Date, the "Fixed Allocation Percentage" is calculated as a fraction, the numerator of which is the Series 1997-2 Participation Invested Amount as of the last day immediately preceding the commencement of an Early Amortization Period or the Accelerated Amortization Date, as applicable, and the denominator of which is the greater of (a) the Pool Balance as of the first day of the related Collection Period and (b) the sum of the numerators used to calculate the Allocation Percentage of Finance Charges and Administrative Receivables, Principal Receivables and Defaulted Amounts, as applicable, for all outstanding Series Participation Interests for the related Distribution Date.

     For any Distribution Date, the Fixed Allocation Percentage applicable to Principal Collections may be different than the Fixed Allocation Percentage applicable to Interest Collections if an Amortization Event occurs after the Accelerated Amortization Date.

     "Recoveries" means amounts collected or received with respect to Defaulted Credit Lines, net of costs and expenses of recovery.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Credit Lines as of such date. The "Principal Balance" of a Credit Line (other than a Defaulted Credit Line) on any day is equal to its Principal Balance on the respective Cut-Off Date, plus (i) any Additional Balance in respect of such Credit Line, minus (ii) all Principal Collections credited against the Principal Balance prior to such day, minus
(iii) all related Defaulted Amounts, and plus or minus (iv) any correcting adjustments. The Principal Balance of a Defaulted Credit Line shall be zero. With respect to any Distribution Date, a "Defaulted Amount" is the amount equal to the Principal Balance of a Defaulted Credit Line that the Servicer has charged off on its servicing records in the related Collection Period. A "Defaulted Credit Line" is a Credit Line as to which the Servicer has charged off all of the related Principal Balance.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments called for under the Credit Lines and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the consumer loans in its servicing portfolio which are comparable to the Credit Lines. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Credit Lines. The Servicer may also enter into a payment arrangement for past due payments, provided that any such arrangement is consistent with the Servicer's policies with respect to comparable consumer loans held in its portfolio.

     In accordance with the terms of the Pooling and Servicing Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Personal Homeowner Credit Line. In any case in which a property against which a lien was filed in connection with a Personal Homeowner Credit Line is being conveyed by the borrower, the Servicer is not obligated to exercise its rights to accelerate the maturity of such Credit Line under any due-on-sale clause applicable thereto. To the extent the Servicer becomes aware of such a conveyance, it will generally attempt to open a new secured or unsecured line of credit with the borrower, thereby paying off the balance of the Personal Homeowner Credit Line. In the event a new credit line is not established, the Servicer will enforce the due-on-sale clause unless prohibited by applicable law from doing so. See "Certain Legal Aspects of Receivables -- 'Due-on-Sale' Clauses" herein.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As long as HFC is the Servicer it will receive, or be entitled to retain on behalf of itself and the Subservicers, a portion of the Interest Collections remaining after distribution of the Series 1997-2 Participation Interest Distribution Amount and the Series 1997-2 Participation Principal Distribution Amount as a servicing fee. Such fee attributable to the Series 1997-2 Participation will be paid monthly in arrears in the amount of 2.00% per annum of the Series 1997-2 Participation Invested Amount as of the end of the related Collection Period (the "Servicing Fee"). If HFC is no longer the Servicer, the Servicing Fee will be paid to the successor Servicer from Interest Collections prior to any distributions on the Series 1997-2 Participation.

     The Servicer will pay certain ongoing expenses associated with the Deposit Trust and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Deposit Trustee, and any Paying Agent. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Credit Lines, such right of reimbursement being prior to the rights of holders of any Series Participation Interests, including the Series 1997-2 Participation, to receive any related Recoveries.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides for delivery on or before March 31 in each year, to the Deposit Trustee, the Owner Trustee, the Indenture Trustee and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Pooling and Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

     On or before March 31 of each year, the Servicer will furnish a report prepared by a firm of independent public accountants to the Deposit Trustee, the Owner Trustee, the Indenture Trustee and the Rating Agencies stating that such accountants have examined certain documents and the records relating to servicing of credit lines as prescribed under certain agreements (including the Pooling and Servicing Agreement) and compared mathematical calculations for each monthly servicing report with the Servicer's computer reports. Such report will state whether such examinations disclosed items of non-compliance with the provision of the Pooling and Servicing Agreement or variations in the results of such calculations which, in the opinion of the firm, are material, and all items of non-compliance shall be specified in the report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

     The Pooling and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or (ii) upon the satisfaction of the following conditions: (a) the Servicer has delivered an executed assumption agreement in form satisfactory to the Deposit Trustee, assigning its obligations and duties to a wholly owned subsidiary of Household International, Inc. or to another entity as to which the Rating Agency Condition shall have been satisfied; and (b) the successor meets the eligibility requirements specified in the Pooling and Servicing Agreement. No such resignation will become effective until the Deposit Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Deposit Trustee, the Indenture Trustee, and the holders of interests in the Deposit Trust for the Servicer's duties and obligations under the Pooling and Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Pooling and Servicing Agreement provides that neither the Servicer, the Seller, nor any director, officer, employee or agent of the Servicer or the Seller will be under any liability to the Deposit Trust, the Indenture Trustee or the holders of any Series Participation Interest and any Noteholders or Certificateholders (together, "Securityholders") for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer, the Seller nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Servicer, the Seller and any director, officer, employee or agent of the Servicer or the Seller is entitled to indemnification by the Deposit Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or any interest in the Deposit Trust, other than any loss, liability or expense related to any specific Credit Line (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that neither the Servicer nor the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Servicer or the Seller may, however, in its or their discretion undertake any such action which it or they may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of interest thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom and any claims by the Servicer or the Seller for indemnification will be expenses, costs and liabilities of the Deposit Trust. The Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor and indemnified pursuant to the terms of the Pooling and Servicing Agreement out of funds otherwise distributable to holders of interests in the Deposit Trust. The Servicer's right to such indemnity or reimbursement shall survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Any corporation into which the Servicer or the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Seller shall be a party, or any corporation succeeding to the business of the Servicer or the Seller shall be the successor of the Servicer or the Seller under the Pooling and Servicing Agreement.

SERVICER DEFAULTS

     "Servicer Defaults" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit, or to give instructions to the Deposit Trustee to make a payment, transfer or deposit required to be made under the Pooling and Servicing Agreement which failure continues unremedied for five Business Days after the date such payment, transfer or deposit was required to be made or given; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which has an Adverse Effect and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Deposit Trustee, or to the Servicer and the Deposit Trustee by holders of interests in the Deposit Trust evidencing not less than 10% of the then outstanding principal amount of each such affected interest; (iii) any breach of a representation or warranty or untrue certification by the Servicer which has an Adverse Effect and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Deposit Trustee, or to the Servicer and the Deposit Trustee by holders of interests in the Deposit Trust evidencing not less than 10% of the then outstanding principal amount of each such affected interest; or (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Servicer as set forth in the Pooling and Servicing Agreement which continue unremedied for 60 days.

     A delay in or failure of performance referred to under clauses (ii) or
(iii) above that continues for a period of 60 days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Deposit Trustee, the Seller, and the holders of interests in the Deposit Trust prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON A SERVICER DEFAULT

     So long as a Servicer Default remains unremedied, either (a) the Deposit Trustee or (b) the holders of Series Participation Interests in the Deposit Trust evidencing more than 50% of the then aggregate outstanding principal amount of each such interest may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Credit Lines. If the Servicer's rights are terminated, a successor Servicer, appointed by the Deposit Trustee, or if no successor has been appointed by the date the Servicer's rights and obligations are terminated, the Deposit Trustee, will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to similar compensation arrangements. In addition, if the Deposit Trustee has not received any bids from potential successor Servicers within 60 days of the date notice of termination has been delivered to the Servicer and the Servicer Default cannot be cured, the Seller shall have the right, but not an obligation, to repurchase the outstanding Series Participation Interests on the following Distribution Date for an amount equal to the Transfer Price. In the event that the Deposit Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of a consumer loan servicer holding all licenses and permits required to perform the obligations of the Servicer under the Pooling and Servicing Agreement. Any such successor must have a net worth of at least $50,000,000 and be reasonably acceptable to the Rating Agencies. Pending such appointment, the Deposit Trustee will be obligated to act in the capacity as Servicer unless prohibited by law. Any successor will receive the same compensation that the prior Servicer would otherwise have received (or such lesser compensation as the Deposit Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Servicer Default that has occurred relates to the bankruptcy or insolvency of the Servicer.

     Holders of Series Participation Interests in the Deposit Trust will have no right under the Pooling and Servicing Agreement to direct the time, method and place of exercising any remedy, trust or power of the Deposit Trustee unless holders evidencing more than 50% of the then aggregate outstanding principal amount of Series Participation Interests make written request upon the Deposit Trustee to take such action. However, under certain circumstances described in the Pooling and Servicing Agreement, upon the advice of counsel, the Deposit Trustee may refuse to take such action. The Deposit Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Series Participation Interests in the Deposit Trust, unless such holders have offered to the Deposit Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Other than as described in the following paragraph, the Pooling and Servicing Agreement and any supplement thereto may be amended by the Seller, the Servicer and the Deposit Trustee, without consent of the holders of the Series 1997-2 Participation, any other Series Participation Interest or the Series 1997-2 Securities provided that the Seller certifies to the Deposit Trustee and the Rating Agencies that it does not believe such amendment will have an Adverse Effect.

     The Pooling and Servicing Agreement or any supplement thereto may be amended by the Seller, the Servicer and the Deposit Trustee with the consent of the holders of Series Participation Interests evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Series Participation Interests of all affected Series for which the Seller has not delivered an officer's certificate stating that there is no Adverse Effect. However, no such amendment may (a) without the consent of each holder of a Series Participation Interest effected (i) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Series Participation Interest, (ii) change the definition or the manner of calculating the interest of any Series Participation Interest or (iii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the Series Participation Interests the holders of which are required to consent to any amendment, or (b) adversely affect the rating of any Series or class of securities without the consent of the holders of Series Participation Interests evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Series Participation Interests affected thereby. Promptly following the execution of any amendment to the Pooling and Servicing Agreement that did not require the consent of any holders of Series Participation Interests, the Deposit Trustee will furnish written notice of the substance of such amendment to holders of Series Participation Interests. Notwithstanding the foregoing, any supplement executed in connection with the issuance of one or more subsequent Series will not be considered an amendment to the Pooling and Servicing Agreement. Any designation of additional Sellers in accordance with the terms of the Pooling and Servicing Agreement will also not be considered an amendment of the Pooling and Servicing Agreement unless the supplement designating such additional Seller expressly amends the Pooling and Servicing Agreement.

EXERCISE OF RIGHTS BY HOLDERS OF SERIES PARTICIPATION INTERESTS

     The Series 1997-2 Participation will be the fifth Series Participation Interest issued by the Deposit Trust. It is anticipated that additional Series Participation Interests will be issued and will be the basis for the issuance of additional series of securities. The rights of such holders to direct the voting of the related Series Participation Interest will be governed by the documents pursuant to which such additional series are issued and may be different from such provisions relating to the Series 1997-2 Participation. It is not expected that holders of the Series 1997-2 Securities will hold voting power sufficient to unilaterally direct any action with respect to the Deposit Trust. As additional Series Participation Interests are issued and the Series 1997-2 Participation is reduced, the relative interest of the Series 1997-2 Securities in the Deposit Trust will be reduced, thereby further reducing the effective voting power of such securities.

THE DEPOSIT TRUSTEE

     The commercial bank or trust company serving as Deposit Trustee may have other banking relationships with the Seller and/or its affiliates, including the Servicer.

     The Deposit Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Deposit Trustee. The Seller may also remove the Deposit Trustee if the Deposit Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Deposit Trustee becomes insolvent. Upon becoming aware of such circumstances, the Seller will be obligated to appoint a successor Deposit Trustee. Any resignation or removal of the Deposit Trustee and appointment of a successor Deposit Trustee will not become effective until acceptance of the appointment by the successor Deposit Trustee.

CERTAIN ACTIVITIES

     The Deposit Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities or other interests in exchange for property (except Series Participation Interests); or
(vii) repurchase or otherwise reacquire its securities. See "Description of the Deposit Trust -- Evidence as to Compliance" for information regarding reports as to the compliance by the Servicer with the terms of the Pooling and Servicing Agreement.

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

DISTRIBUTIONS ON THE SERIES 1997-2 PARTICIPATION

     On each Distribution Date, distributions on the Series 1997-2 Participation will be made by the Deposit Trustee or the Paying Agent to the Indenture Trustee. The term "Distribution Date" means the Business Day prior to the Payment Date in each month. Distributions will be made by wire transfer to the Payment Account maintained by the Indenture Trustee.

     Interest Distributions. On each Distribution Date, the Deposit Trustee or the Paying Agent will distribute to the Indenture Trustee from the applicable Allocation Percentage of Interest Collections for the preceding Collection Period an amount equal to the amount accrued at the Participation Pass-Through Rate on the unpaid Principal Balance of the Series 1997-2 Participation, calculated on the basis of the actual number of days elapsed, from and including, the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), to but excluding, the current Distribution Date and a 360 day year. The "Participation Pass-Through Rate" for each Distribution Date is a per annum rate equal to the Prime Rate as published by the Board of Governors of the Federal Reserve System in Statistical Release H.15(519), Selected Interest Rates, or any successor publication ("Prime Rate") as of the first day of the related Interest Period, less 1.50%, subject to a minimum rate equal to a per annum rate which will result in an amount which will be sufficient to pay the full amount of interest due on the Notes and to make a full distribution on the Certificates at the Certificate Rate, plus, in respect of the Accelerated Principal Payment Amount, for Distribution Dates occurring prior to December 1998, 1.50% of the Series 1997-2 Participation Invested Amount, and for Distribution Dates occurring in December 1998 and thereafter, 0.25% of the Series 1997-2 Participation Invested Amount, in each case, on the basis of twelve months consisting of 30 days each and a 360 day year. See "Description of the Securities -- Distributions on the Securities" herein.

     Principal Distributions. On each Distribution Date, the Deposit Trustee or the Paying Agent will distribute to the Indenture Trustee on behalf of the Issuer, the Floating or Fixed Allocation Percentage (as applicable) of Principal Collections or Net Principal Collections (as applicable); provided that prior to an Early Amortization Period or the Accelerated Amortization Date, if the Floating Allocation Percentage of Net Principal Collections is less than the Minimum Principal Amount, the amount of Principal Collections distributable on the Series 1997-2 Participation shall be the Minimum Principal Amount.

     The "Minimum Principal Amount" for any Distribution Date prior to the Accelerated Amortization Date and the occurrence of an Amortization Event is the lesser of (a) the Floating Allocation Percentage of Principal Collections for such Distribution Date and (b) the amount by which (i) for Distribution Dates occurring prior to December 1998, 2.50% of the Series 1997-2 Participation Invested Amount, and (ii) for Distribution Dates occurring in December 1998 and thereafter, 2.20% of the Series 1997-2 Participation Invested Amount, in each case, exceeds the portion of the amount of the Defaulted Amount allocated to the Series 1997-2 Participation that is covered by the applicable Allocation Percentage of Finance Charges and Administrative Receivables in excess of the Series 1997-2 Participation Interest Distribution Amount distributed on the Series 1997-2 Participation on such Distribution Date.

                         DESCRIPTION OF THE SECURITIES

     The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. Forms of the Indenture and Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Indenture and Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and Trust Agreement.

GENERAL

     The Notes will be issued only in fully registered form, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Notes will be secured by the Trust Assets pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Series 1997-2 Participation (ii) collections in respect of the Series 1997-2 Participation;
(iii) amounts on deposit in the Payment Account (excluding net

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

earnings thereon); (iv) the Preferred Stock of the Seller and (v) an assignment of the Issuer's rights under the Series 1997-2 Supplement. Replacement Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as Note Registrar. See "Registration of Notes" below. No service charge will be made for any registration, exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Application will be made to list the Notes on the Luxembourg Stock
Exchange.

DISTRIBUTIONS ON THE SECURITIES

     Beginning with the Payment Date occurring in December 1997, distributions on the Notes will be made by the Indenture Trustee or the Paying Agent on each Payment Date to the persons in whose names such Notes are registered ("Noteholders") at the close of business on the day prior to each Payment Date (the "Record Date"), except as provided in "Registration of Notes" below. The term "Payment Date" means the fifteenth day of each month (or if such day is not a Business Day, the next succeeding Business Day). Distributions will be made by check or money order mailed (or upon the request of a Noteholder owning Notes having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein on the fifth Business Day prior to the related Payment Date (the "Determination Date"). However, the final distribution in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final distribution. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or Illinois are required or authorized by law to be closed.

     Allocation of Remittances on the Series 1997-2 Participation. The Indenture Trustee will establish and maintain an account (the "Payment Account") into which the Deposit Trustee will wire the remittances on the Series 1997-2 Participation for the related Collection Period. Each Distribution Date with respect to the Series 1997-2 Participation will be the Business Day prior to each Payment Date on the Series 1997-2 Securities. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in certain investments acceptable to the Rating Agencies maturing on or before the related Payment Date.

     Except as provided below, on each Payment Date other than a Payment Date occurring after an Event of Default, remittances on the Series 1997-2 Participation will be allocated in the following order of priority:

     (i) sequentially, as payment for the amount of interest due on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes;

     (ii) except as otherwise specified below, to the Certificates on behalf of the Issuer, as payment of the amount distributable in respect of the Certificate Rate on the Security Balance of the Certificates and previously unpaid;

     (iii) sequentially, up to the Optimum Monthly Principal,

        (a) to the Class A-1 Notes until the Security Balance of the Class A-1 Notes equals the Class A-1 Targeted Principal Balance,

        (b) to the Class A-2 Notes until the Security Balance of the Class A-2 Notes equals the Class A-2 Targeted Principal Balance, to the extent the Adjusted Security Balance of the Class A-2 Notes is not reduced below the Minimum Security Balance for the Class A-2 Notes,

        (c) to the Class A-3 Notes until the Security Balance of the Class A-3 Notes equals the Class A-3 Targeted Principal Balance, to the extent the Adjusted Security Balance of the Class A-3 Notes is not reduced below the Minimum Security Balance for the Class A-3 Notes, and

        (d) to the Class B Notes until the Security Balance of the Class B Notes equals the Class B Targeted Principal Balance, to the extent the Adjusted Security Balance of the Class B Notes is not reduced below the Minimum Security Balance for the Class B Notes;

     (iv) to the Certificates, up to the remaining Optimum Monthly Principal until the Security Balance of the Certificates equals the Certificate Targeted Balance, to the extent the Adjusted Security Balance of the Certificates is not reduced below $14,000,000;

     (v) to the Seller, in reduction of the Overcollateralization Amount, up to the remaining Optimum Monthly Principal provided the Overcollateralization Amount is not less than $17,000,000;

     (vi) as principal on the Notes, sequentially, up to the Accelerated Principal Payment Amount for such Payment Date:

        (a) to the Class A-1 Notes until the Security Balance of the Class A-1 Notes equals the Class A-1 Targeted Principal Balance,

        (b) to the Class A-2 Notes until the Security Balance of the Class A-2 Notes equals the Class A-2 Targeted Principal Balance, to the extent the Adjusted Security Balance of the Class A-2 Notes is not reduced below the Minimum Security Balance for the Class A-2 Notes,

        (c) to the Class A-3 Notes until the Security Balance of the Class A-3 Notes equals the Class A-3 Targeted Principal Balance, to the extent the Adjusted Security Balance of the Class A-3 Notes is not reduced below the Minimum Security Balance for the Class A-3 Notes,

        (d) to the Class B Notes until the Security Balance of the Class B Notes equals the Class B Targeted Principal Balance, to the extent the Adjusted Security Balance of the Class B Notes is not reduced below the Minimum Security Balance for the Class B Notes,

        (e) to the Class A-1 Notes until the Security Balance of the Class A-1 Notes equals zero,

        (f) to the Class A-2 Notes until the Security Balance of the Class A-2 Notes equals zero,

        (g) to the Class A-3 Notes until the Security Balance of the Class A-3 Notes equals zero, and

        (h) to the Class B Notes until the Security Balance of the Class B Notes equals zero;

     (vii) as principal on the Notes, sequentially, up to the remaining Optimum Monthly Principal for such Payment Date;

        (a) to the Class A-1 Notes until the Security Balance of the Class A-1 Notes equals zero,

        (b) to the Class A-2 Notes until the Security Balance of the Class A-2 Notes equals zero,

        (c) to the Class A-3 Notes until the Security Balance of the Class A-3 Notes equals zero, and

        (d) to the Class B Notes until the Security Balance of the Class B Notes equals zero;

     (viii) to the Certificates, up to the remaining Optimum Monthly Principal until the Security Balance of the Certificates equals the Certificate Minimum Balance, or if the Series 1997-1 Participation Invested Amount is zero, then to the Certificates until the Security Balance of the Certificates equals zero;

     (ix) to the Seller in reduction of the Overcollateralization Amount to an amount not less than zero, the remaining Optimum Monthly Principal; and

     (x) any remaining amounts to the Issuer or its designee.

     In the event (a) immediately prior to a Distribution Date the Series 1997-2 Participation Invested Amount is less than the aggregate Security Balance of the Class A and Class B Notes immediately prior to the related Payment Date, or (b) the remittances on the Series 1997-2 Participation for a Payment Date is less than the aggregate amount to be paid pursuant to clauses (i) and (ii) above, the amount to be paid pursuant to clause (ii) above will be paid only after payments are made on the Notes pursuant to clause (iii).

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

     The defined terms used in this description of Allocation of Remittances on the Series 1997-2 Participation are defined as follows:

     For each Payment Date, the "Accelerated Principal Payment Amount" is equal to the lesser of (i) the amount by which the remittance on the Series 1997-2 Participation exceeds the sum of (a) the amount to be distributed on the Notes with respect to interest and the Certificates in respect of the Certificate Rate on such Payment Date and (b) the Optimum Monthly Principal for such Payment Date and (ii) one-twelfth of the Series 1997-2 Participation Invested Amount, multiplied, for each Payment Date occurring prior to December 1998, by 1.50%, and for each Payment Date occurring in December 1998 or thereafter, by 0.25%.

     With respect to any Payment Date, the "Adjusted Security Balance" of a Class of Notes or of the Certificates shall equal the related Security Balance on the Closing Date after giving effect to distributions thereon in respect of principal on all Payment Dates (including the current Payment Date), less any Net Charge-Off allocated to such security on such Payment Date.

     With respect to any Payment Date, the "Certificate Minimum Balance" shall equal the Series 1997-2 Participation Invested Amount after giving effect to the distribution made on the Series 1997-2 Participation on such Payment Date, multiplied by 1.0101%.

     With respect to any Payment Date, the "Certificate Targeted Balance" shall equal (i) the Series 1997-2 Participation Invested Amount, multiplied by 91.5%, less (ii) the Adjusted Security Balance of each Class of Notes immediately prior to such Payment Date and after giving effect to payments of principal on the Class A Notes and Class B Notes pursuant to clause (iii) above, respectively, on such Payment Date.

     With respect to any Payment Date, "Class A-1 Targeted Principal Balance" shall equal the Series 1997-2 Participation Invested Amount multiplied by 52.0%.

     With respect to any Payment Date, "Class A-2 Targeted Principal Balance" shall equal the Series 1997-2 Participation Invested Amount multiplied by 63.0%, less the Adjusted Security Balance of the Class A-1 Notes immediately prior to such Payment Date after giving effect to payments of principal on the Class A-1 Notes pursuant to clause (iii)(a) above, on such Payment Date.

     With respect to any Payment Date, "Class A-3 Targeted Principal Balance" shall equal the Series 1997-2 Participation Invested Amount multiplied by 76.0%, less the aggregate of the Adjusted Security Balances of the Class A-1 and Class A-2 Notes immediately prior to such Payment Date after giving effect to payments of principal on the Class A-1 and Class A-2 Notes pursuant to clauses (iii)(a) and (iii)(b) above, on such Payment Date.

     With respect to any Payment Date, the "Class B Targeted Principal Balance" shall equal the Series 1997-2 Participation Invested Amount multiplied by 84.5%, less the aggregate Adjusted Security Balance for the Class A Notes immediately prior to such Payment Date after giving effect to payments of principal on the Class A Notes pursuant to clauses (iii)(a), (iii)(b) and (iii)(c) above, on such Payment Date.

     With respect to any Payment Date, the "Minimum Security Balance" shall equal with respect to the Class A-2 Notes, Class A-3 Notes and the Class B Notes, $16,000,000, $30,000,000 and $19,000,000, respectively.

     As to any Payment Date, "Net Charge-Off" shall equal the aggregate Optimum Monthly Principal not distributed for this and all prior Payment Dates and reduced by aggregate Reversals distributed on this and all prior Payment Dates. The Net Charge-Off will be allocated to the Series 1997-2 Securities in the manner as set forth herein under "Allocations of Defaulted Amounts and Reversals".

     As to each Payment Date, "Optimum Monthly Principal" shall mean the amount equal to the sum of (a) the Series 1997-2 Participation Principal Distribution Amount, (b) the amount of the reduction in the Series 1997-2 Participation Invested Amount during the preceding Collection Period that was not included in the Series 1997-2 Participation Principal Distribution Amount, and (c) the lesser of (i) the amount, if any, by which the Series 1997-2 Participation Interest Distribution Amount exceeds the sum of (x) the amounts to be distributed on such Payment Date pursuant to clauses (i)-(ii) on page 62, and
(y) the amount referred to in clause (b) in this paragraph, and (ii) the Net Charge-Off as of the preceding Payment Date.

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

     With respect to any Payment Date, the "Overcollateralization Amount" shall equal the amount by which the Series 1997-2 Participation Invested Amount exceeds the aggregate of the Security Balances, in each case after giving effect to distributions on such Payment Date. As of the Closing Date, the Overcollateralization Amount will be $51,000,000 or 4.25% of the balance of the Series 1997-2 Participation.

     The "Security Balance" of any Note on any day is the respective initial principal balance as of the Closing Date, reduced by all payments of principal thereon as of such day.

     Allocations of Defaulted Amounts and Reversals. On each Payment Date with respect to which the Series 1997-2 Participation is reduced due to Defaulted Amounts during the related Collection Period and less than the Optimum Monthly Principal is distributed in respect of principal on such Payment Date, the amount that was not distributed shall be allocated in the following order of priority:

     (i) if the Overcollateralization Amount is zero, to the Adjusted Security Balance of the Certificates until such balance equals zero;

     (ii) to the Adjusted Security Balance of the Class B Notes until such balance equals zero;

     (iii) to the Adjusted Security Balance of the Class A-3 Notes until such balance equals zero;

     (iv) to the Adjusted Security Balance of the Class A-2 Notes until such balance equals zero; and

     (v) to the Adjusted Security Balance of the Class A-1 Notes until such balance equals zero.

     On each Payment Date with respect to which a Reversal exists, such Reversal shall be allocated in the following order of priority:

     (1) to the Adjusted Security Balance for the Class A-1 Notes until such balance equals the Security Balance for the Class A-1 Notes;

     (2) to the Adjusted Security Balance for the Class A-2 Notes until such balance equals the Security Balance for the Class A-2 Notes;

     (3) to the Adjusted Security Balance for the Class A-3 Notes until such balance equals the Security Balance for the Class A-3 Notes;

     (4) to the Adjusted Security Balance for the Class B Notes until such balance equals the Security Balance for the Class B Notes; and

     (5) to the Adjusted Security Balance for the Certificates until such balance equals the Security Balance for the Certificates.

     As to any Payment Date, "Reversals" is the sum of (a) the lesser of (i) the Series 1997-2 Participation Interest Distribution Amount, reduced by the sum of amounts to be distributed pursuant to clauses (i)-(iii) of Allocation of Remittances on the Series 1997-2 Participation and the amount of the reduction in the Series 1997-2 Participation Invested Amount during the preceding Collection Period that was not included in the Series 1997-2 Participation Principal Distribution Amount for the related Distribution Date, and (ii) the Net Charge-Off, and (b) the portion of the Defaulted Amounts allocated to the Series 1997-2 Participation on prior Distribution Dates for which payments on the Series 1997-2 Participation Principal Distribution Amount in respect thereof have been made on the related Distribution Date. On any Payment Date, Reversals for such date may not exceed the amount of the Net Charge-Off on the preceding Payment Date.


     Interest. On each Payment Date, interest payments will be made on the Notes and distributions on the Certificates at the respective Note Rates and Certificate Rate for the related Interest Period. The "Note Rate" for an Interest Period will generally be the per annum rate equal to the sum of (a) LIBOR, determined as specified herein, plus (b) 0.18% per annum with respect to the Class A-1 Notes, 0.29% per annum in the case of the Class A-2 Notes, 0.40% per annum in the case of the Class A-3 Notes and a rate specified in the Indenture not to exceed 0.875% per annum with respect to the Class B Notes. The Class A-1, Class A-2, Class A-3 and Class B Note Rates are subject to maximum rates equal to 12.5% per annum, 14.0% per annum, 14.0% per annum and 14.0% per annum, respectively. The "Certificate Rate" will generally be the per annum rate equal to the sum of

(a) LIBOR, determined as specified herein, plus (b) a rate specified in the Trust Agreement not to exceed 1.25% per annum.


     Interest on the Notes and the Certificate Rate on the Certificates in respect of any Payment Date will accrue on the applicable Security Balance from (and including) the preceding Payment Date (or in the case of the first Payment Date, from (and including) the date of the initial issuance of the Series 1997-2 Securities (the "Closing Date")) through (and including) the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest for any Payment Date due but not paid on such Payment Date shall bear interest, to the extent permitted by applicable law, at the related Note Rate until paid.

     LIBOR shall be established by the Indenture Trustee and as to any Interest Period, "LIBOR" will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Security Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Security Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York or Illinois or in the City of London, England are required or authorized by law to be closed.

     If Notes are listed on the Luxembourg Stock Exchange, on the first day of each Interest Period, the Servicer will inform the Luxembourg Stock Exchange of the applicable Payment Date and the rate at which interest will accrue on each Class of Notes during the Interest Period.

     Principal. On each Payment Date, to the extent funds are available therefor, other than the Payment Date in November 2007, principal payments except as provided below will be due and payable on the Notes in the respective amounts described under Allocation of Remittances on the Series 1997-2 Participation. On the Payment Date in November 2007, principal will be due and payable on the Notes in amounts equal to the Security Balance for each such Class on such Payment Date. In addition, on any Payment Date, to the extent of funds available therefor, each Class of Notes will also be entitled to receive principal payments in respect of the Accelerated Principal Payment Amount, as further described above under Allocation of Remittances on the Series 1997-2 Participation. In no event will principal payments on the Notes on any Payment Date exceed the Security Balance thereof on such date.

     Overcollateralization Amount. The payment of the Accelerated Principal Payment Amounts, if any, to Noteholders will increase the Overcollateralization Amount. The Overcollateralization Amount will be available to absorb any Defaulted Amounts that are allocated to the Noteholders or to the Certificateholders and not covered by remittances on the Series 1997-2 Participation. The "Initial Overcollateralization Amount" is equal to $51,000,000 or 4.25% (the "Initial Overcollateralization Percentage") of the Initial Series 1997-2 Participation as

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

of the Closing Date. On each Payment Date, the "Overcollateralization Amount" is the amount by which the Series 1997-2 Participation Invested Amount as of the end of the related Collection Period exceeds the sum of the Security Balance of each Class of Notes and the Security Balance of Certificates on such day (after giving effect to all amounts distributable and allocable to principal on the Series 1997-2 Securities on such Payment Date).

EARLY AMORTIZATION PERIOD

     An "Early Amortization Period" will begin with the first day of the Collection Period in which an Amortization Event has occurred. Upon commencement of an Early Amortization Period, Interest Collections and Principal Collections will be allocated to the Series 1997-2 Participation based upon the Fixed Allocation Percentage which gives the Series 1997-2 Participation a greater share of such collections each month. See "Maturity and Prepayment Considerations" herein.

     An "Amortization Event" will be deemed to occur:

     (a) upon failure on the part of the Seller (i) to make any payment or deposit required under the Pooling and Servicing Agreement within five Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Pooling and Servicing Agreement as a result of which the interests of holders of interest in the Deposit Trust are materially and adversely affected, which failure continues unremedied for a period of 60 days after written notice;

     (b) if any representation or warranty made by the Seller in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, as a result of which the interests of holders of interest in the Deposit Trust are materially and adversely affected, and which continues for a period of 60 days after written notice to be incorrect in any respect that materially and adversely affects the holders of interests in the Deposit Trust; provided, however, that an Amortization Event shall not be deemed to occur if the Seller has repurchased the related Receivables, during such period (or within an additional 60 days with the consent of the Deposit Trustee) in accordance with the provisions of the Pooling and Servicing Agreement;

     (c) upon the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller;

     (d) if the Deposit Trust or the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (e) if a Servicer Default occurs under the Pooling and Servicing Agreement;

     (f) if the percentage (averaged over any three consecutive months) obtained by dividing (i) the Overcollateralization Amount by (ii) the outstanding principal balance of the Series 1997-2 Participation is reduced below 4.25%; and

     (g) the portion of the Seller's Trust Amount owned by Household Consumer Loan Corporation is reduced below 1.01% of the aggregate invested amounts or certificate principal balances, as specified in each Series Supplement to the Pooling and Servicing Agreement for all outstanding Series Participation Interests.

     In the case of any event described in (a), (b) or (e), an Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Deposit Trustee, or, holders of at least 50% of each outstanding Series Participation Interest in the Deposit Trust, by written notice to the Seller and the Servicer (and to the Trustee, if given by the holders of interests in the Deposit Trust) declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (f) or (g), an Amortization Event will be deemed to have immediately occurred without any notice or other action on the part of the Deposit Trustee or the holders of Series Participation Interests in the Deposit Trust.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller and no Amortization Event exists other than such conservatorship, receivership or insolvency of the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Early Amortization Period.

MATURITY

     The Notes will mature on the earlier of the date the Notes are paid in full or on the Payment Date occurring in November 2007. In the event there are insufficient funds to retire the Notes on the Payment Date occurring in November 2007, an Event of Default will occur. See "-- Events of Default; Rights Upon Event of Default" below. In addition, the Issuer will pay the Notes in full on the Payment Date following exercise by the Seller of its option to purchase the Series 1997-2 Participation after the aggregate Security Balance of the Series 1997-2 Securities is reduced to an amount less than or equal to $114,900,000 (10% of the initial aggregate Security Balance of the Series 1997-2 Securities). The purchase price will be equal to the sum of the unpaid principal balance of the Series 1997-2 Participation and accrued and unpaid interest thereon at the weighted average of the Note Rates and the Certificate Rate through the day preceding the call date. Under certain circumstances in the event of a Servicer Default, the Seller may repurchase each outstanding Series Participation Interest, including the Series 1997-2 Participation, at a price equal to the outstanding principal balance of each Series Participation Interest, plus accrued and unpaid interest at the applicable pass-through rates. In such event, the Series 1997-2 Securities will be paid in full.

     The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

REPORTS TO NOTEHOLDERS

     Concurrently with each distribution to the Noteholders, the Indenture Trustee will prepare and forward to each Noteholder a statement setting forth certain information, including the following:

     (i) remittances on the Series 1997-2 Participation for the related Collection Period;

     (ii) the Series 1997-2 Participation Invested Amount;

     (iii) the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period;

     (iv) the Adjusted Security Balance of each class of Notes and of the Certificates after giving effect to the distribution of principal on such Payment Date;

     (v) the Overcollateralization Amount after giving effect to the payments to be made on the Notes and the Certificates on such Payment Date;

     (vi) the amount of principal distributable on such Payment Date to Noteholders separately stating the portion thereof in respect of Defaulted Amounts allocated to the Notes that was not included in the Principal Distribution Amount for the Distribution Date related to the period in which such Defaulted Amount was incurred and the Accelerated Principal Payment Amount and stating the amount of any remaining Defaulted Amounts not previously distributed;

     (vii) the amount of interest distributable on such Payment Date to Noteholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest; and

     (viii) the Seller's Trust Amount after giving effect to the payments made on the Notes and the Certificates on such Payment Date.

     In the case of information furnished pursuant to clauses (vi) and (vii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the Notes, an "Event of Default" under the Indenture exists at any time when any one of the following events occurs: (i) interest due and payable on any Note is not paid within five days of the date such payment was due; (ii) any payment of principal on a Note is not made when the payment is due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith is proven to have been incorrect in any material respect as of the time when the representation or warranty was made and has a material adverse effect on Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;
(iv) the filing of a decree or order for relief by a court having jurisdiction over the Issuer or any substantial part of the Trust Assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Assets, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Assets, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing. If there is an Event of Default due to late payment or nonpayment of interest or principal on a Note, interest will continue to accrue on such principal at the Note Rate until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

     If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property comprising Trust Assets or exercise remedies as a secured party. Unless the Indenture Trustee determines that the Series 1997-2 Participation will not provide sufficient funds for the payment of principal and interest on the Notes as such payments would become due, any sale, liquidation or other disposition of the Trust Assets for an amount less than the amounts due on the Notes will not occur without the consent of all of the Noteholders. If the Indenture Trustee makes such a determination, it may sell, liquidate or otherwise dispose of the Trust Assets for less than the amount due on the Notes provided that the consent of Noteholders of not less than 66 2/3% of the Security Balance of the Notes is obtained. After payment of the amounts due and owing the Indenture Trustee, the proceeds of any sale, liquidation or other deposition of the Trust Assets will be applied sequentially to pay all amounts due and owing on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and Class B Notes, and to pay all amounts distributable on the Certificates.

     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate Security Balance of all outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority of the aggregate Security Balance of all outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, covenant that they will not at any time institute against the Issuer or the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder representing an ownership interest in the Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

CERTAIN COVENANTS

     The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder. The Issuer may not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of Notes for payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under the Trust Agreement.

ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery of all the Notes to the Indenture Trustee for cancellation or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

     With the consent of the holders of a majority of the Security Balance of each Class of Notes affected thereby, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate Security Balance of the outstanding Notes, which is required to approve any supplemental indenture, waive compliance with certain provisions of the Indenture or waive certain defaults thereunder and their consequences as provided for in the Indenture; (iv) except in the limited circumstance described in the following paragraph, modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Seller or an affiliate of any of them; (v) decrease the percentage of the aggregate Security Balance of Notes required to amend the sections of the Indenture which specify the applicable percentage of the aggregate Security Balance of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the Trust Assets or, except when the full amount required to pay the Notes in full has been deposited or is held in trust, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     At the time of the first sale of a Class B Note to a party that is not an affiliate of the Seller, by mutual agreement of the Class B Noteholders and the Issuer, but without the consent of any Class A Noteholder, the per annum percentage that is added to LIBOR to determine the Class B Note Rate may be modified to a percentage that does not exceed 0.875% per annum.

     The Issuer and the Indenture Trustee may also enter into supplemental indentures without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

     Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer or any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

DUTIES OF THE INDENTURE TRUSTEE

     The Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture, the Series 1997-2 Securities or of the Trust Assets or related documents. If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Deposit Trustee is required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any such documents.

     The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

ACTIONS IN RESPECT OF SERIES 1997-2 PARTICIPATION

     If at any time the Indenture Trustee, as the pledgee of the Series 1997-2 Participation is requested in such capacity to take any action or to give any approval or waiver, including, without limitation, in connection with an amendment of the Pooling and Servicing Agreement, or if any Servicer Default occurs, so long as any Notes are outstanding the Indenture Trustee may either take any action in connection with the enforcement of any rights and remedies available to it as it deems in the best interests of the Noteholders, or it may notify all of the Noteholders of the substance of any such amendment, approval or waiver and act in accordance with the written direction of Noteholders evidencing at least a majority of the aggregate Security Balance of the Notes.

RESIGNATION OF INDENTURE TRUSTEE

     The Indenture Trustee may, upon written notice to the Seller and the Issuer, resign at any time, in which event the Issuer will be obligated to use its best efforts to appoint a successor Indenture Trustee. If no successor Indenture Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Indenture Trustee, the Issuer or the Noteholders evidencing at least a majority of the Security Balance of the Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee. The Indenture Trustee may also be removed at any time (i) if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, (ii) if the Indenture Trustee becomes insolvent or (iii) by the holders of a majority of the aggregate Security Balance of the Notes upon written notice to the Indenture Trustee and to the Seller. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

REGISTRATION OF NOTES

     Note Owners may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Notes will initially be registered in the name of CEDE & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal and State Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto.

     Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Notes may do so only through Participants or indirect participants (unless and until Replacement Notes, as defined below, are issued). In addition, Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and Participants. Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below.

     Unless and until Replacement Notes are issued, it is anticipated that the only Noteholder of the Notes will be CEDE & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

     While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interests.

     Unless and until Replacement Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilities the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in a number of currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to

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

others, such as banks, brokers dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal and State Income Tax Consequences". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Notes will be issued in registered form to Note Owners, or their nominees, rather than to DTC (such Notes being referred to herein as "Replacement Notes"), only if (i) DTC or HFC advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and HFC or the Indenture Trustee is unable to locate a qualified successor, (ii) HFC, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Class A and Class B Note Owners evidencing at least a majority of the then outstanding Security Balance of each such Class, advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Note Owners. Upon issuance of Replacement Notes to Note Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

     DTC has advised HFC and the Indenture Trustee that, unless and until Replacement Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC accounts the Notes are credited. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

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

     Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge such Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a definitive certificate for such Notes.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event Replacement Notes are issued, transfers may be effected through the Indenture Trustee or if Notes are listed on the Luxembourg Stock Exchange, Banque Internationale a Luxembourg (the "Luxembourg Paying Agent"). Payments on Replacement Notes will be made by either the Indenture Trustee or if Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent, acting as a transfer agent.

ADMINISTRATION AGREEMENT

     Pursuant to the Administration Agreement, the Administrator will perform certain duties of the Issuer, Owner Trustee and Seller under the Indenture and the Trust Agreement. Such duties include, but are not limited to, the preparation, delivery and/or filing of required reports, notices, certificates, tax returns, opinions and other documents as required under the Indenture or the Trust Agreement. The Administrator will also monitor and advise the Owner Trustee when action is required to comply with the Issuer's duties under such agreements. Subject to certain limitations contained in the Administration Agreement, the Administrator will indemnify the Indenture Trustee, Owner Trustee and Seller, and each of their respective agents, for any loss, liability or expense incurred by reason of the willful misconduct, gross negligence or bad faith of the Administrator in the performance of its obligations under the Administration Agreement. A form of the Administration Agreement is filed as an exhibit to the registration statement of which this Prospectus is a part.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

     The Receivables transferred to the Deposit Trust by the Seller are acquired by the Seller from the Subservicers pursuant to the Receivables Purchase Agreement between the Seller, as purchaser of the Receivables, and the Subservicers, as owners of the Credit Line Agreements and sellers of the Receivables. The Receivables Purchase Agreement is incorporated as an exhibit to the Registration Statement of which this Prospectus is a part. Under the Receivables Purchase Agreement, the Subservicers agreed to sell or transfer the Receivables to the Seller in accordance with the terms set forth therein. Pursuant to the Pooling and Servicing Agreement, such balances are immediately transferred by the Seller to the Deposit Trust. The Seller also assigned its rights under the Receivables Purchase Agreement with respect to such balances to the Deposit Trust. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

SALE OF RECEIVABLES

     Pursuant to the Receivables Purchase Agreement, the Subservicers have sold or will sell to the Seller all their right, title and interest in and to all of the Receivables, consisting of the Initial Receivables arising under the Credit Line Agreements, all Additional Balances thereafter arising under such Credit Line Agreements and the Receivables arising under each Aggregate Additional Credit Line designated to the Deposit Trust, whether existing on the date a Credit Line is designated or arising under such Credit Line thereafter. The purchase price of the purchased Receivables will not be less than the principal amount thereof as of the time of sale plus the present value of anticipated excess spread.

     In connection with each sale of the Receivables to the Seller, the Subservicers indicate in their computer files that the Receivables have been sold to the Seller by the Subservicers and that such Receivables have been sold or transferred by the Seller to the Deposit Trust. In addition, the Subservicers provide to the Seller a computer file or a microfiche list containing a true and complete list showing each Credit Line, identified by account number and by total outstanding balance on the applicable date of designation. The records and agreements relating to the

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

Credit Lines and Receivables are not segregated by the Subservicers from other documents and agreements relating to other credit line accounts and receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to the Seller. However, the computer records of the Subservicers are marked to evidence such sale or transfer. The Subservicers have filed UCC financing statements meeting the requirements of applicable state laws in each of the jurisdictions in which such filings are required and will make any subsequent filings required in order to maintain the lien priority with respect to the Receivables in the Credit Lines. See "Risk Factors -- Sale of Assets; Insolvency Considerations" and "Certain Legal Aspects of the Receivables".

     Pursuant to the Receivables Purchase Agreement, the Subservicers may agree from time to time with the Seller to designate Aggregate Additional Credit Lines. See "Description of Deposit Trust -- Additions of Credit Lines". The purchase price for Credit Lines so designated will not be less than an amount equal to the Principal Receivables conveyed by the Subservicers to the Seller plus the present value of anticipated excess spread.

REPRESENTATIONS AND WARRANTIES

     In the Receivables Purchase Agreement, each Subservicer severally, and not jointly, represents and warrants to the Seller to the effect, among other things, that as of the Initial Issuance Date and each date when Aggregate Additional Credit Lines are designated to the Seller, that (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Subservicer, (b) as of each date of designation with respect to Aggregate Additional Credit Lines, each Aggregate Additional Credit Line will be an Eligible Credit Line, (c) as of each date of designation with respect to Aggregate Additional Credit Lines, each Receivable generated thereunder is an Eligible Receivable, and (d) the Receivables Purchase Agreement constitutes a valid sale to the Seller of all right, title and interest of the Subservicers in and to the Receivables, existing and thereafter created in the Credit Lines and in the proceeds thereof or, if held not to constitute a sale, constitutes a grant of a security interest in the Receivables. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Pooling and Servicing Agreement to accept reassignment of the Receivables, the Subservicer that maintains the related Credit Line will repurchase such Receivables from the Seller for an amount equal to the unpaid principal balance thereof, plus accrued and unpaid finance charges from the last date billed through the end of the current Collection Period.

CERTAIN COVENANTS

     In the Receivables Purchase Agreement, the Subservicers covenant to perform their obligations under the Credit Line Agreements and the Subservicers' policies and procedures relating to the Credit Line Agreements, as they may be amended from time to time. In that regard, the Subservicers may change the terms and provisions of such Credit Line Agreements or policies and procedures in any respect (including, without limitation, the calculation of the amount or timing of charge-offs and changes in the Loan Rates), so long as the Subservicers reasonably believe such action will not have an Adverse Effect on the Securityholders and such changes are made in accordance with all applicable laws.

     In addition, the Subservicers expressly acknowledge and consent to the Seller's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Deposit Trustee for the benefit of the holders of interests in the Deposit Trust. The Subservicers also agree, for the benefit of the Deposit Trust, that any collections or Recoveries on the Receivables received by the Subservicers will be paid to the Seller, or at the request of the Seller, to the Servicer, as soon as practicable after receipt thereof.

AMENDMENTS

     The Receivables Purchase Agreement may be amended by the Seller and the Subservicers without the consent of the holders or beneficiaries of any Series Participation Interest, including the Securityholders. However, as certified by the Seller, no such amendment may have an Adverse Effect on the Securityholders.

SALE OF CREDIT LINE AGREEMENTS

     The Subservicers have the right to transfer their respective interests in the Credit Line Agreements provided that (i) if such transferee is not an affiliate of the Servicer, the Rating Agencies have notified the Seller and the

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

Subservicers that such transfer will not result in a reduction or withdrawal of the rating of the Series 1997-2 Securities, and (ii) the purchaser agrees in writing to assume all obligations of the applicable Subservicer as contained in the Receivables Purchase Agreement.

TERMINATION

     The Receivables Purchase Agreement will terminate immediately after the Deposit Trust terminates. In addition, if a conservator, trustee or receiver is appointed for the Subservicers, the Subservicers will immediately cease to sell or transfer Receivables and Additional Balances to the Seller and promptly give notice of such event to the Seller and to the Deposit Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Each of the Subservicers will sell the Receivables to the Seller and the Seller, in turn, will transfer all Receivables to the Deposit Trust. Each of the Subservicers will represent and warrant that its respective transfers to the Seller constitute valid sales and assignments of all of its respective right, title and interest in and to the Receivables. The Seller will represent and warrant that each of its transfers constitute either a valid sale and assignment to the Deposit Trust of all of its right, title and interest in and to the Receivables, subject to its interest as holder of the Seller's Interest, or a grant of a security interest to the Deposit Trust in and to the Receivables. In the event the assignment is held to be the grant of a security interest, the Seller also represents and warrants that there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Deposit Trust. Such perfected security interest will be maintained until the Deposit Trust terminates. For a discussion of the Deposit Trust's rights in the event these representations and warranties are breached, see "Description of the Deposit Trust -- Representations and Warranties".

     Each of the Subservicers and the Seller will represent that the Receivables are either "accounts" or "general intangibles" for purposes of the UCC. If a transfer of the Receivables by a Subservicer or the Seller is deemed to be either a sale of accounts or a transfer of accounts or general intangibles as security for an obligation, such transfer will be treated under the UCC as creating a security interest in such Receivables. In such case, the Deposit Trust will have perfected its security interest in such Receivables by its and the Seller's filing of the appropriate financing statements under the UCC. If any transfer of the Receivables is deemed to be a sale of general intangibles, then the UCC is not applicable and no further action under the UCC is required to protect the Deposit Trust's interest in the Receivables from third parties.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Deposit Trust's interest. A tax or other government lien on property of the Seller, or a Subservicer may also have priority over the interest of the Deposit Trust in such Receivables. Under the Receivables Purchase Agreement, however, each of the Subservicers will warrant that it has transferred the Receivables to the Seller free and clear of the lien of any third party. In addition, each of the Subservicers will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Seller.

CERTAIN MATTERS RELATING TO INSOLVENCY

     Each of the Subservicers and the Seller believes that the transfers of the Receivables pursuant to the Receivables Purchase Agreement are sales of the Receivables. The Seller believes that the transfers of the Receivables pursuant to the Pooling and Servicing Agreement are either sales of the Receivables to the Deposit Trust or a grant to the Deposit Trust of a security interest in all such Receivables. However, in the event of an insolvency of a Subservicer and/or the Seller, it is possible that a receiver, conservator or trustee in bankruptcy could, under the federal bankruptcy laws, challenge the Seller's and/or the Deposit Trust's right to payments from, and ownership of, the Receivables, as well as the Issuer's beneficial interest therein, under one or more of the theories set forth below, or otherwise. Similarly, while the Seller believes its assignment of the Series 1997-2 Participation to the Issuer is either a sale of, or a grant of a security interest in, such asset or the Receivables, in

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

the event of the insolvency of the Seller or the Deposit Trust, a receiver, conservator or trustee in bankruptcy possibly could challenge the Issuer's right to remittances on the Series 1997-2 Participation. In such event, delays in payments on the Series 1997-2 Securities and reductions in the amount of those payments could occur.

     A receiver, conservator or trustee in bankruptcy could attempt to recharacterize any of the transactions between the Subservicers, the Seller and the Deposit Trust as a loan of the purchase price from the purchaser of the Receivables in conjunction with a pledge by the seller of the Receivables to secure repayment of such loan. Based upon an opinion of Katten Muchin & Zavis, special counsel to the Seller, that the conveyance of the Receivables by the Subservicers to the Seller would be deemed a true sale of such assets, which opinion is subject to various assumptions and qualifications set forth therein, the Subservicers and the Seller believe that a trustee-in-bankruptcy or receiver would be unable to successfully challenge the transfer of the Receivables from the Subservicers to the Seller and the subsequent transfer to the Deposit Trust or to interfere with the timely transfer to the Deposit Trustee of payments received with respect to the Receivables. Moreover, even if a receiver, conservator or trustee in bankruptcy were to so recharacterize any transfer of the Receivables, if the security interest granted by a Subservicer or the Seller, as the case may be, in the Receivables was validly perfected prior to such party's insolvency, and was not taken in contemplation of such party's insolvency, such security interest should not be subject to avoidance, and payments to the Seller or the Deposit Trust, as the case may be, with respect to the Receivables should not be subject to recovery by a receiver, conservator or trustee in bankruptcy. Nonetheless, a conservator, receiver or trustee in bankruptcy could assert a contrary position.

     Even accepting a transfer of the Receivables as a "true sale," a receiver, conservator or trustee in bankruptcy could still attempt to avoid any such transfer by employing the argument, developed by the Tenth Circuit in Octagon Gas Systems, Inc. v. Rimmer, that accounts transferred in a "true sale" by a seller to a buyer may nonetheless constitute property of the seller's bankruptcy estate. Each of the Subservicers and the Seller believes that Octagon is unlikely to be binding precedent as applied to any transfers of the Receivables given that the Tenth Circuit's reasoning in the Octagon decision has not been widely followed outside the Tenth Circuit and the transfers of the Receivables do not have any particular link with the Tenth Circuit.

     In addition, a receiver, conservator or trustee in bankruptcy could challenge the validity or otherwise impair the benefits of a transfer of the Receivables under federal bankruptcy laws on grounds including the following: the transfer was made pursuant to an executory contract; the transfer was a preferential payment made within certain periods prior to the filing of a bankruptcy case; and/or the transfer was made between parties that should be substantively consolidated.

     Upon the appointment of a receiver, conservator or trustee in bankruptcy or upon a voluntary liquidation with respect to the Seller (an "Insolvency Event"), notice thereof will promptly be provided to the Deposit Trustee and the Indenture Trustee, which will result in the occurrence of an Amortization Event. Pursuant to the Pooling and Servicing Agreement, thereafter Additional Balances will not be transferred to the Deposit Trust and the Deposit Trustee will proceed to sell, dispose or otherwise liquidate the Receivables, unless holders of in excess of 50% of the aggregate principal amount of all outstanding Series Participation Interests otherwise direct. An Insolvency Event also triggers a termination of the Issuer unless within a specified period of time holders of more than 50% of the Security Balance of the Certificates instruct otherwise (assuming that the receiver, conservator or trustee in bankruptcy does not order such a sale despite such instructions). In the event such dissolution proceeds, the Indenture Trustee will be directed to sell, dispose of or otherwise liquidate the Series 1997-2 Participation in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Series 1997-2 Participation will be treated as collections of the Receivables and deposited into the Payment Account. This procedure could be delayed, as described above. In addition, upon the occurrence of an Amortization Event, if a receiver, conservator or trustee in bankruptcy, is appointed for the Seller and no Amortization Event other than such appointment or insolvency of the Seller exists, the receiver, conservator or trustee in bankruptcy may have the power to prevent the early sale, liquidation or disposition of the Series 1997-2 Participation and the commencement of the Early Amortization Period. See "Description of the Securities -- Early Amortization Period".

     In addition, application of federal bankruptcy and state debtor relief laws to any borrower could affect the interests of the Deposit Trust in any related Receivables if the enforcement of such laws result in such

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

Receivables conveyed to the Deposit Trust being written off as uncollectible by the Servicer. Whether or not any such Receivables are written off as uncollectible, delays in payments due on such Receivables could result. See "Description of the Deposit Trust -- Representations and Warranties".

     While HFC is the Servicer, cash collections held by HFC may, subject to certain conditions, be commingled and used for the benefit of HFC prior to each Distribution Date and, in the event of the insolvency or receivership of HFC or, in certain circumstances, the lapse of certain time periods, the Deposit Trust may not have a perfected interest in such collections. However, unless otherwise agreed to by the applicable Rating Agency, if the commercial paper rating of HFC is reduced below A-1 or P-1 by the applicable Rating Agency, HFC will, within five business days, be required to commence the deposit of collections directly into the Collection Account within two business days of the day of processing. See "Description of the Deposit Trust -- Payments on Credit Lines; Deposits to Collection Account".

     As a business corporation, the Seller may be made the subject of a bankruptcy or similar state law proceeding in appropriate circumstances. The Seller will not engage in any activities except purchasing Receivables from the Subservicers or other originators, forming the Deposit Trust or trusts similar thereto, transferring Receivables to such trusts, causing the formation of trusts such as the Issuer, causing such trusts to issue securities and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Seller has no current intention of filing a voluntary petition under the Bankruptcy Code or any similar applicable state law.

     In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency related Servicer Default exists, the trustee in bankruptcy may have the power to prevent either the Deposit Trustee or the holders of Series Participation Interests from appointing a successor Servicer. See "Description of the Deposit Trust -- Servicer Defaults" and "-- Rights Upon a Servicer Default".

CONSUMER PROTECTION LAWS

     The relationship of the borrower and the issuer of a credit line is extensively regulated by federal and state consumer protection laws and regulations. With respect to credit lines issued by the Subservicers, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Real Estate Settlement Procedures Acts. These statutes and the regulations thereunder impose various disclosure requirements, prohibit certain discriminatory practices in extending credit and regulate practices followed in collections. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer credit industry.

     The Deposit Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller (as a Subservicer's assignee) with respect to obligations arising before transfer of the Receivables to the Deposit Trust or as the party directly responsible for obligations arising after the transfer. In addition, a borrower may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the holders of interests therein) will be reassigned to the Seller. The Servicer has also agreed in the Pooling and Servicing Agreement to accept assignment from the Deposit Trust of Receivables existing under Credit Lines with respect to which the Servicer has breached certain representations and warranties. See "Description of the Deposit Trust -- Representations and Warranties".

POTENTIAL LEGISLATION

     Legislation proposing new laws and amendments to existing laws can be expected to be introduced in Congress and certain state and local legislatures from time to time that, if enacted, would further regulate the consumer credit industry. In particular, the issue of federal regulation of interest rates on consumer loans continues to be debated, and there can be no assurance that such a bill will not become law in the future. Congress and the states may also propose and enact new laws and amendments to existing laws to regulate further the consumer credit industry or to reduce finance charges or other fees or charges applicable to consumer credit accounts. The potential effect of any such legislation (which could affect the Subservicers) could be to reduce the

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

yield on the Credit Lines. If such yield is reduced, an Amortization Event could occur, and the Early Amortization Period would commence. See "Description of the Securities -- Early Amortization Period". Furthermore, the Bankruptcy Code may be amended which could alter the delinquency, charge off and revenue experience of the Portfolio. It is uncertain at this time whether any such amendments would cause an increase or decrease in delinquency, charge-off and revenue experience set forth on pages 33 and 34 herein.

"DUE-ON-SALE" CLAUSES

     All of the Personal Homeowner Credit Line Agreements contain due-on-sale clauses. These clauses permit the related Subservicer to accelerate the maturity of the loan on notice if the borrower sells, transfers or conveys an interest in the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, sec. 341 of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibit the enforcement of many due-on-sale clauses and permits lenders to enforce most of these clauses in accordance with their terms, subject to certain limited exceptions.

     Exempted from the general rule of enforceability of due-on-sale clauses are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property which secure Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with transfers of property which secure Window Period Loans occurring after October 15, 1985 unless the property which secures such Window Period Loans is located in one of the five states identified below.

     Therefore, most standard due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority after October 15, 1982 to restrict the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed after the date a state prohibited enforcement of due-on-sale clauses and before October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgaged servicing standards that five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of fewer than three years with no option to purchase, and the creation of a junior encumbrance.

     To the extent a Subservicer becomes aware of a conveyance of a borrower's interest in a property securing a Personal Homeowner Credit Line, if the Subservicer is unable to establish a new credit line with the borrower to prepay the Personal Homeowner Credit Line, the Subservicer generally will enforce the due-on-sale clause to the extent permissible by law.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have the priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is uncertain whether they would be imposed on a secured lender (such as the Deposit Trust). In the event that title to a property securing a Personal Homeowner Credit Line was acquired on behalf of the Deposit Trust and cleanup costs were incurred in respect of the property, the Securityholders may incur a loss if such costs were required to be paid by the Deposit Trust.

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

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of the anticipated material United States federal and state income tax consequences of the purchase, ownership and disposition of the Notes offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, the laws of various states, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Series 1997-2 Securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders.

     This discussion is directed to prospective purchasers who purchase Notes in the initial distribution thereof, including corporations and partnerships, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code. It does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for certain limited discussion of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

TAX CHARACTERIZATION OF THE DEPOSIT TRUST AND THE ISSUER

     With respect to each series of Notes, Katten Muchin & Zavis, special counsel to the Seller ("Tax Counsel"), has opined that for federal income tax purposes, neither the Deposit Trust nor the Issuer will be (i) classified as an association taxable as a corporation or (ii) subject to corporate taxation under the rules governing publicly traded partnerships. This opinion is based upon, among other things, the assumption that the terms of the trust agreements for the Deposit Trust and the Issuer and related agreements will be complied with in all material respects.

     Tax Counsel's opinions are not binding upon the IRS. If the Deposit Trust were taxable as a corporation for income tax purposes, the income from the Receivables would be subject to federal and state taxation at the highest marginal rates for corporations, probably with no offset for distributions to the Seller or the Issuer. If the Issuer were also to be taxable as a corporation, it might be able to reduce its taxable income on distributions of earnings from the Deposit Trust by its interest expense on the Notes and the dividend received deduction. However, the overall effect of such recharacterization of the Deposit Trust and the Issuer would be to reduce materially the cash available to make payments due on the Notes.

     Under Code Section 7704, a "publicly traded partnership" is subject to taxation as a corporation unless substantially all its income falls within certain categories. In 1988, the Treasury issued Notice 88-75 containing guidelines for the disposition of partnership interests which, if followed, prevent the IRS from characterizing a partnership as "publicly traded" and thereby subjecting it to taxation as a corporation. In 1995, the Treasury promulgated regulations under Section 7704 which supersede Notice 88-75 with respect to the Issuer immediately, and with respect to the Deposit Trust after 2005. The trust agreements for the Deposit Trust and the Issuer contain restrictions on the conditions for investing in and disposing of beneficial interests that meet the applicable guidelines and regulations. The trust agreements also further authorize the Seller to modify the terms for the disposition of beneficial interests in the Deposit Trust and the Issuer if necessary or advisable for compliance with any subsequent governmental regulations, rulings or notices, and any judicial decisions, affecting the characterization of a partnership as "publicly traded."

     When asset-backed securities are issued in two or more classes by any entity substantially all of whose assets consist of debt obligations, the entity will be subject to the "taxable mortgage pool" rules of Code Section 7701(i) if, among other factors, more than 50% of the debt obligations it holds at the time of issuance of the asset-backed securities consist of loans secured by interests in real estate. A taxable mortgage pool is subject to taxation as a corporation. The Pooling and Servicing Agreement prohibits the Deposit Trust from acquiring Receivables secured by liens on real estate if such acquisition would cause the tax basis of such Receivables to amount to 45% or more of the aggregate tax bases of all Receivables held directly and beneficially by the Deposit Trust and to obtain an opinion of tax counsel prior to the issuance of any new Series Participation or other asset-backed securities that such action will not cause the Deposit Trust, the Issuer or any portion of either to be a taxable mortgage pool.

     The IRS has adopted so-called "check-the-box" regulations which permit the Deposit Trust and the Issuer to be treated as a partnership for federal income tax purposes, even if such trusts had the characteristics of an association taxable as a corporation under prior law, such as (i) limited liability for the Seller and (ii) continuity of life notwithstanding an Insolvency Event affecting the Seller. In the event such regulations or their equivalent are adopted at state levels as well, the Pooling and Servicing Agreement and the Trust Agreement may be amended by the Seller and the Trustee thereof to permit those corporate attributes.

THE NOTES

     Characterization as Debt. With respect to each class of Class A Notes, Tax Counsel has opined that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, the Notes will be treated as debt for federal income tax purposes. The Issuer, the Seller and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

     Interest Income to Noteholders. If the Notes are treated as indebtedness for federal income tax purposes, then interest on the Notes will be taxable as ordinary income for Federal income tax purposes when received by Noteholders utilizing the cash method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount, Market Discount and Premium. It is not anticipated that any series of Notes will be issued at a greater than de minimis discount (a yield to the stated or expected maturity of less than .25% per year). However, even if a Note has OID falling within the de minimis exception, the holder must include such OID in income proportionately as principal payments are made on such Note. A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

     Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Under recent legislation, capital gain will be long-term if the Note was held by the holder for more than 18 months, mid-term gain if held for more than one year but not more than 18 months, and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

     Tax Consequences to Foreign Noteholders. Notes will be issued in registered form. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Issuer (including a direct or indirect holder of 10% or more of the applicable outstanding Certificates or of the Seller's stock) or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides to the Issuer or its paying agent an appropriate statement on IRS Form W-8 or its substantial equivalent, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. (Investors who hold their Notes through Participants, indirect participants or other nominees must provide their certifications to such nominee.) If the information provided in this statement changes, the foreign person must so inform the Issuer within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years, and therefore must be renewed triennially. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless such tax is reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Information Reporting and Backup Withholding. The Issuer will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, and individual retirement accounts). Each holder (other than holders who are not subject to the reporting requirements, or foreign persons who provide certification as to their status as described above) will be required to provide to the Issuer, under penalties of perjury, a certificate on IRS Form W-9 or its equivalent containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuer will be required to withhold, from interest and OID otherwise payable to the holder, 31% of such amounts and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability. Such Noteholders will receive payments without gross up for amounts withheld and neither the Issuer, Seller, Servicer, Indenture Trustee or any other party will have an obligation to pay a Noteholder any additional amount due to the imposition of any withholding tax. If the holder of record of Notes is CEDE, as nominee for DTC, Noteholders and the IRS will receive tax and other information only from Participants and indirect participants rather than from the Issuer. Similarly, investors who hold their Notes through a Participant, indirect participant or other nominee must provide their certifications to such nominee.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

STATE AND LOCAL INCOME AND FRANCHISE TAX CONSEQUENCES

     Taxation of the Deposit Trust and the Issuer. Some states in which obligors are located or the Deposit Trust conducts its collection activities may impose an income or franchise tax on the Deposit Trust or on the Issuer, notwithstanding their avoidance of taxation as a corporation for federal income tax purposes. Such taxes are not now material, but are subject to change at any time. As to the consequences under state law of the Deposit Trust or the Issuer being taxable as a corporation, see "Tax Characterization of The Deposit Trust and The Issuer", above.

     Taxation of Note Owners. If, in accordance with the opinion of Tax Counsel, the Notes are characterized as indebtedness for federal income tax purposes, Note Owners that are subject to taxation generally will be taxed on the income and gain realized from their Notes in the locality of their commercial domicile or residence, as applicable. Prospective investors should consult with their own tax advisors as to the state and local income and franchise tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Code Section 4975 impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Code Section 4975 (a "Plan") and on persons who are parties in interest or disqualified persons ("party in interest") with respect to such a Plan. In addition, ERISA imposes a fiduciary duty on any person who is considered to be a fiduciary (as defined in ERISA) with respect to a Plan ("fiduciary"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503. Investments by a Plan are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. ANY PLAN FIDUCIARY WHICH PROPOSES TO CAUSE A PLAN TO ACQUIRE ANY OF THE NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA, AND THE CODE, OF THE PLAN'S ACQUISITION AND OWNERSHIP OF THE NOTES.

PROHIBITED TRANSACTIONS AND FIDUCIARY DUTY

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain direct or indirect transactions (including loans) or self-dealing transactions ("prohibited transaction") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes (or, in some cases, a civil penalty may be assessed against a fiduciary pursuant to Section 502(i) and 502(l) of ERISA) on parties in interest which engage in similar non-exempt prohibited transactions. Section 409 of ERISA imposes personal liability upon a fiduciary who breaches a fiduciary duty with respect to a Plan. With respect to the assets of the Issuer, it is not anticipated that there will be any transaction which is a prohibited transaction with a party in interest with respect to a Noteholder who is a Plan for the reasons discussed below under the "Plan Asset Regulation."

     In addition, the acquisition or holding of Notes by or on behalf of a Plan would in some circumstances be considered to give rise to a prohibited transaction or a breach of a fiduciary duty (1) if the Seller, the Issuer, the applicable Trustee, the Servicer, the Underwriter, or any of their respective affiliates is or becomes a fiduciary or party in interest with respect to such Plan; or (2) if the sponsor of such Plan is a Certificateholder or intends to purchase any Certificate. Certain exemptions from the prohibited transaction rules granted by the U.S. Department of Labor could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" PTCE 75-1, regarding investments in principal transactions and during underwritings, PTCE 95-60, regarding transactions involving insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." Moreover, in Public Law 104-188, ERISA was amended to provide interim relief from Part 4 of ERISA and Code Section 4975 with respect to most claims that the assets contained in a general account of an insurance company constitute assets of a Plan. Neither the Issuer nor Katten Muchin & Zavis ("ERISA Counsel") expresses any opinion as to the applicability of any of the above exemptions or interim relief to the acquisition of or holding of Notes by a Plan.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be subject to regulation by ERISA ("plan assets") such that any person who exercises control over such plan assets would be subject to ERISA's fiduciary standards and transactions involving such assets would be subject to the prohibited transaction rules. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor and thus plan assets unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Trustee, Seller, Servicer, Underwriter and other persons, in providing services with respect to the Issuer's assets, may be a fiduciary or a party in interest with respect to such Plan, subject to the fiduciary responsibility provisions of ERISA, and the prohibited transaction provisions of Section 406 of ERISA and the Code, with respect to transactions involving the Issuer's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. ERISA Counsel has rendered its opinion that the Class A Notes, based upon the plain language of the Plan Assets Regulation, will be classified as indebtedness, under the laws of the State of New York governing indebtedness, without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Class A Notes, its opinion as Tax Counsel that the Class A Notes will be classified as debt instruments for federal income tax purposes, the ratings which have been assigned to the Notes, and the collateral securing the Class A Notes. However, if contrary to ERISA Counsel's opinion the Class A Notes are not deemed to be indebtedness without substantial equity features and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Class A Notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether (i) the Seller, the Issuer, the applicable Trustee, the Servicer, the Underwriters or any of their respective affiliates, is a party in interest with respect to the Plan, (ii) the Plan's sponsor is a Certificateholder, (iii) the availability of the exemptive relief provided in the Plan Asset Regulations and (iv) the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement dated November 7, 1997 (the "Underwriting Agreement") among the Seller, the Subservicers, HFC and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters and each of the Underwriters has agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below.



                                                           PRINCIPAL      PRINCIPAL     PRINCIPAL
                                                           AMOUNT OF      AMOUNT OF     AMOUNT OF
                                                           CLASS A-1      CLASS A-2     CLASS A-3
                      UNDERWRITERS                           NOTES          NOTES         NOTES
                      ------------                        ------------   -----------   -----------
J.P. Morgan Securities Inc. ............................  $228,000,000   $12,000,000   $22,500,000
Lehman Brothers Inc. ...................................   228,000,000    12,000,000    22,500,000
Morgan Stanley & Co. Incorporated.......................   228,000,000    12,000,000    22,500,000
Salomon Brothers Inc....................................   228,000,000    12,000,000    22,500,000
                                                          ------------   -----------   -----------
     Total..............................................  $912,000,000   $48,000,000   $90,000,000
                                                          ============   ===========   ===========



     The Underwriters propose to offer the Class A Notes in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less concessions not to exceed 0.12%, 0.28% and 0.325% of the respective Security Balance of the Class A-1, Class A-2 and Class A-3 Notes. The Underwriters may allow, and such dealers may reallow, concessions not to exceed 0.08%, 0.20% and 0.20% of the respective Security Balance of the Class A-1, Class A-2 and Class A-3 Notes, to certain brokers and dealers. After the Class A Notes are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.


     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise, affect the price of the Class A Notes. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase the Class A Notes in the open market to cover syndicate shorts or to stabilize the price of the Class A Notes. Any of these activities may stabilize or maintain the market price of the Class A Notes above independent market levels. The Underwriters are not required to engage in these activities, and if commenced, such activities may be discontinued at any time.

     The Seller and HFC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Seller by John W. Blenke, Vice President -- Corporate Law and Assistant Secretary of Household International, Inc., the parent company of HFC and the Seller, and by Katten Muchin & Zavis, Chicago, Illinois, special counsel to the Seller. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. As of the date of this Prospectus, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc.

                             ADDITIONAL INFORMATION

     Application will be made to list the Class A Notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the Class A Notes and copies of the respective constitutional documents of the Issuer will be lodged with the Chief Registrar of the District Court in Luxembourg ("Grettier en Chef du Tribunal d'Arrondissement de et a Luxembourg"), where such documents may be inspected and copies thereof obtained. The Issuer has undertaken to maintain a paying agent in Luxembourg so long as the Class A Notes are listed on the Luxembourg Stock Exchange.

     All consents, approvals, authorizations or other orders of all regulatory authorities required by the Issuer under applicable laws have been given for the issue of the Class A Notes and for the Issuer to undertake and perform its obligations under the Trust Agreement, the Indenture and the Class A Notes.

     The issuance of the Class A Notes has been authorized by a resolution of the Board of Directors of the Seller passed on October 30, 1997.

     The Issuer is not involved in any litigation, arbitration or administrative proceedings relating to claims or amounts which are material in the context of the issuance of the Class A Notes nor, to the best of its knowledge, are any such litigation, arbitration or administration proceedings pending or threatened.


     The Class A Notes have been accepted for clearance through Euroclear and Cedel with common codes of 8210438, 8210446 and 8210462, for the Class A-1, Class A-2 and Class A-3 Notes, respectively. The ISINs (International Securities Identification Numbers) for the Class A-1, Class A-2 and Class A-3 Notes are US441806AQ93, US441806AR76 and US441806AS59, respectively.


     So long as the Class A Notes are listed on the Luxembourg Stock Exchange, copies of the constitutional documents of the Issuer and copies of the Trust Agreement and the Indenture may be inspected at, or may be obtained from, the Luxembourg Paying Agent during business hours.

                             INDEX OF DEFINED TERMS

1934 Act....................................................             2
Accelerated Amortization Date...............................            11
Accelerated Principal Payment Amount........................        16, 64
Additional Balances.........................................             9
Additional Credit Lines.....................................            26
Adjusted Security Balance...................................            64
Administration Agreement....................................             6
Administrative Charges......................................            29
Administrative Receivables..................................             7
Administrator...............................................             6
Adverse Effect..............................................            53
Aggregate Additional Credit Lines...........................        26, 51
Allocation Percentage.......................................            43
Amortization Event..........................................        11, 67
Bankruptcy Code.............................................            24
Business Day................................................            62
Cedel.......................................................            17
Cedel Participants..........................................            73
Certificate Minimum Balance.................................            64
Certificate Rate............................................        13, 65
Certificate Targeted Balance................................            64
Certificateholders..........................................            19
Certificates................................................          1, 4
Class A Note Rate...........................................            12
Class A Notes...............................................      Cover, 4
Class A-1 Notes.............................................             4
Class A-2 Notes.............................................             4
Class A-3 Notes.............................................             4
Class A-1 Targeted Principal Balance........................            64
Class A-2 Targeted Principal Balance........................            64
Class A-3 Targeted Principal Balance........................            64
Class B Notes...............................................             4
Class B Targeted Principal Balance..........................            64
Closing Date................................................        13, 66
Code........................................................        19, 81
Collection Account..........................................        11, 55
Collection Period...........................................            11
Commission..................................................             2
Cooperative.................................................            74
Credit Limit................................................            29
Credit Line Agreement.......................................            35
Credit Lines................................................          1, 6
Cut-Off Date................................................             9
Cycle Dates.................................................            29
Defaulted Amount............................................         9, 56
Defaulted Credit Line.......................................         9, 57
Deposit Trust...............................................      1, 5, 48
Deposit Trustee.............................................         1, 49
Depositary..................................................            72
Depositaries................................................        17, 72
Determination Date..........................................        18, 62
Discount Percentage.........................................     8, 22, 54
Distribution Date...........................................            61
DTC.........................................................        2, A-1
Early Amortization Period...................................        11, 67

Eligible Account............................................            55
Eligible Credit Line........................................            27
Eligible Receivable.........................................            51
ERISA.......................................................        19, 84
ERISA Counsel...............................................            85
Euroclear...................................................            17
Euroclear Operator..........................................            74
Euroclear Participants......................................            74
Events of Default...........................................            68
Fiduciary...................................................            84
Final Payment Date..........................................            13
Finance Charge and Administrative Receivables...............             7
Finance Charge Receivables..................................             7
Fixed Allocation Percentage.................................            56
Fixed Rate Credit Line......................................            30
Floating Allocation Percentage..............................            56
Garn St. Germaine...........................................            80
Global Securities...........................................           A-1
HFC.........................................................             5
Holders.....................................................            18
Indenture...................................................          1, 4
Indenture Trustee...........................................          1, 4
Index Rate..................................................            30
indirect participants.......................................            73
Ineligible Receivables......................................            51
Initial Credit Lines........................................             7
Initial Cut-Off Date........................................             6
Initial Issuance Date.......................................             6
Initial Overcollateralization Amount........................        16, 66
Initial Overcollateralization Percentage....................        16, 66
Initial Receivables.........................................             7
Initial Series 1997-2 Participation Invested Amount.........     9, 43, 49
Insolvency Event............................................        23, 79
Interest Collections........................................        11, 55
Interest Period.............................................        13, 66
IRS.........................................................            81
Issuer......................................................          1, 4
Labor.......................................................            85
LIBOR.......................................................        12, 66
LIBOR Business Day..........................................            66
Loan Rate...................................................            30
Luxembourg Paying Agent.....................................            75
Margin......................................................            30
Minimum Monthly Payment.....................................            29
Minimum Principal Amount....................................            61
Minimum Security Balance....................................            64
Moody's.....................................................            55
Net Charge-Off..............................................            64
Net Principal Collections...................................    10, 43, 56
New Credit Lines............................................            26
Note Owners.................................................         2, 17
Note Rate...................................................        12, 65
Noteholders.................................................        18, 62
Notes.......................................................             1
Optimum Monthly Principal...................................            64
Overcollateralization Amount................................    16, 65, 67
Owner Trustee...............................................             1

Participants................................................            73
Participation Pass-Through Rate.............................        12, 61
Party in interest...........................................            84
Paying Agent................................................            68
Payment Account.............................................            62
Payment Date................................................     1, 12, 62
Personal Homeowner Credit Lines.............................            28
Personal Unsecured Credit Lines.............................            28
Plan........................................................        19, 84
Plan Asset Regulation.......................................            85
plan assets.................................................            85
Pool Balance................................................         9, 56
Pooling and Servicing Agreement.............................             5
Portfolio...................................................             6
Preferred Stock.............................................         5, 49
Prime Rate..................................................            61
Principal Balance...........................................         9, 56
Principal Collections.......................................        11, 56
Principal Discount..........................................             8
Principal Receivables.......................................             7
prohibited transaction......................................            84
PTCE........................................................            85
Rating Agency...............................................            24
Rating Agency Condition.....................................            26
Receivables.................................................             7
Receivables Purchase Agreement..............................             6
Recency Charge-off Policy...................................            31
Record Date.................................................        18, 62
Recoveries..................................................        32, 56
Reference Bank Rate.........................................            66
Removal Notice..............................................            54
Removed Credit Lines........................................             7
Replacement Notes...........................................            74
Reversals...................................................            65
Rules.......................................................            73
Security Balance............................................            65
Securityholders.............................................            58
Seller......................................................      1, 5, 53
Seller's Bankruptcy Initiatives.............................            49
Seller's Interest...........................................         5, 50
Seller's Trust Amount.......................................            52
Series......................................................             5
Series Enhancement..........................................            17
Series Participation Interest...............................             5
Series 1997-2 Cut-Off Date..................................             8
Series 1997-2 Participation.................................          1, 5
Series 1997-2 Participation Interest Distribution Amount....            12
Series 1997-2 Participation Invested Amount.................     9, 43, 50
Series 1997-2 Participation Principal Distribution Amount...        12, 50
Series 1997-2 Securities....................................             1
Series 1997-2 Supplement....................................            49
Servicer....................................................          1, 5
Servicer Credit Facility....................................            55
Servicer Defaults...........................................            58
Servicing Fee...............................................        18, 57
Servicing Guidelines........................................            31
Standard & Poor's...........................................            55

Subservicer.................................................             6
Supplemental Certificate....................................            53
Tax Counsel.................................................            81
Telerate Screen Page 3750...................................            66
Terms and Conditions........................................            74
Transfer Price..............................................            52
Trust Agreement.............................................          1, 4
Trust Assets................................................             5
UCC.........................................................            23
Underwriters................................................            86
Underwriting Agreement......................................            86
Variable Rate Credit Lines..................................            30
Window Period Loans.........................................            80

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Household Consumer Loan Asset Backed Notes, Series 1997-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset backed issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset backed securities issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be backed-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons and otherwise meet the conditions for receiving "portfolio interest" can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust subject to the primary jurisdiction of a U.S. court and having one or more U.S. fiduciaries with authority to control all substantial decisions. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                    ANNEX II

                PRIOR ISSUANCE OF SERIES PARTICIPATION INTERESTS

     The Deposit Trust has previously issued the four Series Participation Interests listed below. The table below sets forth the characteristics of each of these Participations. For more specific information with respect to these Series Participation Interests, prospective investors should contact the Servicer.

SERIES 1995-1 PARTICIPATION

Issuance Date: September 28, 1995
Initial Series 1995-1 Participation Invested Amount: $1,000,000,000 Minimum Participation Pass-Through Rate: Prime Rate, less 1.50%

SERIES 1996-1 PARTICIPATION

Issuance Date: March 26, 1996
Initial Series 1996-1 Participation Invested Amount: $840,000,000
Minimum Participation Pass-Through Rate: Prime Rate, less 1.50%

SERIES 1996-2 PARTICIPATION

Issuance Date: August 26, 1996
Initial Series 1996-2 Participation Invested Amount: $1,044,800,000 Minimum Participation Pass-Through Rate: Prime Rate, less 1.50%.

SERIES 1997-1 PARTICIPATION

Issuance Date: March 13, 1997
Initial Series 1997-1 Participation Invested Amount: $960,000,000
Minimum Participation Pass-Through Rate: Prime Rate, less 1.50%.

SERIES 1997-A PARTICIPATION

Issuance Date: June 25, 1997
Series 1997-A Participation Invested Amount: Up to a maximum of $1,234,568,000 Aggregate Participation Certificate Rate: Floating Rate

             ======================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, HFC OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER, HFC OR THE ISSUER SINCE SUCH DATE.

                          ---------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Available Information...................    2
Incorporation of Certain Documents by
  Reference.............................    2
Financial Information...................    2
Reports to the Noteholders..............    2
Table of Contents.......................    3
Prospectus Summary......................    4
Risk Factors............................   21
Deposit Trust Risk Factors..............   25
The Seller and Subservicers.............   27
The Servicer............................   27
Use of Proceeds.........................   28
The HFC Revolving Consumer Credit
  Lines.................................   28
The Revolving Consumer Credit Lines.....   35
The Series 1997-2 Participation.........   43
Maturity and Prepayment
  Considerations........................   44
Description of the Deposit Trust........   48
Description of the Securities...........   61
Description of the Receivables Purchase
  Agreement.............................   75
Certain Legal Aspects of the
  Receivables...........................   77
Certain Federal and State Income Tax
  Consequences..........................   81
ERISA Considerations....................   84
Underwriting............................   86
Legal Matters...........................   86
Additional Information..................   87
Index of Defined Terms..................   88
Global Clearance, Settlement and Tax
  Documentation Procedures..............  A-1

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ======================================================
             ======================================================

$912,000,000
CLASS A-1 NOTES

$48,000,000
CLASS A-2 NOTES

$90,000,000
CLASS A-3 NOTES

HOUSEHOLD CONSUMER
LOAN TRUST 1997-2

HOUSEHOLD CONSUMER LOAN
ASSET BACKED NOTES,
SERIES 1997-2

HOUSEHOLD FINANCE
CORPORATION
SERVICER
--------------------
PROSPECTUS

November 7, 1997

--------------------
J.P. MORGAN & CO.
LEHMAN BROTHERS
MORGAN STANLEY DEAN WITTER
SALOMON BROTHERS INC

             ======================================================